As filed with the Securities and Exchange Commission on July 24, 1997
                                                 Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
             Registration Statement Under the Securities Act of 1933

                                COMPSCRIPT, INC.
                 (Name of Small Business Issuer in its Charter)

    FLORIDA                               8741                   65-0506539
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number  Identification No.)

       1225 BROKEN SOUND PARKWAY, N.W. SUITE A, BOCA RATON, FLORIDA 33487
          (Address and telephone number of principal executive offices and principal place of business)

                            BRIAN A. KAHAN, PRESIDENT
                                COMPSCRIPT, INC.
                         1225 BROKEN SOUND PARKWAY, N.W.
                            BOCA RATON, FLORIDA 33487
                                 (561) 994-8585
            (Name, address and telephone number of agent for service)

                                   Copies to:
                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 EAST LAS OLAS BOULEVARD, SUITE 1900
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 763-1200

Approximate date of commencement proposed sale of the securities to the public:
As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each                               Proposed Maximum           Proposed Maximum
Class of Securities        Amount to        Offering Price Per         Aggregate Offering        Amount of
to be Registered           be Registered    Share                      Price                     Registration Fee(2)
Common Stock
(par value
$.0001 per  share)           662,341                 (1)                      (1)                $871.83

(1)      Not applicable.
(2) The registration fee was computed pursuant to Rule 457 under the Securities Act of 1933, as amended, based upon the market value of the Company's Common Stock as reported on NASDAQ on July 21, 1997.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                                COMPSCRIPT, INC.

                                  -------------

                  Cross Reference Sheet Required by Rule 404(a)

         S-4 Item No. and Caption                                               Caption or Location in Prospectus
A.       INFORMATION ABOUT THE
         TRANSACTION

 1.   Front of Registration Statement                                           Facing Page of Registration Statement;
      and Outside Front Cover of                                                Cross-Reference Sheet; Outside Front Cover
      Prospectus                                                                Page of Prospectus

 2.   Inside Front and Outside Back Cover                                       Inside Front and Outside Back Cover Pages
      Pages of Prospectus                                                       of Prospectus; Table of Contents; Available
                                                                                Information

 3.   Risk Factors, Ratio of Earnings                                           Prospectus Summary; Risk Factors; The
      to Fixed Charges and Other                                                Exchange Offer; The Company
      Information

 4.   Terms of the Transaction                                                  Prospectus Summary; The Exchange Offer;
                                                                                Certain Federal Income Tax Considerations;
                                                                                Comparison of Common Stock and Minority
                                                                                Interests

 5.   Pro Forma Financial Information                                           Prospectus Summary; Pro Forma Condensed
                                                                                Consolidated Financial Information

 6.   Material Contacts with the Company                                        Prospectus Summary; Risk Factors; The
                                                                                Exchange Offer; Management; Conflicts of
                                                                                Interest; Certain Transactions

 7.   Additional Information Required for                                                            *
      Reoffering by Persons and Parties
      Deemed to be Underwriters

 8.   Interests of Named Experts and                                                                 *
      Counsel

 9.   Disclosure of Commission Position                                                              *
      on Indemnification for Securities Act
      Liabilities



B.    INFORMATION ABOUT THE
      REGISTRANT

10.   Incorporation with Respect to S-3                                                                *
      Registrants

11.   Incorporation of Certain Information by
      Reference                                                                                        *

12.   Information with Respect to S-2 or S-3
      Registrants                                                                                      *

13.   Incorporation of Certain Information
      by Reference                                                                                     *

14.   Information with Respect to Registrants                                   Prospectus Summary; Risk Factors; The
      Other Than S-3 or S-2 Registrants                                         Exchange Offer; The Company; Recent
                                                                                Transactions; Dividends on and Market
                                                                                Prices of the Company's Common Stock;
                                                                                Pro Forma Condensed Consolidated
                                                                                Financial Information: Selected Consolidated
                                                                                Data; Management's Discussion and Analysis
                                                                                of Financial Condition and Results of
                                                                                Operations; Business; Management; Conflicts
                                                                                of Interest; Certain Transactions; Principal
                                                                                Stockholders; Description of Capital Stock

C.    INFORMATION ABOUT THE
      COMPANY BEING ACQUIRED

15.   Information with Respect to S-3                                                                  *
      Companies

16.   Information with Respect to S-2 or S-3                                                           *
      Companies

17.   Information with Respect to Companies                                     Prospectus Summary; Business
      Other than S-3 or S-2 Companies


D.    VOTING AND MANAGEMENT
      INFORMATION

18.   Information if Proxies, Consents or                                                              *
      Authorizations are to be Solicited

19.   Information if Proxies, Consents or                                       Risk Factors; Recent Transactions;
      Authorizations are not to be Solicited or                                 Management, Conflicts of Interest; Certain
      in an Exchange Offer                                                      Transactions; Principal Stockholders

-----------------

*     Not applicable or answer is in the negative.

    PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 24, 1997

                                COMPSCRIPT, INC.
      Up to 662,341 Shares-Exchange Offer of Common Stock, par value $.0001

         CompScript, Inc. (the "Company") is a Florida corporation that is a comprehensive provider of pharmacy management services.

         On the terms and conditions set forth in this Prospectus, the Company hereby offers to exchange (the "Exchange Offer") shares of its common stock, $.0001 par value per share ("Common Stock") for the outstanding minority equity interests (the "Minority Interests") in its 93% owned subsidiary CompScript-Boca, Inc. (the "Subsidiary"). The Exchange Offer is being made to enable each of the holders of the Minority Interests (a "Minority Holder" or "Offeree") to (i) acquire Common Stock of the Company on the same terms as the former shareholders of the Subsidiary who exchanged their shares in the April 1996 share exchange with the Company (formerly known as Capital Brands, Inc.) and (ii) diversify and increase the liquidity of their investments. See "The Exchange Offer - Purpose and Background of the Exchange Offer." Each Minority Holder will receive 3.898373 shares of Common Stock for each share of Subsidiary Common Stock (the "Exchange Value"). The Exchange Offer is being made for any and all Minority Interests and no minimum aggregate number of Minority Interests must be tendered for the Exchange Offer to be consummated. A Minority Holder must tender for exchange all of his or its Minority Interests if he or it tenders any. The Exchange Offer expires at 2:00 p.m., Fort Lauderdale, Florida time on ___________, 1997 (the "Expiration Date"). See "The Exchange Offer - Terms of the Exchange Offer; Exchange Period." Upon the consummation of the Exchange Offer, and assuming Offerees elect to receive Common Stock in exchange for all Minority Interests, the Company will own 100% of the outstanding equity interests of the Subsidiary. Each Minority Holder has the option of rejecting the Exchange Offer described in this Prospectus. In such event, each Minority Holder will continue to hold his or its Minority Interest with the same rights and obligations attendant thereto as existed prior to the Exchange Offer. See "Risk Factors - Effect of Exchange Offer on Nonparticipating Offerees" and "Comparison of Common Stock and Minority Interests." Offerees electing to participate in the Exchange Offer will become owners of Common Stock in the Company and will be subject to the risks attendant thereto. See "Risk Factors - Company Risks."

         The Common Stock is quoted on the Nasdaq Stock Market's SmallCap Market (the "Nasdaq SmallCap Market") under the Symbol "CPRX." On ___________, 1997, the last reported sales price of the Common Stock was $__________ per share. See "Dividends on and Market Prices of the Company's Common Stock."

         SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY MINORITY HOLDERS IN EVALUATING THE EXCHANGE OFFER, THE COMPANY AND ITS BUSINESS, SUCH AS THE FOLLOWING MATERIAL RISK FACTORS:

      \bullet\ THE COMPANY'S DETERMINATION OF THE EXCHANGE VALUES IS SUBJECTIVE AND THE COMPANY HAS NOT OBTAINED ANY FAIRNESS OPINION OR INDEPENDENT APPRAISAL RELATIVE TO THE EXCHANGE OFFER.

      \bullet\ THE COMPANY HAS NO OBJECTIVE BASIS FOR ITS BELIEF THAT THE EXCHANGE VALUE IS FAIR FROM A FINANCIAL POINT OF VIEW, AND THE BOARD OF DIRECTORS OR THE SUBSIDIARY HAS NOT MADE ANY FAIRNESS FINDINGS CONCERNING THE EXCHANGE VALUE.

      \bullet\ CERTAIN MEMBERS OF MANAGEMENT AND DIRECTORS OF THE COMPANY HAVE INHERENT CONFLICTS OF INTEREST IN ESTABLISHING THE EXCHANGE VALUE.

      \bullet\ THE BOARD OF THE COMPANY HAS NOT MADE A RECOMMENDATION CONCERNING THE EXCHANGE OFFER.

                              --------------------

         THE EXCHANGE OFFER WILL EXPIRE ON ___________, 1997, AT 2:00 P.M. FORT LAUDERDALE, FLORIDA

                 SEE "RISK FACTORS" COMMENCING ON PAGE __ BELOW
       FOR A DISCUSSION OF CERTAIN FACTORS THAT SHAREHOLDERS AND INVESTORS
               SHOULD CONSIDER WITH RESPECT TO THE EXCHANGE OFFER,
                          THE COMPANY AND ITS BUSINESS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS ______________, 1997

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COMPSCRIPT OR THE SUBSIDIARY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION ABOUT COMPSCRIPT OR THE SUBSIDIARY CONTAINED IN THIS PROSPECTUS SINCE THE DATE HEREOF.

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the Web site is (http://www.sec.gov). Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of The Nasdaq SmallCap Market at 1735 K Street, N.W., Washington, D.C. 20006. The Company has previously and intends to furnish its stockholders with annual reports containing audited financial statements and may distribute quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

This Prospectus, which constitutes part of a Registration Statement on Form S-4 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Act"), omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE CORPORATE SECRETARY, COMPSCRIPT, INC., 1225 BROKEN SOUND PARKWAY, N.W., BOCA RATON, FLORIDA 33487; TELEPHONE (561) 994-8585 TO WHICH THIS REQUEST IS TO BE DIRECTED. IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY A DATE FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH THE FINAL BUSINESS DECISION MUST BE MADE.


                                                 TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
PROSPECTUS SUMMARY.....................................................................................  1
       The Company.....................................................................................  1
       Risk Factors....................................................................................  2
       Comparison of Common Stock and Minority Interests...............................................  3
       Subsidiary......................................................................................  3
       The Exchange Offer..............................................................................  4
       Conflicts of Interest...........................................................................  7

RISK FACTORS...........................................................................................  7
       Exchange Offer Risks............................................................................  7
       Effect of Exchange Offer on Nonparticipating Offerees...........................................  9

THE EXCHANGE OFFER..................................................................................... 13
       Present Ownership of Subsidiary; Securities to be Exchanged..................................... 13
       Terms of the Exchange Offer..................................................................... 13
       Conflicts of Interest; Position of Each Subsidiary's Board of Directors with
          Respect to the Exchange Offer................................................................ 14
       Purpose and Background of the Exchange Offer.................................................... 14
       Calculation of Exchange Values.................................................................. 16
       How to Exchange................................................................................. 16
       Exchange Period................................................................................. 17
       Closing and Issuance of Stock................................................................... 17
       Withdrawal...................................................................................... 17
       Validity of Offeree's Acceptance of Exchange Offer.............................................. 17
       Revocability of Offeree's Acceptance of Exchange Offer.......................................... 18
       Accounting Treatment............................................................................ 18
       Tax Consequences................................................................................ 18
       Management and Operations of the Company After the Exchange..................................... 18
       Federal or Regulatory Approvals................................................................. 18
       Expenses and Fees............................................................................... 18

COMPARISON OF COMMON STOCK AND MINORITY INTERESTS...................................................... 19

COMPARISON OF SHAREHOLDER RIGHTS....................................................................... 20
       Annual Meetings................................................................................. 20
       Shareholder Meeting Procedures.................................................................. 21
       Record Dates.................................................................................... 21
       Directors....................................................................................... 22
       Amendment to Articles and Bylaws................................................................ 22
       Indemnification................................................................................. 23

                                                ii



                                                                                                       PAGE
                                                                                                       ----

INDEMNIFICATION AGAINST SECURITIES ACT LIABILITIES..................................................... 24

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.............................................................. 24
       No Rulings Received............................................................................. 24
       Subsidiary Organized as Corporation............................................................. 25

CAPITALIZATION......................................................................................... 25

DIVIDENDS ON AND MARKET PRICE FOR THE
 COMPANY'S COMMON STOCK................................................................................ 26

MANAGEMENT'S DISCUSSION AND ANALYSIS
 OR PLAN OF OPERATIONS................................................................................. 27
       General......................................................................................... 27
       Results of Operations........................................................................... 28
       Liquidity and Capital Resources................................................................. 32

THE BUSINESS........................................................................................... 34
       Products and Services........................................................................... 34
       Acquisition Strategy............................................................................ 40
       Suppliers....................................................................................... 41
       Competition..................................................................................... 42
       Government Regulation........................................................................... 43
       Pharmacy Benefits Management Regulation......................................................... 47
       Servicemarks and Trademarks..................................................................... 50
       Insurance....................................................................................... 51
       Employees....................................................................................... 51
       Product and Market Development.................................................................. 51
       Material/Supplies............................................................................... 51
       Inventories..................................................................................... 51
       Environmental Matters........................................................................... 52
       Description of Properties....................................................................... 52
       Legal Proceedings............................................................................... 52

MANAGEMENT............................................................................................. 52
       Executive Compensation.......................................................................... 54
       Option SAR Grants in Last Fiscal Year........................................................... 55
       Aggregated Fiscal Year Ended Option Value Table................................................. 56
       Stock Option Plan............................................................................... 56
       Security Ownership of Certain Beneficial Owners and Management.................................. 58

                                                iii


                                                                                                       PAGE
                                                                                                       ----
       Compliance with Section 16(a) of the Securities Exchange Act of 1934............................ 59
       Certain Relationships and Related Transactions.................................................. 60

CONFLICTS OF INTEREST.................................................................................. 60

DESCRIPTION OF COMPANY SECURITIES...................................................................... 61
       Common Stock.................................................................................... 61
       Transfer Agent and Registrar.................................................................... 61
       Preferred Stock................................................................................. 62

LEGAL MATTERS.......................................................................................... 62

EXPERTS................................................................................................ 62

INDEX TO FINANCIAL INFORMATION......................................................................... 63

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND MUST BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN TERMS USED IN THE SUMMARY AND ELSEWHERE IN THIS PROSPECTUS ARE USED AS DEFINED IN THE SUMMARY OR ELSEWHERE IN THIS PROSPECTUS.

THE COMPANY

         CompScript, Inc. ("CompScript" or the "Company") is a comprehensive provider of pharmacy management services equipped to both lower costs and improve the quality of care to its customers. The Company offers a broad range of pharmacy management services, including infusion therapy, consulting services, mail order, and pharmacy benefit claim administration to managed care networks, long term and subacute care facilities, home health patients, and recipients of managed care. The Company's proprietary pharmacy management capabilities combine sophisticated clinical tools with the latest technologies in databases and drug profiles. The Company's network of participating retail pharmacies, along with its electronic on-line adjudication system and a mail service dispensing facility, allow the Company to offer a fully integrated pharmacy benefit management program. The mailing address of the Company and its principal executive offices is 1225 Broken Sound Parkway, N.W., Boca Raton, Florida 33487; telephone number (561) 994-8585.

         On April 26, 1996, CompScript acquired approximately 93% of the outstanding common stock of CompScript-Boca, Inc. ("CompScript-Boca" or the "Subsidiary"), a privately-held provider of pharmacy management services, in exchange for issuance of 7,394,982 shares of the Company's common stock. As a result of this transaction, CompScript-Boca shareholders became the owners of approximately 80% of the Company's then outstanding common stock and assumed 100% control of the Company's Board of Directors. Accordingly, the acquisition has been treated for financial reporting purposes as a reverse acquisition. After completion of the transaction, the Company became the owner of approximately 93% of the outstanding common stock of Subsidiary and accordingly, recorded at the time of the transaction a minority interest in the acquired Subsidiary of $222,628, representing approximately 7% of the net assets of the acquired Subsidiary on the date of acquisition.

         Since May 1996, the Company has consummated four acquisitions of institutional pharmacy providers located in Mobile, Alabama (May 1996), Miami, Florida (January 1997), Metaire, Louisiana (February 1997) and Mentor, Ohio (March 1997) and one acquisition of a mail service dispensing pharmacy with its principal operations in Cleveland, Ohio (August 1996). See Item 1 "Description of Business Acquisition Strategy."

         CompScript presently operates 7 institutional pharmacies that serve long-term and subacute facilities in Florida, Alabama, Mississippi, Louisiana and Ohio.

RISK FACTORS

         Certain risks are associated with an Offeree's decision whether to participate in the Exchange Offer and with the ownership of Common Stock in the Company. These risks can generally be divided between risks associated with the Exchange Offer, risks to nonparticipating Offerees, and risks associated with the ownership of Company Common Stock. For a full discussion of factors to be considered by all Offerees. See "Risk Factors." The following risks are particular to the Exchange Offer.

      \bullet\ The determination of the Exchange Value has been based solely upon the same evaluation as the previous shareholders of the Subsidiary exchanged their shares in April 1996 and does not necessarily reflect the market value of the Subsidiary or Minority Interest. No fairness opinion or independent appraisal has been obtained with respect to the value of the Subsidiary or Minority Interest. Although the Company believes the Exchange Value is fair from a financial point of view, no objective basis exists for such belief.

      \bullet\ Certain members of management and directors of the Company have an inherent conflict of interest in establishing the Exchange Value of the Minority Interests as a result of their ownership interest in the Company, their involvement in the formation of the Subsidiary and their status as officers and directors of the Subsidiary. Accordingly, the making of the Exchange Offer and the determination of the Exchange Value involve conflicts of interest among the Company, its management and the management of the Subsidiary, on the one hand, and the Minority Holders, on the other hand. Neither the Board of the Company nor of the Subsidiary has made any recommendation concerning the Exchange Offer.

      \bullet\ Upon the consummation of the Exchange Offer, it is possible that a significant number of former Minority Holders will dispose of the shares of the Common Stock acquired in the Exchange Offer. Any such dispositions, if significant, could adversely affect the market price of the Common Stock.

      \bullet\ Although the Company anticipates that the Exchange Offer will constitute a nontaxable reorganization pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), no assurances can be given in this regard. See "Certain Federal Income Tax Considerations." The Company is not seeking any ruling from the IRS or any legal opinion regarding the Exchange Offer. See "Certain Federal Income Tax Considerations."

      \bullet\ Because the decision of a Minority Holder to participate in the Exchange Offer is voluntary, no Minority Holder will be required to vote or will be entitled to exercise any dissenter's or appraisal rights in connection with the Exchange Offer. Any Minority Holder not electing to participate in the Exchange Offer will retain such holder's Minority Interest in the Subsidiary.

      \bullet\ Offerees who do not elect to participate in the Exchange Offer will continue to own their respective interest in the Subsidiary, with the same rights, obligations and interests as they have at present. The risks associated with the ownership of a Minority Interest generally will not be affected by the Exchange Offer.

      \bullet\ The Company could merge the Subsidiary into either the Company or another subsidiary of the Company, to acquire the Minority Interest of any Nonparticipating Offeree, or to liquidate the Subsidiary. In such event, the consideration proposed in any such transaction could be more or less than the applicable Exchange Value of the Common Stock being offered for such Minority Interests in the Exchange Offer.

         The following risks are associated with the ownership of Common Stock in the Company.

      \bullet\ The growth of the Company's business may require additional investment to finance its operations and development. These activities may be financed in whole or in part directly by the Company or its existing or future subsidiaries, through debt or equity financings, or other arrangements. Failure to obtain any required additional financing could adversely affect the growth of the Company.

      \bullet\ The pharmacy management business is highly competitive. Many actual and potential competitors have greater financial, marketing and other resources than the Company. No assurance can be given that the Company will compete successfully.

COMPARISON OF COMMON STOCK AND MINORITY INTERESTS

         Each Offeree accepting the Exchange Offer will receive shares of Common Stock in exchange for his or its Minority Interest. Substantial differences exist between the Common Stock and the Minority Interests including the following: the Common Stock will be freely tradable on the Nasdaq SmallCap Market while no trading market exists for the Minority Interests; the Common Stock represents an equity interest in a larger entity while each Minority Interest represents an equity interest in a single entity; Offerees participating in the exchange will be unable to control any material corporate decisions affecting the Company; and each Offeree's percentage ownership in the Subsidiary will be greater than the Offeree's percentage ownership in the Company following the exchange. See "Comparison of Common Stock and Minority Interests."

SUBSIDIARY

         The Subsidiary is a Florida corporation and a 93% owned subsidiary of the Company, organized to provide institutional pharmacy and pharmacy benefit management services. The Exchange Offer is being made to Minority Holders that own equity interests in the Subsidiary. The Company determined the Exchange Value for each Minority Interest on the same terms and conditions as former shareholders of the Subsidiary that exchanged their shares for shares in the Company in April 1996. Certain members of Company management and certain members of its board of directors have an inherent conflict of interest in establishing the Exchange Value for the Subsidiary. See "Risk Factors - Exchange Offer - Subjective Valuation of Minority Interests; Lack of Fairness Opinion or Independent Appraisal; Certain Conflicts in Establishing the Exchange Value; The Exchange Offer - Position of Subsidiary, Board of Directors with Respect to the Exchange Offer and Conflicts of Interest." The Company has neither sought nor obtained any appraisals or fairness opinions regarding the valuation of the Subsidiary, nor conducted any detailed quantitative analysis to determine the value of any Subsidiary. The Company believes that the Exchange Value and the valuation of the Subsidiary is fair from a financial point of view. However, no objective basis exists for such belief. Rather the Company considered various subjective factors. In addition, the Company did not undertake to perform any detailed quantitative analysis, review in detail any independent measurements of value, such as comparable Company valuations, multiples of book value analysis or discounted cash flow analysis or review in detail other alternatives to the Exchange Offer. The Board of Directors of the Company is not making a recommendation concerning the Exchange Offer. Therefore the determination of the Exchange Value is highly subjective and the determination by the Company of the fairness thereof has been made without objective basis. See "The Exchange Offer - Calculation of Exchange Values; Risk Factors - Exchange Offer Risks - Subjective Valuation of the Minority Interests; Lack of Fairness Opinion or Independent Appraisal; Certain Conflicts in Establishing the Exchange Values." The Company's existing business plan for the Subsidiary is not expected to change materially if Minority Holders of the Subsidiary determine not to participate in the Exchange.

THE EXCHANGE OFFER
Securities to be Exchanged                  The Exchange Offer is an offer to exchange up to an
                                            aggregate of 662,341 shares of Common Stock in exchange
                                            for Minority Interests in the Subsidiary, in which the
                                            Company owns approximately 93% of the outstanding equity
                                            interests.  See "Exchange Offer - Securities to be
                                            Exchanged."

Terms of the Exchange Offer                3.898373 shares of Common Stock will be issued for each
                                           one share of Subsidiary Common Stock exchange.  No
                                           fractional shares will be issued.  Any fractional shares will be rounded (upward) to the nearest whole share.  See
                                           "Exchange Offer - Terms of the Exchange Offer."  Neither
                                           holders of equity interests in the Company nor the
                                           Subsidiary are required to vote in connection with the
                                           Exchange Offer.  Because each Minority Holder's
                                           participation in the Exchange Offer is voluntary, Minority
                                           Holders will not be entitled to exercise any dissenter's or appraisal rights in connection with the Exchange Offer.

                                        4


Purpose and Background of the              The Company anticipates achieving certain benefits from the
     Exchange Offer                        simplification of its corporate structure, such as (i) enabling the Company to more clearly present its operations to prospective investors and lenders, and (ii) reducing certain administrative burdens. See "The Exchange Offer - Purchase and Background of the
                                           Exchange Offer." Offerees electing to participate in the Exchange
                                           Offer are also subject to certain risks. The Company believes that by offering Minority Holders the opportunity to exchange their
                                           Minority Interests in the Subsidiary for Company Common Stock,
                                           Minority Holders will be able to diversify their investment across numerous geographic markets and increase the liquidity of their investment. See "The Exchange Offer Purpose and
                                           Background of the Exchange Offer." Offerees who do not elect to participate in the Exchange Offer will continue to hold their respective Minority Interests with all risks attendant thereto. See "Risk Factors - Effect of Exchange Offer in
                                           Nonparticipating Offerees."

Calculation of Exchange Value              The Exchange Value for the Minority Interests was determined by management of the Company based upon the same
                                           exchange ratio as the former shareholders of the Subsidiary exchanged their shares with the Company in April 1996.
                                           The Company has neither sought nor obtained any appraisals or fairness opinions regarding the valuation of the
                                           Subsidiary, nor conducted any detailed quantitative analysis in determining the value of the Subsidiary.  The Company
                                           believes that the Exchange Value and the valuation of the
                                           Subsidiary are fair from a financial point of view.  However, no objective basis exists for such belief.  Rather, the
                                           Company considered various subjective factors.  In addition, the Company did not (i) undertake to perform any detailed
                                           quantitative analysis (ii) review in detail other independent measurements of value, such as comparable company
                                           valuations, multiples of book value analyses or discounted cash flow analyses, (iii) solicit offers for the purchase of the assets of any Subsidiary, or (iv) review in detail other
                                           alternatives to the Exchange Offer.  Neither the Board of the
                                           Company nor the Subsidiary is making any recommendation
                                           concerning the Exchange Offer.  Therefore, the
                                           determination of the Exchange Value is highly subjective and the determination by the Company of the fairness thereof has been made without objective basis.  See "The Exchange
                                           Offer - Calculation of Exchange Values;" "Risk Factors -

                                        5


                                           Exchange Offer Risks - Subjective Valuation of the Minority
                                           Interests; Lack of Fairness Opinion or Independent
                                           Appraisal; Certain Conflicts in Establishing the Exchange
                                           Values."

How to Exchange                            Each Offeree accepting the Exchange Offer must complete
                                           and execute the Letter of Transmittal which accompanies this
                                           Prospectus and return such letter, along with the certificates
                                           (or a certification of lost certificates) representing the
                                           Minority Interest to the Company on or before the Expiration
                                           Date.  See "The Exchange Offer - How to Exchange."

Expenses and Fees                          All expenses of the Exchange Offer, estimated to be
                                           approximately $75,000 will be paid by the Company.
                                           Officers and employees of the Company will be reimbursed
                                           for out-of-pocket expenses but will not receive any
                                           compensation or commission in connection with the
                                           Exchange Offer.  See "The Exchange Offer - Expenses and
                                           Fees."

Exchange Period                            The Exchange Offer will expire on __________, 1997.  See
                                           "The Exchange Offer - Exchange Period."

Closing and Issuance of Stock              The "Closing Date" will not be later than 5 days following the Expiration Date.  Stock certificates for the Common
                                           Stock will be issued as soon as practicable after the Closing
                                           Date.  See "The Exchange Offer - Closing and Issuance of
                                           Stock."

Withdrawal                                 The Company reserves the right at any time to withdraw the
                                           Exchange Offer on or after the date of this Prospectus if, in its sole judgment, certain events affecting the Company, the
                                           Subsidiary, the Exchange Offer or the financial markets have occurred.  The Company reserves the absolute right at any
                                           time to reject any or all tenders of Minority Interests.  If the
                                           Exchange Offer is not consummated, all offers to accept the
                                           Exchange Offer shall be void and no shares of Common
                                           Stock will be issued pursuant to that Exchange Offer.  See
                                           "The Exchange Offer - Withdrawal."

Tax Aspects                                The Company anticipates that the exchange of Minority Interests in the corporate Subsidiary for Common Stock will be eligible for treatment as a nontaxable reorganization pursuant to the Code. However, the
                                           Company is not seeking

                                        6


                                           any ruling from the Internal Revenue Service ("IRS") or
                                           obtaining any legal opinion regarding the tax effects of the
                                           Exchange Offer.  Each Minority Holder should consult his
                                           or its own tax or legal advisor regarding the particular tax consequences to him or it of the Exchange Offer.  See
                                           "Certain Federal Income Tax Considerations."

Risk Factors                               Offerees should consider all information in this Prospectus before tendering their Minority Interests for Common Stock. In particular,
                                           Offerees should consider the factors set forth herein under "Risk
                                           Factors."

Nonparticipating Offerees                  Nonparticipating Offerees will retain the same rights,
                                           obligations and interests which they presently have with
                                           respect to their ownership of the Minority Interests in the
                                           Subsidiaries.  See "Risk Factors - Effect of Exchange Offer
                                           on Nonparticipating Offerees."

CONFLICTS OF INTEREST

         Certain members of management and directors of the Company have an inherent conflict of interest in establishing the Exchange Value of the Minority Interests arising from their ownership interest in the Company; their involvement in the formation of the Subsidiary and their status as officers and directors of the Subsidiary. See "Risk Factors - Exchange Offer Risks Subjective Valuation of Minority Interests; Lack of Fairness Opinion or Independent Appraisal;" "The Exchange Offer - Position of Each Subsidiary's Board of Directors or Managers with Respect to the Exchange Offer" and "Conflicts of Interest."

                                  RISK FACTORS

EXCHANGE OFFER RISKS

         SUBJECTIVE VALUATION OF MINORITY INTERESTS; LACK OF FAIRNESS OPINION OR INDEPENDENT APPRAISAL. The determination of the Exchange Value has been based upon the same ratio as the former shareholders of the Subsidiary exchanged their shares in April 1996 with the Company and does not necessarily reflect the market value of any Subsidiary or Minority Interest. No fairness opinion or independent appraisal has been obtained with respect to the value of the Subsidiary or Minority Interest. Other valuations of the Minority Interest may be equally fair and reasonable but yield materially different values. Although the Company believes that the Exchange Value and the valuation of the Subsidiary are fair from a financial point of view, no objective basis exists for such belief. The Company did not (i) undertake to perform any detailed quantitative analysis, (ii) review in detail other independent measurements of value, such as comparable company valuations, multiples of book value analyses or discounted cash flow analyses, or (iii) review in detail other alternatives to the Exchange Offer except the merger of the Subsidiary into the Company or a wholly-owned subsidiary thereof, on the same terms thereof. The Board of the Company is not making any recommendation concerning the Exchange Offer. Therefore, the determination of the Exchange Value is highly subjective and the determination by the Company of the fairness thereof has been made without any objective basis. See "The Exchange Offer - Calculation of Exchange Values."

         CERTAIN CONFLICTS IN ESTABLISHING THE EXCHANGE VALUE. Certain members of management and directors of the Company have an inherent conflict of interest in establishing the Exchange Value of the Minority Interests as a result of their ownership interest in the Company, their involvement in the formation of the Subsidiary and their status as officers and directors of the Subsidiary. Accordingly, the making of the Exchange Offer and the determination of the Exchange Value involve conflicts of interest among the Company, its management and the management of the Subsidiary, on the one hand, and the Minority Holders, on the other hand. Neither the Board of the Company nor the Board of any Subsidiary is making any recommendation with respect to the Exchange Offer. See "Conflicts of Interests."

         POSSIBLE VOLATILITY OF STOCK PRICE. Upon the consummation of the Exchange Offer, it is possible that a significant number of former Minority Holders will dispose of the shares of the Common Stock acquired in the Exchange Offer. Any such dispositions, if significant, could adversely affect the market price of the Common Stock. In any event, the market price of the Common Stock could be subject to wide fluctuations in response to quarterly variations in the Company's results of operations, changes in earnings estimates by analysts, conditions in the pharmacy benefit management industry or general market or economic conditions. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many emerging growth companies, often unrelated to the operating performance of the specific companies. Such market fluctuations could adversely affect the market price for the Common Stock. See "Dividends on and Market Price for the Company's Common Stock."

         ABSENCE OF VOTING, DISSENTER'S OR APPRAISAL RIGHTS. Because the decision of a Minority Holder to participate in the Exchange Offer is voluntary, no Minority Holder will be required to vote or will be entitled to exercise any dissenter's or appraisal rights in connection with the Exchange Offer. Any Minority Holder not electing to participate in the Exchange Offer will retain such holder's Minority Interest in the applicable Subsidiary.

         POSSIBLE TAXABLE STATUS OF EXCHANGE OFFER; OTHER TAX ISSUES. Although the Company anticipates that the Exchange Offer will constitute a nontaxable reorganization pursuant to the Code, no assurances can be given in this regard. See "Certain Federal Income Tax Considerations." The Company is not seeking any ruling from the IRS or any legal opinion regarding the Exchange Offer. See "Certain Federal Income Tax Considerations." The tax consequences of the Exchange Offer may differ for various Minority Holders, and each Minority Holder should consult with his or its own tax advisor regarding the tax effects of the Exchange Offer. See "The Exchange Offer - Tax Consequences" and "Certain Federal Income Tax Considerations."

EFFECT OF EXCHANGE OFFER ON NONPARTICIPATING OFFEREES

         GENERAL. The Subsidiary is a separate and distinct legal entity. Offerees who do not elect to participate in the Exchange Offer will continue to own their respective interest in the Subsidiary with the same rights, obligations and interests as they have at present. The risks associated with the ownership of a Minority Interest generally will not be affected by the Exchange Offer.

         LACK OF MARKET; RISKS TO MINORITY HOLDERS IN CERTAIN CORPORATE TRANSACTIONS. There is not presently, nor is there expected to be, any market for the stock or interests in the Subsidiary. Although the Company has no present intention to merge any Subsidiary into the Company or another subsidiary of the Company, to acquire the Minority Interest of any nonparticipating Offeree, there can be no assurance that such events will not occur. In such event, the consideration proposed in any such transaction could have a value more or less than the applicable Exchange Value of the Common stock being offered for such Minority Interests in the Exchange Offer. If such consideration has a lesser value, nonexchanging Minority Holders would have received a lesser benefit than Minority Holders who exchanged their Minority Interests in the Exchange Offer. In addition, any such subsequent attempts by the Company to acquire Minority Interests following the Exchange Offer would not necessarily have to be extended to all or be extended to nonexchanging Minority Holders and therefore the nonexchanging Minority Holders may not receive any offer of such consideration, whether of lesser or greater value than in the current Exchange Offer described herein. If the Subsidiary should be merged into the Company, the holders of interests in the Subsidiary would receive the consideration offered in the merger unless they dissent from the merger, in which case such holders may be entitled, with respect to the valuation of their shares of interests, to appraisal rights as provided for under the corporate laws of the state of organization of the Subsidiary, provided they perfect their dissenter's rights, if any, pursuant to the terms of the relevant state statute. In such case, nonparticipating Minority Holders could receive consideration for their Minority Interests which is more or less than the Exchange Value of the Common Stock offered hereby. Minority Holders should contact their own legal and tax advisers regarding their rights as minority holders under applicable state laws upon a merger, short-form merger, or liquidation of the Subsidiary.

         COMPANY IMPACT OF ACQUISITIONS. In accordance with its strategy for growth, the Company is presently engaged in an expansion program which incorporates an active acquisition program in the long-term care pharmacy industry. For the years ended December 31, 1995 and 1996, a significant amount of the growth in the Company's revenues resulted from acquisitions. The success of the Company's acquisition program and of its underlying growth strategy will depend, among other things, on the continued availability of suitable acquisition candidates. Many of the Company competitors have greater financial and other resources than the Company and are often willing to pay higher prices for acquisitions. Competition for certain acquisition targets is intense. There can be no assurance as to the Company's ability to compete or pay for acquisitions, or that the Company will be able to complete any acquisitions on favorable terms, or at all, in the future.

         As a consequence of recent acquisitions, the Company has grown significantly in size and has broadened the geographic area in which it operates. Any acquisition involves inherent uncertainties, such as the effect on the acquired businesses of integration into a larger organization and the availability of management resources to oversee the operations of the acquired business. The Company's ability to integrate the operations of acquired companies is essential to its future success. Even though an acquired business may have enjoyed excellent profitability and growth as an independent company prior to the acquisition, there can be no assurance that such profitability and growth would continue thereafter. There can be no assurance as to the Company's ability to integrate new businesses nor as to its success in managing the significantly larger operations resulting therefrom.

         CAPITAL REQUIREMENTS RELATING TO GROWTH STRATEGY. To take advantage of the consolidation trend in the institutional pharmacy industry and to expand the geographic area in which it operates, the Company's strategy includes growth through acquisitions. This strategy may require significant capital resources. Capital is needed not only for acquisitions, but also for the effective integration, operation and expansion of such businesses. The Company believes that its bank credit facility is adequate to support its capital requirements, although large acquisitions may require funds exceeding the capacity of the facility. There can be no assurance that acceptable financing for future acquisitions or for the integration, expansion and operation of existing businesses can be obtained. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

         DECREASE IN NUMBER OF LONG-TERM CARE COMPANIES. The current trend in the long-term care market is to consolidate facilities. Additionally, certain operators of long-term care facilities have been acquiring their own companies to provide pharmacy products and services, rather than obtaining such products and services from independent providers like the Company. Both of these trends may adversely affect the Company by decreasing the number of customers for whom the Company can effectively compete.

         REGULATION AND REIMBURSEMENT. The Company's pharmacy business is subject to federal, state and local regulations, and its pharmacies are required to be licensed in the states in which they are located. The failure to obtain or renew any required regulatory approvals or licenses could adversely affect the continued operation of the Company's business. In addition, the long-term care facilities that contract for the services of the Company are also subject to federal, state and local regulations and are required to be licensed in the states in which they are located. The failure by these institutions to comply with such regulations or to obtain or renew any required licenses could result in the loss of the Company's ability to provide pharmacy services to these long-term facilities' residents. The Company is also subject to federal and state laws that prohibit certain direct and indirect payments between health care providers that are intended, among other things, to induce or encourage the referral of residents to, or the recommendation of, a particular provider of items or services. Violation of these laws can result in loss of licensure, civil and criminal penalties and exclusion from the Medicare and Medicaid programs.

         UNCERTAINTY DUE TO PROPOSED CHANGES IN NATIONAL AND STATE HEALTH CARE POLICIES. The Clinton administration and members of Congress have proposed reforms to the system of health care delivery in the United States. None of these proposals have been adopted. The process by which the administration or Congress will pursue additional or modified proposals for national health care reform and the precise nature of any such proposals are unclear at this time. In addition, several states are considering various health care reforms, including reforms through Medicaid managed care demonstration projects. Several states in which the Company operates have applied for, or received, approval from the U.S. Department of Health and Human Services ("HHS") for waivers from certain Medicaid requirements, which are generally required for such managed care projects. Although these demonstration projects generally exempt institutional care, including long-term care facilities and institutional pharmacy services, no assurance can be given that these waiver projects ultimately will not change the reimbursement system for long-term care, including pharmacy services, from fee-for-service to managed care negotiated or capitated rates. It is not possible to predict what reforms of the health care system will be adopted and the effect, if any, such reforms may have on the Company's business. See "Business Reimbursement and Billing" and "Business - Government Regulation."

         RISK OF PROFESSIONAL LIABILITY; AVAILABILITY OF INSURANCE. The Company's business exposes it to risks that are inherent in the packaging and distribution of pharmaceuticals and the provision of ancillary services. The Company currently maintains professional liability and errors and omissions insurance. There can be no assurance that the coverage limits of such insurance will be adequate to protect the Company against future claims. In addition, there can be no assurance that the Company will be able to maintain professional liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities.

         COMPETITION. The Long-Term Care industry is highly fragmented but experiencing significant consolidation. There are a large number of small companies offering long-term care pharmacy services. Most of these are smaller than the Company. By its nature, the long-term care pharmacy business is highly regionalized and, within a given geographic region of operations, highly competitive. In the geographic regions it serves, the Company competes with numerous local retail pharmacies, local and regional institutional pharmacies and pharmacies owned by long-term care facilities. The Company competes in this market on the basis of quality, cost-effectiveness and the increasingly comprehensive and specialized nature of its services along with the clinical expertise, pharmaceutical technology and professional support it offers. In its program of acquiring institutional pharmacy providers, the Company competes with several other companies with similar acquisition strategies, some of which have greater resources than the Company. No individual customer or market group is critical to the total sales of the Company's long-term care pharmacy business.

         The Company believes that the primary competitive factors in each of its businesses are price, quality of service and breadth of available services. The Company also believes that its larger competitors offer limited core pharmacy management services that lack the depth and breadth of diversification offered by the Company, and that most of the Company's small competitors offer even more limited services with greater financial limitations. The Company considers its principal competitive advantages to be independence from nursing home owner/operators and drug manufacturers, strong managed care knowledge, and experience which supports the development of advanced services, and its commitment to providing flexible and distinctive service to its customers.

         There are a large number of companies offering pharmacy benefit management services in the U.S. Most of these companies are smaller than the Company and offer their services on a local or regional basis. As a full service, national pharmacy benefits manager, the Company competes with a number of larger, national companies, as well as numerous insurance and Blue Cross/Blue Shield plans, certain HMOs and retail drug chains which have their own pharmacy benefit management capabilities. Many of these larger companies have greater financial and marketing resources than the Company.

         Consolidation is a critical factor in the pharmaceutical industry generally. Horizontal and vertical merger and acquisition activity in the manufacturing segment has been robust, with significant resultant movements in market share. Competitors that are owned by nursing home owners/operators and manufacturers may have pricing advantages that are unavailable to the Company and other independent companies. With respect to infusion therapy services, the Company competes with a number of large national companies.

         CONTROL OF THE COMPANY. Upon completion of the Exchange Offer, the directors and executive officers of the Company and their affiliates collectively will own approximately 35.3% of the outstanding beneficial voting power of the Company. As a result, these stockholders will be able to exercise significant influence over matters requiring stockholder approval, including the election of Directors and the approval of significant corporate transactions. Such concentration of ownership may have the effect of delaying or preventing a change in control of the Company. See "Principals and Selling Stockholders" and "Description of Capital Stock."

         MATERIAL DEPENDENCE ON EXECUTIVE OFFICERS; KEY PERSONNEL. The Company is materially dependent on the efforts and abilities of Brian A. Kahan, its President, Chief Executive Officer, and a Director. In August 1996, the Company entered into an employment agreement with Mr. Kahan for an initial term of 5 years, which may be extended for up to 3 additional one year terms. The loss of the services of Mr. Kahan could have a material adverse effect upon the Company's business and future prospects. The Company does not maintain any key-man life insurance on the life of Mr. Kahan. See "Management".

         DIVIDEND POLICY. CompScript has never declared or paid cash dividends on its Common Stock and the Company does not currently intend to declare or pay cash dividends on its Common Stock in the foreseeable future.

         THE COMPANY'S BUSINESS. The discussion of the Company's business incorporates management's current best estimate and analysis of the potential market, opportunities and difficulties that face the Company. There can be no assurances that the underlying assumptions accurately reflect the Company's opportunities and potential for success. Competitive and economic forces on marketing, distribution and pricing of the Company's services make forecasting of sales, revenues and costs extremely difficult and unpredictable. See "Business."

         ANTI-TAKEOVER PROVISIONS. Certain provisions of the Company's Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt of the Company, which include when and by whom special meetings of the Company may be called. In addition, certain provisions of the Florida Business Corporation Act ("FBCA") also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders. Additionally, the Company's Articles of Incorporation, Bylaws, and Florida law, authorize the Company to indemnify its directors, officers, employees and agents and limit the personal liability of corporate directors for monetary damages, except in certain instances. See "Description of Securities." Furthermore, the Board of Directors has the authority to issue up to 1,000,000 shares of the Company's preferred stock and to fix the dividend, liquidation, conversion, redemption and other rights, preferences and limitations of such shares, without any further vote or action of the shareholders. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or the rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

                               THE EXCHANGE OFFER

PRESENT OWNERSHIP OF SUBSIDIARY; SECURITIES TO BE EXCHANGED

         The Company hereby offers to exchange its Common Stock for the outstanding equity interests in the Subsidiary of which the Company owns approximately 93% of the outstanding equity interests. After the Exchange Offer, assuming that all Minority Interests are tendered and accepted for exchange, the Subsidiary will be a wholly-owned subsidiary of Company.

TERMS OF THE EXCHANGE OFFER

         The Company is offering, subject to the terms and conditions set forth herein, 3.898373 shares of its Common Stock for each one share of Subsidiary Common Stock. There can be no assurance that the Exchange Offer will qualify as a nontaxable reorganization with respect to the Subsidiary. See "The Exchange Offer - Tax Consequences." and "Certain Federal Income Tax Considerations." The Consequences" and "Certain Federal Income Tax Considerations." The Exchange Offer will expire at 2:00 p.m. on __________, 1997. See "The Exchange Offer Exchange Period." No fractional shares will be issued by the Company. If the proposed Exchange Offer would result in a fractional share being issued to any Offeree, the number of shares of Common Stock to be issued to such Offeree will be rounded (upward) to the nearest whole share.

CONFLICTS OF INTEREST; POSITION OF EACH SUBSIDIARY'S BOARD OF DIRECTORS WITH RESPECT TO THE EXCHANGE OFFER

         Brian A. Kahan, a principal shareholder, President and Chief Executive Officer, Chairman of the Board of the Company and Robert J. Gardner, Vice President and Director, serve on the Board of Directors of the Subsidiary and constitute the entire Board of Directors. As members of the Board of Directors of the Company and the Board of the Subsidiary, Messrs. Kahan and Gardner have fiduciary obligations to the members and shareholders of the Company and each Minority Holder of the Subsidiary resulting in a conflict of interest which precludes their ability to make recommendations concerning the Exchange Offer. Therefore, the Board of Directors of the Subsidiary will decline to make any recommendation regarding the Exchange Offer. The Board of Directors of the Subsidiary has not made any determination of the fairness of the Exchange Value or valuation of the Subsidiary from a financial point of view. However, Messrs. Kahan and Gardner, in their capacities as members of the Board of Directors of the Company, did participate in the Company's determination that the Exchange Value is fair from a financial point of view, although the Company has no objective basis for such belief. The Company has not retained a separate advisor to act on behalf of the Minority Holders based upon (i) the preexisting relationship of a majority of the Minority Holders with the Company and its management, (ii) the estimated cost and time required for a separate advisor to become fully informed with respect to the Subsidiary and the Company, (iii) the consensual nature of the Exchange Offer, and (iv) the likely limitations on the effectiveness of an independent advisor given the difficulties in valuing the Subsidiary.

PURPOSE AND BACKGROUND OF THE EXCHANGE OFFER

         POTENTIAL BENEFITS TO THE COMPANY. The Company believes that the simplification of its organizational structure will enable the Company to more clearly present its operations to prospective investors and lenders, thereby enhancing the Company's ability to obtain capital to develop and expand the markets it serves. See "Risk Factors - Company Risks - Need for Additional Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." In addition, the Company expects to realize administrative efficiencies in its operation of each Subsidiary arising from the elimination of certain accounting and reporting requirements associated with the Minority Interests.

         POTENTIAL BENEFITS TO MINORITY HOLDERS. The Company also believes that the Exchange Offer provides a means by which Minority Holders may transform an investment in the Subsidiary to a freely tradeable investment in a publicly traded company. The proposed Exchange Offer affords the Minority Holders the opportunity to increase the liquidity of their investment and to diversify the risk associated with their investment. Upon the consummation of the Exchange Offer, an existing Minority Holder will be subject to all risks associated with the ownership of an equity interest in the Company. See "Risk Factors - Company Risks." Upon the consummation of the Exchange Offer (assuming all the Minority Interests are tendered and accepted), the Subsidiary will be a wholly-owned subsidiary of the Company.

         NO RECOMMENDATION OF COMPANY. Because of (i) conflicts of interest between the Company and the Subsidiary arising in connection with the determination of the Exchange Value for the Minority Interests and the common directors and management of the Company and each Subsidiary, and (ii) the voluntary nature of the Exchange Offer, the Company has declined to make any recommendations regarding whether the Minority Holders should accept the Exchange Offer. Minority Holders electing not to participate in the Exchange Offer will continue to own their respective Minority Interests in the Subsidiary.

         SUBJECTIVE VALUATION OF MINORITY INTERESTS; FAIRNESS DETERMINATION BY COMPANY; LACK OF FAIRNESS OPINION AND INDEPENDENT APPRAISAL. The Company believes that the Exchange Value attributable to each Minority Interest is fair from the financial point of view. See "The Exchange Offer - Calculation of Exchange Values." The Board of Directors of the Subsidiary has not made any independent determination of the fairness of the Exchange Values or valuation of the Subsidiaries from a financial point of view. However, Messrs. Kahan and Gardner, in their capacities as members of the Board of Directors of the Company, did participate in the Company's determination that the Exchange Value is fair from financial point of view, although the Company has no objective basis for such belief. See "The Exchange Offer - Conflicts of Interest; Position of Subsidiary's Board of Directors with Respect to the Exchange Offer." Rather, the Company considered a number of subjective factors. No independent appraisal or fairness opinion has been obtained regarding the Subsidiary, and therefore the value in determining the Exchange Value of each Minority Interest is subjective and has been made without any objective basis. See "Risk Factors - Exchange Offer Risks - Subjective Valuation of Minority Interest; Lack of Fairness Opinion or Independent Appraisal; Certain Conflicts in Establishing the Exchange Values" and "The Exchange Offer - Calculation of Exchange Values."

         NO OTHER ALTERNATIVES CONSIDERED. In determining the Exchange Values, the Company did not (i) undertake to perform any detailed quantitative analysis,
(ii) review in detail other independent measurements of value such as comparable company valuations, multiples of book value analyses or discounted cash flow analyses, or (iii) review in detail other alternatives to the Exchange Offer. The pursuit of any such alternatives to the Exchange Offer might ultimately have resulted in Minority Holders receiving consideration for their Minority Interests having a value more or less than the Exchange Value of the Common Stock being offered for such Minority Interests in the Exchange Offer. Because of the voluntary nature of the Exchange Offer, the Company's existing business plan for the Subsidiary is not expected to change materially if Minority Holders of the Subsidiary determine not to participate in the exchange. See "Risk Factors - Effect of Exchange Offer on Nonparticipating Offerees - Substantial Capital Requirements of Subsidiaries for Development."

CALCULATION OF EXCHANGE VALUES

         To determine the Exchange Value for each Minority Interest, the Company has used the same exchange ratio as the ratio the former Subsidiary shareholders used in their exchange with the Company in April 1996. The Company believes that the Exchange Value attributable to each Minority Interest is fair from a financial point of view. The Board of Directors of the Subsidiary has not made any independent determination of the fairness of the Exchange Value from a financial point of view. However, Messrs. Kahan and Gardner, in their capacities as members of the Board of Directors of the Company, did participate in the Company's determination that the Exchange Value is fair from a financial point of view, although the Company has no objective basis for such belief. See "The Exchange Offer - Conflicts of Interest; Position of Each Subsidiary's Board of Directors with Respect to the Exchange Offer." Rather, the Company considered a number of subjective factors. The Company did not (i) undertake to perform any detailed quantitative analysis, (ii) review in detail other independent measurements of value such as comparable company valuation, multiples of book value analyses or discounted cash flow analyses, or (iii) review in detail other alternatives to the Exchange Offer. The Company has not elected to obtain independent appraisals or fairness opinions regarding the valuation of the Exchange Value of any Minority Interest. After considering (i) the relatively small number of Minority Holders in the Subsidiary, (ii) the preexisting relationship of a majority of the Minority Holders with the Company and its management, (iii) the estimated cost and time required to prepare such report,
(iv) the consensual nature of the Exchange Offer, and (v) the likely limitations on the usefulness of such report given the nature of the Subsidiary. Therefore, the determination of the Exchange Value is highly subjective and the determination by the Company of the fairness thereof has been made without any objective basis.

HOW TO EXCHANGE

         Accompanying this Prospectus are instructions necessary for a Minority Holder to tender his or its Minority Interest for exchange. Each Exchanging Minority Holder must complete and execute all items indicated on his or its Letter of Transmittal and return such documents, along with either the certificates (or a certification of lost certificates) representing the Minority Interest to the Company on or before the Expiration Date. Each Letter of Transmittal requires the Minority Holder to make certain representations and warranties in connection with the exchange, including, among others, that he or it has full right, power and authority to transfer the Minority Interest tendered; that such Minority Interest has not been previously conveyed; that the Minority Interest is free and clear of all liens, encumbrances and adverse claims; and that the Minority Interest is not subject to the terms of any agreement, regulations or shareholders agreement which restrict the transferability of the Minority Interest or the ability of the Company to succeed to the rights of the Minority Holder. The Letter of Transmittal duly completed, must be received by the Company not later than the Expiration Date. A Minority Holder must tender for exchange all of his or its Minority Interest subject to the Exchange Offer if he or it tenders any.

EXCHANGE PERIOD

         The Exchange Offer is scheduled to expire at 2:00 p.m., Fort Lauderdale, Florida time, on the Expiration Date. The Exchange Offer will close within five days following the Expiration Date. See "The Exchange Offer - Terms of the Exchange Offer; Closing and Issuance of Stock." Minority Interests not properly delivered for exchange by the Expiration Date will not be accepted by the Company. See "The Exchange Offer - How to Exchange."

CLOSING AND ISSUANCE OF STOCK

         The "Closing Date" will be no later than five days following the Expiration Date. On the Closing Date, unless the Exchange Offer has been withdrawn by the Company, the Company will instruct its transfer agent to issue certificates for the requisite number of shares of Common Stock to the Minority Holders who have properly delivered their Minority Interests for exchange and whose Minority Interests have been accepted by the Company for exchange as soon as practicable after the Closing Date. See "The Exchange Offer - Exchange Period; Withdrawal."

WITHDRAWAL

         The Company may, in its sole discretion, elect to withdraw the Exchange Offer as to the Minority Holders in the Subsidiary if, at any time prior to the Expiration Date, a material change occurs which adversely affects the Subsidiary or the Company or the financial markets generally. The Company reserves the right, at any time prior to the Closing Date, to withdraw the Exchange Offer if, in the sole judgment of the Company, there exists any actual or threatened legal impediment to the completion of the Exchange Offer, including any material legal action or administrative proceeding instituted or threatened against the Company or any Subsidiary with respect to the exchange. No such impediments are known to exist. If the Exchange Offer is not consummated, all offers to accept the Exchange Offer shall be void and no shares of Common Stock will be issued pursuant to the Exchange Offer.

VALIDITY OF OFFEREE'S ACCEPTANCE OF EXCHANGE OFFER

         All questions as to validity, form, eligibility and acceptance with respect to Minority Interests delivered for exchange will be determined by the Company in its sole discretion. Such discretion includes the interpretation of the terms and conditions of the Exchange Offer and the instructions to the Letter of Transmittal. The Company reserves the right to waive any irregularities or conditions as to any Minority Interests delivered for exchange. If any irregularities exist with regard to an Offeree's acceptance of the Exchange Offer, they must be cured before the Expiration Date, unless waived by the Company. Any exchange documents which are not properly completed and executed, and as to which irregularities are not cured or waived, will be returned to the exchanging Offeree as soon as practicable. An Offeree's acceptance of the Exchange Offer will be deemed not to have been made until any irregularities or defects have been corrected or waived.

REVOCABILITY OF OFFEREE'S ACCEPTANCE OF EXCHANGE OFFER

         Minority Interests which are submitted for exchange pursuant to the Exchange Offer may be withdrawn by the Offeree by written notice to the Company received any time prior to the Expiration Date. After the Expiration Date, all acceptances of the Exchange Offer are irrevocable until the Closing Date or rejection by the Company.

ACCOUNTING TREATMENT

         It is expected that the Exchange Offer will not have a material impact on the Company's financial statements.

TAX CONSEQUENCES

         The Company anticipates that the consummation of the Exchange Offer will be eligible for treatment as a nontaxable reorganization, pursuant to Code
Section 368. See "Certain Federal Income Tax Considerations." However, the Company is not seeking any ruling from the IRS or obtaining any legal opinion regarding the tax effect of the Exchange Offer. Therefore, there can be no assurance that the Exchange Offer will be treated as a nontaxable reorganization to such Minority Holders. Each Minority Holder should consult his or its own tax or legal advisor regarding the particular tax consequences to him or it of the Exchange Offer. See "Certain Federal Income Tax Considerations - No Rulings Received."

MANAGEMENT AND OPERATIONS OF THE COMPANY AFTER THE EXCHANGE

         After consummation of the Exchange Offer, the Subsidiary will be a wholly-owned subsidiary of the Company. The Company presently anticipates that the Subsidiary will continue to be managed by a Board of Directors consisting of Messrs. Kahan and Gardner. The Company does not anticipate that the Board of Directors or management of the Company will change following the Exchange Offer.

FEDERAL OR REGULATORY APPROVALS

         The Company does not anticipate that any federal or regulatory approvals or consents will be required in connection with the Exchange Offer, other than those already obtained or waived.

EXPENSES AND FEES

         Whether or not the Exchange Offer is consummated, the Company will pay its own expenses in connection with this offering. The expenses of the Exchange Offer are anticipated to be $75,000, consisting of legal, accounting and printing fees and other costs and expenses.

                COMPARISON OF COMMON STOCK AND MINORITY INTERESTS

         The following differences between the Common Stock and the Minority Interests should be considered by the Offerees.

      COMMON STOCK                                                MINORITY INTERESTS
      ------------                                                ------------------
NATURE OF THE INVESTMENT

Shares of Common Stock represent an equity                The Minority Interests represent interests in a
investment in a publicly-traded company is                subsidiary of the Company located in Florida.
engaged in the pharmacy benefit management
business in markets located throughout the
United States.


LIQUIDITY AND MARKETABILITY

The Company's Common Stock is currently                   At the present time, no trading market exists for
traded on the Nasdaq SmallCap Market, and the             the Minority Interests.  Moreover, a regular
Common Stock offered hereby will be freely                market for such Minority Interests is unlikely to
tradeable upon issuance.  See "Risk Factors -             develop in the future
Exchange Risks - Possible Volatility of Stock
Price."


FINANCIAL REPORTING

The Company is subject to the reporting                   The Subsidiary is not currently subject to
requirements of the Securities Exchange Act of            the reporting requirements of the Securities
1934, as amended, and will file reports prepared          Exchange Act of 1934, as amended.
in accordance with the rules and regulations of
the SEC.



OWNERSHIP INTERESTS

Holders of Common Stock are entitled to vote              The Minority Interests represent minority
for the election of directors and on other                ownership interest in the Subsidiary. Because
corporate matters at meetings of stockholders,            the Company owns 93% of the Subsidiary, the
and to receive dividends, if any, declared by the         Company is able to control all corporate
Company. Because the Company's principal                  decisions affecting the Subsidiary. Each
stockholders currently own or control                     Offeree's percentage ownership interest in the
approximately 35.3% of the outstanding                    Subsidiary will be substantially greater than the
beneficial voting interests in the Company, the           Oferee's percentage ownership interest in the
principal stockholders have the ability to control        Company following the Exchange.
most corporate decisions affecting the Company.
See "Risk Factors - Company Risks - Control by
Principal Stockholders."

                        COMPARISON OF SHAREHOLDER RIGHTS

         Upon the consummation of the Exchange Offer, shareholders of Subsidiary, a Florida corporation, will become shareholders of the Company, also a Florida corporation and Florida law will continue to govern shareholder rights thereafter.

         The following summarizes the differences between the Company's Articles of Incorporation, as amended ("Articles"), and its Bylaws, on the one hand, and the Articles and Bylaws of the Subsidiary, respectively, on the other hand. Because both the Subsidiary and CompScript are currently governed by Florida law, the summary below sets forth a comparison only as to the differences in the corporate governing documents between the Subsidiary and CompScript. The summary is not intended to be a comprehensive comparison and is qualified in its entirety by reference to such Articles of Incorporation and Bylaws which are available for inspection at their respective offices, and copies will be sent to Minority Holders upon their request.

ANNUAL MEETINGS

         The Company's Articles provide that only such business shall be conducted as shall have been properly brought before the annual meeting of the Company's shareholders. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 120 days or more than 180 days prior to the first anniversary of the date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting. If no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than 30 calendar days earlier than the date contemplated by the previous year's proxy statement, such notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever occurs first. The notice sent by such shareholders to the Company's secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. If the facts warrant, the chairman of the annual meeting shall determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements described herein, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SHAREHOLDER MEETING PROCEDURES

The Company

         Under Florida law, special meetings of the shareholders may be called by the Board or such persons as may be authorized by the Articles or the Bylaws. In addition, Florida law permits the holder of not less than 10% of all votes entitled to be cast (unless a greater percentage, not to exceed 50% as specified in the articles) to call a special meeting.

         The Company's Articles provide that except as required by law, the Company is not required to hold a special meeting of shareholders unless (i) the holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date, and deliver to the Company's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; or (ii) the meeting is called by any other persons designed in the Company's bylaws. The Company's Bylaws provide that special meetings of the shareholders shall be held if called by the Board of Directors, the President, or by holders of not less than 50% of all the votes entitled to vote on any issue proposed or to be considered at the proposed special meeting sign, date, and deliver one or more written demands to the Company's Secretary describing the purpose or purposes for which it is to be held

Subsidiary

         Under Florida law, special meetings of the shareholders may be called by the Board or such persons as may be authorized by the Articles or the Bylaws. In addition, Florida law permits the holders of not less than 10% of all votes entitled to be cast (unless a greater percentage, not to exceed 50% as specified in the articles) to call a special meeting.

         The Subsidiary's Bylaws provide that special meetings of the shareholders may be called at any time by the Board of Directors and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of a majority of the Board of Directors or by shareholders entitled to cast at least 20% of all votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed special meeting.

RECORD DATES

The Company

         The Company's Bylaws provide that the record date shall not be more than sixty days nor less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

Subsidiary

         The Subsidiary's Bylaws provide that the Board of Directors may fix a record date which shall not be less than 10 and not more than 14 days before the date of such meeting or other action. The CompScript Bylaws further provide that if the Board of Directors do not fix a record date in advance, the date of such meeting or action shall be fixed as the record.

DIRECTORS

The Company

         The Company's Articles provide that the number of directors shall not be less than one nor more than 10, the exact number to be fixed from time to time in the manner provided in the Company's bylaws.

Subsidiary

         The Subsidiary's Articles provide that the number of directors shall be as determined in the Company's bylaws.

AMENDMENT TO ARTICLES AND BYLAWS

The Company

         Florida law provides that an amendment to a corporation's Articles must be approved by the Board of Directors and by affirmative vote of the holders of a majority of the outstanding stock entitled to vote. The Company's Articles do not contain any provision with respect to amendments to the Company's Articles. Therefore, under Florida law, such amendment may be adopted upon approval of the Board and the affirmative vote of the holders of a majority of the outstanding stock entitled to vote.

         The Company's Bylaws provide that the bylaws may be altered, amended or repealed or new bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors presented at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting), subject to repeal or change at any meeting of the shareholders at which a quorum is present, by the affirmative vote of a majority of the shareholders present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting).

Subsidiary

         The Subsidiary's Articles provide that such Articles may be amended in the manner provided by law, as described above. The Articles further provide that every amendment shall be approved by the Board of directors, proposed by them to the shareholders and approved at a shareholders meeting by a majority of stock entitled to vote thereon, unless all of the directors and a majority of the shareholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

INDEMNIFICATION

The Company

         The Company has authority under Section 607.0850 of the FBCA to indemnify its directors and officers to the extent provided for in such statute. The Company's Articles provide that the Company shall indemnify and may insure its officers and directors to the fullest extent permitted by law.

         The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) deriving an improper personal benefit from a transaction, (iii) voting for or assenting to an unlawful distribution and (iv) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsidiary

         The Subsidiary's Bylaws provide that any person who was or is a director, officer, employee or agent of Subsidiary, or is or was serving at the request of Subsidiary as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by Subsidiary to the fullest extent provided by Florida law.

         The Subsidiary's Bylaws further provide that upon a resolution of the Board of Directors, Subsidiary may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Subsidiary, is or was serving at the request of Subsidiary as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's position as such, whether or not Subsidiary would have the power to indemnify that person under Subsidiary's Bylaws.

               INDEMNIFICATION AGAINST SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted for directors and officers and controlling persons pursuant to the above-referenced provisions, the Subsidiary and CompScript have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

NO RULINGS RECEIVED

         The following discussion of the material Federal income tax considerations relevant to the Exchange Offer does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Code, Treasury Regulations, IRS rulings and pronouncements and judicial decisions now in effect all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a Minority Holder electing to receive Common Stock.

         The Company has not sought and will not seek any rulings from the IRS or any opinions of counsel with respect to the positions of the Company discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Minority Interests or that any such position would not be sustained. This summary is not intended to be a tax opinion or a substitute for independent tax planning by the Minority Holders.

         The tax treatment of a Minority Holder may vary depending on his or its particular situation or status. This summary does not address the tax consequences to taxpayers who are subject to special rules such as insurance companies, tax-exempt organizations, financial institutions, broker-dealers and foreign entities and individuals, or aspects of Federal income taxation that may be relevant to a Minority Holder based upon such Minority Holder's particular tax situation. In addition, the description does not consider the effect of any applicable foreign, state, local or other tax laws.

         EACH MINORITY HOLDER SHOULD CONSULT HIS OR ITS OWN TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR IT OF EXCHANGING MINORITY INTERESTS FOR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

SUBSIDIARY ORGANIZED AS CORPORATION

         The Company anticipates that the transfer of shares of Common Stock by the Company in exchange for the stock held by Minority Holders of the Subsidiary will constitute a nontaxable reorganization pursuant to the Code Section 368. Code Section 368(a)(1)(B) generally provides that the acquisition by one corporation, in exchange solely for all or part of its voting stock, of stock of another corporation will be a nontaxable transaction if, immediately after the acquisition, the acquiring corporation has control of such other corporation (whether or not such acquiring corporation had control immediately before the acquisition). Control for this purpose means the ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the acquired corporation.

         The key inquiry in determining whether the participation in the Exchange Offer by Minority Holders of interests in the Subsidiary will be eligible to receive nonrecognition treatment under Section 368(a)(1)(B) is whether, for purposes of satisfying the "solely for voting stock requirement" of that section, the Company will be treated as having acquired all of its ownership interest in each such Subsidiary solely for voting stock of the Company.

         If the Exchange Offer is a nontaxable transaction under Code Section 368(a)(1)(B), a Minority Holder would not recognize taxable income on receipt of shares of Common Stock. The shares of Common Stock received by a Minority Holder would obtain a carryover tax basis equal to such holder's tax basis in the Minority Interest transferred by such holder, and such holder's holding period for the purpose in the shares of Common Stock would include the holding period of such holder in the Minority Interest transferred to the Company.

         The Company will recognize no gain or loss on its transfer of shares of Common Stock to Minority Holders in exchange for the Minority Interests in the Corporate Subsidiary. In addition, the Subsidiary will not recognize gain or loss in connection with the Exchange Offer.

                                 CAPITALIZATION

         The following table sets forth the consolidated capitalization of the Company at March 31, 1997, and as adjusted to give effect to the Exchange Offer (assuming 100% participation by the Minority Holders). This table should be read in conjunction with the Company's consolidated financial statements (including the notes thereto) included elsewhere in this Prospectus.


                                                                        MARCH 31, 1997
                                                                   ---------------------
                                                      ACTUAL                                         AS ADJUSTED(1)
                                                      ------                                         --------------

Long Term Debt                                    $     5,274,140                                $     5,274,140
Minority Interest                                         222,628                                        --
Shareholders' equity:
 Common stock, $.0001 par value;
    50,000,000 shares authorized;
    13,627,063 shares issued and
    outstanding actual, and
    14,289,404 shares, issued and
    outstanding, as adjusted (1)                            1,364                                          1,430
  Preferred stock, $.0001 par value;
    1,000,000 shares authorized; no
    shares issued and outstanding                         --                                             --
  Additional paid-in capital                            9,798,568                                     10,021,130
  Accumulated deficit                                  (5,271,876)                                    (5,271,876)
    Total shareholders' equity                          4,528,056                                      4,750,684
      Total capitalization                        $    10,024,824                                $    10,024,824

---------------

(1) Excludes 900,000 shares of Common stock reserved for issuance upon exercise of stock options available under the Company's stock option plan and 375,000 shares reserved for issuance upon the exercise of options to purchase up to an equivalent number of shares.

         DIVIDENDS ON AND MARKET PRICE FOR THE COMPANY'S COMMON STOCK

         The Company's Common Stock, $.0001 par value, is traded on the NASDAQ SmallCap Market under the symbol "CPRX." The following sets forth the range of high and low closing bid prices for the Common Stock as reported on the NASDAQ during each of the quarters presented. The quotations set forth below are inter-dealer quotations, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions. The quotations have been adjusted for the Company's 1 to 8 reverse stock split on April 26, 1996.

                                                               HIGH        LOW
                                                               ----        ---
1994
First Quarter..........................................        $30.00     $26.00
Second Quarter.........................................         26.00      21.00
Third Quarter..........................................         23.00      21.00
Fourth Quarter.........................................         23.00      16.00

1995
First Quarter..........................................         20.25      11.00
Second Quarter.........................................         20.50       6.50
Third Quarter..........................................          7.25       3.50
Fourth Quarter.........................................          6.50       3.00

1996
First Quarter..........................................          8.75       3.00
Second Quarter.........................................          9.00       5.75
Third Quarter..........................................          7.25       4.13
Fourth Quarter.........................................         10.25       5.75

1997
First Quarter..........................................         10.94       7.94

         The Company believes that as of March 31, 1997, there were over 300 record holders of the Company's Common Stock. The Company believes that there are in excess of 300 beneficial holders of the Company's Common Stock.

         The Company has not paid any cash dividends on its common stock and currently intends to declare or pay cash dividends in the foreseeable future. The Company presently intends to retain any earnings that may be generated to provide funds for the operation of business.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

GENERAL

         CompScript, Inc. (CompScript or the Company, f/k/a Capital Brands, Inc.) is a comprehensive provider of pharmacy management services including institutional pharmacy, infusion therapy, mail order and consultant pharmacist services as well as pharmacy benefit claim administration to managed care networks, long-term and subacute care facilities, home health patients and recipients of managed care. The Company is the successor to CompScript-Boca, Inc. (Boca, f/k/a CompScript, Inc. which was f/k/a Aldencare, Inc.), which was incorporated under the laws of the State of Florida on October 3, 1991.

         On April 26, 1996, shareholders who previously owned approximately 93% of Boca exchanged their shares of Boca's Common Stock for 7,394,982 common shares (representing an 80% interest) of Capital Brands, Inc. (Capital), a publicly-held company involved in the development of consumer-based businesses in the Republic of Poland (the Acquisition). This exchange was structured as a tax-free reorganization. The Acquisition was accounted for as a reverse acquisition of Capital by Boca pursuant to which Boca was recapitalized to include the assets and liabilities of Capital revalued to reflect the market value of Capital's net tangible assets at the date of the Acquisition, consisting of cash and marketable equity securities. The Company incurred acquisition costs of approximately $1,889,000, all of which was charged to additional
                                       27
paid-in capital. As Capital had no operations as of the Acquisition date, no pro forma financial information is presented related to this transaction. Effective July 5, 1996, Capital changed its name to CompScript, Inc. The remaining 7% of Boca is accounted for as a minority interest in a consolidated subsidiary on the Company's December 31, 1996 supplemental consolidated balance sheet.

         On May 31, 1996, the Company issued 666,350 shares of its Common Stock for all the outstanding common stock of Delta Pharmacy Services, Inc. (Delta). The acquisition of Delta enhanced the Company's institutional pharmacy services for long-term care into Alabama, Mississippi, and Northern Florida. On August 19, 1996, the Company issued 187,500 shares of its Common Stock for all the outstanding stock of Securx, Inc. (Securx). The acquisition of Securx enabled the Company to strengthen its overall pharmacy benefit management program and become a nationally recognized full-service, on-line adjudicated mail order dispensing pharmacy.

         On January 10, 1997, the Company acquired Medical Services Consortium, Inc. ("MSC") by exchanging 1.4 million shares of the Company's Common Stock for all of the outstanding Common Stock of MSC. On February 28, 1997, the Company issued 375,000 shares of Common Stock for all of the outstanding common stock of Campo Medical Pharmacy, Inc. ("Campo") and on March 26, 1997, the Company acquired Hytree Pharmacy, Inc. ("Hytree") by exchanging 850,000 shares of the Company's Common Stock for all of the outstanding Hytree common shares. These three acquisitions completed during the first quarter of 1997 enabled the Company to continue to add critical mass to its existing institutional pharmacy and long term care business.

RESULTS OF OPERATIONS

         Fiscal Years Ended December 31, 1996 and 1995

         All acquisitions discussed above were accounted for as pooling of interests and, accordingly, the Company's supplemental consolidated financial statements included elsewhere in this Prospectus have been restated for all periods presented. (See Note 1 to the Supplemental Consolidated Financial Statements.) In accordance with accounting rules for pooling of interests transactions, charges to operating income for acquisition-related expenses of approximately $934,000 were recorded during 1996.

         The Company also incurred significant costs (which the Company believes are nonrecurring) associated with the start up and reorganization of its mail order pharmacy ("Mail Order") operations during 1996. As a result of the Company incurring dual operating costs while moving the operations from Ohio to Florida; installing an entirely new proprietary order entry, customer service, dispensing and on-line adjudication software system; incurring ramp up costs in the area of customer service and dispensing personnel to handle new contracts which began in January of 1997, the Company incurred a loss of approximately $1,100,000 related to Mail Order operations during the fourth quarter of 1996.

         The Company believes that as a result of the Mail Order operations nonrecurring costs incurred during the fourth quarter of 1996, it has put into place the infrastructure to support anticipated future growth associated with further development of its Mail Order operations. While the results of the Mail Order operations cannot be predicted and is dependent, in large part, on the Company's success in implementing its marketing and business strategy, management believes the additional personnel and increased administrative and operational expenses will be partially offset by increased growth in the Mail Order operations.

         During the year ended December 31, 1995, the Company recognized a goodwill impairment charge of $3,636,362 with no associated tax benefit, related to the Company's 1994 acquisition of CompScript, Inc., which became the Ohio Division. (See Note 4 to the Supplemental Consolidated Financial Statements.) The Ohio Division was purchased to be the Company's entry into the workers' compensation, pharmacy benefits management (PBM) line of business. During the year ended December 31, 1995, the contracts attributed to the Ohio Division generated minimal revenue due in part to the nonexclusive nature of the contracts. In addition, the inability of the Ohio Division to convert existing relationships with prospective clients into new PBM contracts or to secure new prospective clients contributed to significant operating losses and negative cash flows relative to the Ohio Division in 1995.

         The following table presents the Company's supplemental, consolidated results of operations excluding the certain items previously discussed ("the Adjustments"):

                                                                  YEARS ENDED
                                                                  DECEMBER 31,
                                                     ----------------------------------------
                                                     1995                                1996
                                                     ----                                ----
Net loss, as reported                               ($4,225,836)                     ($1,155,756)
Merger costs - pooling of interests                    ----                              934,223
Mail order pharmacy -
  nonrecurring costs                                   ----                            1,100,000
Goodwill impairment charge                            3,636,362                         ----
Tax effect [A]                                         ----                             (350,000)
                                                  -------------                       -----------
Net (loss) income excluding
  the Adjustments                                   ($  589,474)                      $  528,467

Net loss per share:
Net loss per share, as reported                     ($      .37)                     ($      .09)
Merger costs - pooling of interests                    ----                                  .07
Mail order pharmacy -
  nonrecurring costs                                   ----                                  .09
Goodwill impairment charge                                  .32                         ----
Tax effect [A]                                         ----                          (       .03)
                                                  -------------                   ---------------
Net (loss) income per share, excluding
  the Adjustments                                   ($      .05)                      $      .04

[A] Represents the tax effect relating to the Mail Order nonrecurring costs at the Company's 1996 effective tax rate. No tax effect was computed relating to the 1996 merger costs or the 1995 goodwill impairment charges as such charges were recorded with no associated tax benefit.

         Net income for the year ended December 31, 1996, excluding the Adjustments was $528,467 compared to net loss excluding the Adjustments of $589,474 in 1995. Income per share excluding the Adjustments was $0.04 compared to a loss per share ($0.05) in 1995. Net loss as reported was $1,155,756 or ($0.09) per share for the year ended December 31, 1996, compared to a net loss of $4,225,386 or ($0.37) in 1995.

         Revenues for the year ended December 31, 1996 increased 22.5% to $42,716,356 from $34,856,690 for the year ended December 31, 1995. The strong increase in revenues is primarily attributed to the Company's steady internal growth of its existing and acquired businesses resulting from marketing efforts to new and existing clients and the integration of new and existing products and services.

         Gross profits increased to $17,025,573 in 1996 from $14,896,972 in 1995, an increase of $2,128,601 or 14.3% Gross profit margins decreased to 39.9% in 1996 from 42.7% in 1995 primarily as a result of higher costs associated with the Company's Mail Order operations during the fourth quarter (as previously discussed) when compared to the Company's other operations. Gross profit as a percentage of sales for all operations excluding Mail Order decreased slightly to 48.0% in 1996 compared to 49.5% in 1995. This decrease is attributable to a change in revenue mix during the fourth quarter of 1996 as a result of reduced infusion revenues.

         Selling general and administration expenses as a percentage of revenues for 1996 and 1995 were 37.3% and 41.1% respectively. This decrease is attributable to the increase in revenues during 1996, as well as the continued efforts to leverage corporate overhead over a larger revenue base. The Company believes its acquisition strategy will enable it to continue to reduce these expenses as a percentage of revenues in the future, as the Company believes it has developed the infrastructure necessary to absorb additional acquisitions without corresponding percentage increases in selling, general and administrative expenses. During the year ended December 31, 1996, the Company incurred additional general and administrative costs associated with increased payroll costs from the addition of new executives, as well as increased legal and professional fees relating to the Company's acquisitions along with costs associated with becoming a public company during 1996.

         The Company's provision for doubtful accounts increased approximately $816,000 in the year ended December 31, 1996, primarily due to a charge of approximately $345,000 relating to the Company's Mail Order operations during the fourth quarter of 1996. The balance of the increase was a result of historical reserves based on increased revenue volume.

         Interest and other income decreased $16,267 to $58,331 during 1996, compared to 1995, as interest on temporary cash investments fluctuated depending upon the amount of excess cash available for investment.

         Interest expense for the year ended December 31, 1996 increased to $359,298 from $312,468 during 1995, primarily due to higher levels of borrowings outstanding.

         Quarters Ended March 31, 1997 and 1996

         Sales for the three months ended March 31, 1997 (the "1997 Quarter") were $11,498,619 compared to $10,360,411 for the three months ended March 31, 1996 (the "1996 Quarter"). The $1,138,208 or 11.0% increase was primarily attributed to the Company's successful and continued acquisition strategy.

         Gross profits increased $459,620 to $4,703,901 during the 1997 Quarter from $4,244,281 in the 1996 Quarter, as a result of the increased revenue. Gross profit margins remained constant at approximately 41.0% during both periods.

         Selling, general and administrative expenses ("SG&A") were $4,696,093 in the 1997 Quarter compared to $3,922,458 in the 1996 Quarter, an increase of $773,635 partially attributable to the 11.0% increase in revenues. During the 1997 Quarter, the Company also incurred additional SG&A expenses associated with payroll costs from the addition of new executives necessary for the Company's operations as a public company and for continued development of its acquisition strategy. The Company believes its acquisition strategy will enable it to continue to reduce SG&A expenses as a percentage of revenues in the future, as the Company believes it has developed the executive management infrastructure necessary to absorb additional acquisitions without corresponding percentage increases in selling, general and administrative expenses. Ramp-up costs related to the expansion of the Company's mail order operation that continued to take place in the 1997 Quarter, along with start-up costs incurred relating to the opening of two new branch locations in Jackson, Mississippi and Tampa, Florida in February and March, 1997, respectively, also contributed to increased SG&A in the 1997 Quarter.

         In connection with the Company's acquisition on April 26, 1996, the Company acquired marketable equity securities valued at $1,125,000. Subsequent to the acquisition, on July 26, 1996, the Company sold its 1,125,000 shares of Common Stock of QPQ Corporation ("QPQ"), representing its entire marketable equity portfolio, to a major shareholder of QPQ in exchange for a $1,125,000 non-recourse promissory note payable in full, including interest, on July 4, 1997. On May 16, 1997 the Company and the note holder settled all outstanding obligations of the note holder to the Company in exchange for the 1,125,000 shares of QPQ back to the Company. During the 1997 Quarter, the Company recorded an $800,000 charge against the note which has been classified as "loss on realization of note receivable" in the 1997 Quarter Statement of Operations. The Company deemed it appropriate to evaluate the collateral underlying the note, as the value of the QPQ stock declined significantly during the 1997 Quarter. Such collateral will be reevaluated in future periods based on the market value of the QPQ stock.

         The 1997 Quarter included $613,457 of one-time charges related to merger and acquisition costs associated with the three acquisitions completed during the 1997 Quarter. There were no similar costs included in the Statement of Operations associated with the 1996 Quarter. Net interest costs and other income remained constant during the 1997 Quarter as compared to the 1996 Quarter.

         As a result of the events previously discussed, the Company reported a net loss of $1,616,102, or $.12 per share, for the 1997 Quarter compared to net income of $91,663, or $.01 per share, during the 1996 Quarter. Exclusive of the one-time charges related to merger costs and the provision related to the note receivable previously discussed, the Company's loss from operations for the 1997 Quarter would have been reduced to $202,645 or $.01 per share.

LIQUIDITY AND CAPITAL RESOURCES

         The Company has funded its operating requirements to date primarily through operations, the private sale of equity securities (prior to the reverse acquisition on April 26, 1996), and the exercise of options and warrants and borrowings under its existing line of credit agreement. As of March 31, 1997, the Company had cash and cash equivalents of $857,740, accounts receivable of $7,983,422 working capital of $6,434,097 a current ratio of 1.60 to 1.00, and available funds under its revolving credit facility of approximately $75,000. As of December 31, 1996, the Company had cash and cash equivalents at $857,740 accounts receivable of $6,369,720, working capital of $4,192,492, a current ratio of 1.59 to 1.00, and available funds under its revolving credit facility of approximately $75,000.

Three Months Ended March 31, 1997

         Net cash used in operating activities for the 1997 Quarter was $3,015,016 compared to a use of $105,679 during the 1996 Quarter. The increase in cash used in operating activities was primarily attributable to the operating loss incurred during the 1997 Quarter, along with increases in accounts receivable and inventory to support the 11.0% increase in revenues at a greater rate than the corresponding increase in accounts payable.

         Investing activities increased $320,621 to $652,916 as a direct result of net purchases of property and equipment related to the Company's expansion of its Boca Raton office and new mail order facility which was completed in February 1997. The Company also made expenditures for equipment and leasehold improvements pertaining to the new office and institutional pharmacy location that MSC will be moving into during June of 1997. This new facility is necessary to accommodate the increased revenues at MSC, along with its continuing emphasis on infusion therapy services. During the 1997 Quarter, the Company opened two new branch locations in Jackson, Mississippi and Tampa, Florida which began operations in February and March, 1997, respectively.

         Financing activities provided $3,517,396 in cash in the 1997 Quarter compared to $351,247 in the 1996 Quarter primarily as result of proceeds of $469,996 relating to the exercise of options and net advances under the Company's credit line and new borrowings. Subsequent to March 31, 1997, the Company received net proceeds of $1,000,000 related to the exercise of 200,000 stock options.

Year Ended December 31, 1996

         Net cash used in operating activities for the year ended 1996 was $1,080,633 compared to net cash provided by operations during 1995 of $332,747. The increase in cash used in operating activities of $1,413,380 during 1996 was primarily attributable to the operating loss incurred during the year ended December 31, 1996, along with increases in accounts receivable and inventory to support the 22.5% increase in revenues at a greater rate than the corresponding increase in accounts payable.

         Investing activities comprised mainly of the net purchase of property and equipment of $872,206 related to the Company's additions to its Boca Raton office and new mail order facility, along with new and enhanced management information systems in its mail order and long-term care operations, respectively. Net additions to property and equipment were $349,556 in 1995. Investmennt activities also provided for $403,808 of net cash required acquired in connection with with the reverse acquisitions during 1996.

         Financing activities provided $1,822,716 in cash in 1996 compared to $94,945 in 1995 primarily as a result of $1,163,376 relating to the exercise of options and warrants and net advances under the Company's credit lines of $800,000.

         The Company's future capital requirements for operations include financing the growth of working capital items such as accounts receivable and inventory, purchasing equipment and upgrading management information and inventory control systems. Based upon the continuation of the Company's business development, the Company believes that cash flow from operations, the exercise of stock options (which is subject to market conditions) and borrowings under its credit facility will provide sufficient cash to fund its operations and meet current obligations for the year ending December 31, 1997. The Company is attempting to improve cash flows from operations and maintain flexibility in financing both interim and long-term working capital requirements by reducing inventory levels, as a result of the utilization of its inventory control system which will improve the scheduling and timing of purchases. In the event the Company dramatically expands its operations or makes acquisitions that would require funds in addition to its existing liquid assets and cash flows, it would have to seek additional debt or equity financing. There can be no assurance that the Company could obtain such financing or that such financing would be available on terms acceptable to the Company.

         On January 3, 1997, the Company amended its financing agreement with its primary lender, to increase its revolving line of credit agreement to allow for borrowings up to $5,000,000 from the $750,000 limit previously in effect. The primary reason for the increase was to provide additional working capital for operations and fund the Company's acquisition activity.

         The credit facility is collateralized by all of the Company's accounts receivable, inventory, fixed assets and other assets, and consists of a term loan due on April 30, 1998. Interest, which is paid monthly on the credit facility, accrues at the lessor of the prime rate or the three-month London Interbank Offered Rate, plus two hundred fifty (250) basis points (effective rate 8.06% at March 31, 1997). The credit facility requires the Company to maintain at all times, certain net worth, debt coverage and working capital levels and restricts acquisitions and dispositions of property, and limits additional borrowings from other lenders. At March 31, 1997, the Company had an outstanding balance of $4,665,466 under the credit facility.

         In connection with the credit facility on January 3, 1997, the Company also entered into a $500,000 promissory note with the same lender to fund the company's office and Mail Order expansion, which was completed in the first quarter of 1997. The principal sum of the promissory note shall be paid in monthly installments of $8,333.33 plus interest at 9.0% for 60 months beginning on February 1, 1997. Collateral and debt covenants are the same as those of the Company's $5,000,000 revolving credit line facility.

         On March 19, 1997, the Company entered into an additional $750,000 promissory note with its existing lender, primarily for working capital purposes. Such loan matures on July 26, 1997, and bears interest at prime. This loan is cross collateralized with all other borrowings previously discussed. In addition to the collateral previously discussed, this note is collateralized by the 1,125,00 shares of Q.P.Q. Corporation common stock.

         Except for the historical information contained herein, the matters set forth in this Prospectus are forward looking and involve a number of risks and uncertainties that could cause actual results to differ materially from these statements and trends. Such factors include, but are not limited to: the effect of changes in governmental regulation, reimbursement policies and federal and state healthcare funding; the continued availability of suitable acquisition candidates; significant changes to general economic conditions; strengthened competition in the Company's geographic markets; the failure of the Company to obtain or maintain required regulatory licenses and approvals or the loss of key personnel.

                                  THE BUSINESS

         CompScript is a comprehensive provider of pharmacy management services equipped to both lower costs and improve the quality of care to its customers. The Company offers a broad range of pharmacy, infusion therapy, consulting services, mail order, and pharmacy benefit claim administration to managed care networks, long term and subacute care facilities, home health patients, and recipients of managed care. The Company's proprietary pharmacy management capabilities combine sophisticated clinical tools with the latest technologies in databases and drug profiles. The Company's network of participating retail pharmacies, along with its electronic on-line adjudication system and a mail service dispensing facility, allow the Company to offer a fully integrated pharmacy benefit management program. The mailing address of the Company and its principal executive offices is 1225 Broken Sound Parkway, N.W., Boca Raton, Florida 33487; telephone number (561) 994-8585.

         On April 26, 1996, CompScript, Inc. acquired approximately 93% of the outstanding common stock of the Subsidiary, a privately-held provider of pharmacy management services in exchange for issuance of 7,394,982 shares of the Company's common stock. As a result of this transaction, CompScript-Boca shareholders became the owners of approximately 80% of the Company's then outstanding common stock and assumed 100% Control of the Company's Board of Directors. Accordingly, the acquisition has been treated for financial reporting purposes as a reverse acquisition. After completion of the transaction, the Company became the owner of approximately 93% of the outstanding common stock of Subsidiary and accordingly, recorded at the time of the transaction a minority interest in the acquired Subsidiary of $222,628, representing approximately 7% of the net assets of the acquired Subsidiary on the date of acquisition.

         Since May 1996, the Company has consummated four acquisitions of institutional pharmacy providers located in Mobile, Alabama (May 1996), Miami, Florida (January 1997), Metaire, Louisiana (February 1997) and Mentor, Ohio (March 1997) and one acquisition of a mail service dispensing pharmacy with its principal operations in Cleveland, Ohio (August 1996). See Item 1 "Description of Business Acquisition Strategy."

         CompScript presently operates 7 institutional pharmacies that serve long-term and subacute facilities in Florida, Alabama, Mississippi, Louisiana and Ohio.

PRODUCTS AND SERVICES

         INSTITUTIONAL PHARMACY. CompScript purchases, repackages and dispenses prescription and non-prescription medication in accordance with physician orders and delivers such prescriptions at least daily to the nursing facilities for administration to individual patients by the facility's nursing staff. CompScript typically services nursing homes within a 150-mile radius of its pharmacy locations. CompScript maintains a 24-hour, on-call pharmacist service 365 days per year for emergency dispensing and delivery or for consultation with the facility's staff or attending physician.

         Compscript has established Joint Commission on Accreditation of Health Care Organizations ("JCAHO") accreditation in connection with the Company's long-term care institutional pharmacy services. JCAHO accreditation was received in October 1996, for the Company's Boca Raton facility and the Company intends to attain such accreditation for its other institutional pharmacy locations. The Company believes this accreditation distinguishes the Company from many of its competitors.

         Upon receipt of a prescription, the relevant patient information is entered into CompScript's computerized proprietary dispensing and billing systems. At that time, the dispensing system will check the prescription for any potentially adverse drug interactions or patient sensitivity. When required and/or specifically requested by the physician or patient, branded drugs are dispensed; generic drugs are substituted in accordance with applicable state and federal laws and as requested by the physician or patient. The Company also provides therapeutic interchange, with physician approval, in accordance with the Company's pharmaceutical care guidelines.

         CompScript provides a "modified unit-dose" distribution system. Most of its prescriptions are filled utilizing specialized unit-of-use packaging and delivery systems. Maintenance medications are typically provided in 30-day supplies utilizing either a box unit-dose system or unit-dose punch card system. The unitdoses system, preferred over the bulk delivery systems employed by retail pharmacies, improves control over drugs in the nursing facility and improves patient compliance with drug therapy by increasing the accuracy and timeliness of drug administration.

         Integral to CompScript's drug distribution system is its proprietary computerized medical records and documentation system. CompScript provides to the facility computerized medication administration records and physician's order sheets and treatment records for each patient. Data extracted from these computerized records are also formulated into monthly management reports on patient care and quality assurance. The computerized documentation system in combination with the modified unit-dose drug delivery system results in greater efficiency in nursing time, improved control, reduced drug waste in the facility and lower error rates in both dispensing and administration. These benefits improve drug efficacy and result in fewer drug-related failures and hospitalizations.

         CONSULTANT PHARMACIST SERVICES. Federal and state regulations mandate that nursing facilities, in addition to providing a source of pharmaceuticals, retain consultant pharmacist services to monitor and report on prescriptions drug therapy in order to maintain and improve the quality of patient care. The Omnibus Budget Reconciliation Act ("OBRA") implemented in 1990 seeks to further upgrade and standardize care by setting forth more stringent standards relating to planning, monitoring and reporting on the progress of prescription drug therapy as well as facility-wide drug usage.

         CompScript provides consultant pharmacist services which help clients comply with such federal and state regulations applicable to nursing homes. Consultant pharmacists work on a proprietary laptop program to offer institutions patient specific clinical data. The services offered by CompScript's consultant pharmacists include: (i) comprehensive, monthly drug regimen reviews for each patient in the facility to assess the appropriateness and efficacy of drug therapies, including a review of the patient's medical records, monitoring drug reactions to other drugs or food, monitoring lab results and recommending alternate therapies or discontinuing unnecessary drugs;
(ii) participation on the Pharmacy and Therapeutics, Quality Assurance and other committees of client nursing facilities as well as periodic involvement in staff meetings; (iii) monthly inspection of medication carts and storage rooms; (iv) monitoring and monthly reporting on facility-wide drug usage and drug administration systems and practices; (v) development and maintenance of pharmaceutical policy and procedures manuals; and (vi) assistance to the nursing facility in complying with state and federal regulations as they pertain to patient care.

         Additionally, CompScript offers a specialized line of consulting services which help nursing facilities to enhance care and reduce and contain costs as well as to comply with state and federal regulations. Under this service line, CompScript provides: (i) data required for OBRA and other regulatory purposes, including reports on psychotropic drug usage (chemical restraints), antibiotic usage (infection control) and other drug usage; (ii) Plan of Care programs which assess each patient's state of health upon admission and monitor progress and outcomes using data on drug usage as well as dietary, physical therapy and social service inputs; (iii) counseling related to appropriate drug usage and implementation of drug protocols; (iv) on-site educational seminars for the nursing facility staff on topics such as drug information relating to clinical indications, adverse drug reactions, drug protocols and special geriatric considerations in drug therapy, and information and training on intravenous drug therapy and updates on OBRA and other regulatory compliance issues; (v) mock regulatory reviews for nursing staffs; and (vi) nurse consultant services and consulting for dietary, social services and medical records.

         ANCILLARY SERVICES. CompScript provides the following ancillary products and services to nursing facilities:

         Infusion Therapy Products and Services. With cost containment pressures in the health care industry, nursing facilities are increasingly providing subacute care as a means of treating moderately acute but stabilized patients more cost-effectively than hospitals, provided that the nursing staff and pharmacy are capable of supporting higher degrees of acuity. CompScript provides infusion therapy support services for such residents in its client nursing facilities and, to a lesser extent, hospice and home care patients. Infusion therapy consists of the product (a nutrient, antibiotic, chemotherapy or other drugs in solution) and the intravenous ("IV") administration of the product.

         CompScript prepares the product to be administered using proper equipment in a sterile environment and then delivers the product to the nursing home for administration by the nursing staff. Proper administration of IV drug therapy requires a highly trained nursing staff. CompScript's consultant pharmacists and nurse consultants operate an education and certification program on IV therapy to assure proper staff training and compliance with regulatory requirements in client facilities offering an IV program. By providing an infusion therapy program, CompScript enables its client nursing facilities to admit and retain patients who otherwise would need to be cared for in an acute-care facility.

         CompScript's proprietary computer system and specialization in the subacute arena have been instrumental in new business development and the reason over 65% of the facilities are considered subacute or competent in IV therapy. The Company believes that by providing these high acuity pharmacy services it has a competitive advantage over other pharmacy providers. The most common infusion therapies CompScript provides in the nursing home environment are total parenteral nutrition, antibiotic therapy, chemotherapy, pain management and hydration.

         HOME INFUSION THERAPY SERVICES. CompScript has established a JCAHO accredited home infusion company to serve homebound patients. CompScript offers outcomes management with an emphasis on diagnosis of level of severity, specialized management reporting, and statewide coverage, which makes CompScript particularly attractive to managed care companies. CompScript offers managed care companies a full continuum of coverage for their clients, from hospitals to subacute units to long-term care facilities to the patient's homes.

         Infusion therapy services involve the administration of prescription drugs and other products that are prescribed by a physician to a patient by catheter, feeding tube or IV. The Company's managed care clients benefit from outpatient infusion therapy services because the length of hospital stays can be reduced. Rather than receiving infusion therapy in a hospital, the Company can provide infusion therapy services to patients at home, in a physician's office or in a free-standing center operated by a health maintenance organization ("HMO") or other entity. The Company provides antimicrobial, cardiovascular, hematologic, nutritional, pain management, chemotherapeutic, hydration, endocrine, respiratory and AIDS management treatments to patients.

         PHARMACY BENEFIT MANAGEMENT SERVICES. The Company's pharmacy benefit management ("PBM") service is the systematic management of outpatient prescription drug usage to foster high quality, cost-effective pharmaceutical care through the application of managed care principles and development of information technologies. PBM services consist of retail pharmacy network administration, except in the Long-Term Care Pharmacy Network; formulary administration; electronic point-of-sale claims processing, drug utilization review ("DUR"); mail pharmacy service; and benefit plan design consultation. Advanced PBM services include the development of advanced formulary compliance and therapeutic substitution programs; therapy management services such as prior authorization, therapy guidelines, step therapy protocols, and disease management interventions, and sophisticated management information reporting and analytic services.

         The Company contracts with retail pharmacies to provide prescription drugs to members of the pharmacy benefit plans managed by the Company. These pharmacies typically discount the price at which they will provide drugs to members in return for designation as a network pharmacy. The Company manages a national network that is responsive to various client needs related to cost containment and convenience of access for members. The Company is a provider of PBM services to the managed care industry, including several large U.S. HMOs.

         LONG-TERM CARE PHARMACY NETWORK. In May of 1995, CompScript formed the first of its kind, Long-Term Care Pharmacy Network. The network is comprised of long-term care "closed-shop" institutional pharmacies. This network is organized to provide full comprehensive services to the institutionalized frail elderly population with the consistencies of one long-term care model benefit. This network is being marketed to payers with both national and regional interests as one pharmaceutical vendor for their long-term/chronic care pharmaceutical care beneficiaries.

         GROUP HEALTHCARE AND WORKER'S' COMPENSATION NETWORKS. The Company uses on-line electronic claims processing to provide effective pharmacy benefit management services to its clients. All retail pharmacies in the Company's pharmacy network communicate with the Company on-line and in real time to process prescription drug claims. When a member of a plan presents his or her identification card at a network pharmacy, the network pharmacist sends the specified claim data in an industry standard format to the Company which processes the claim and responds to the pharmacy, typically within a few seconds. The electronic processing of the claim involves confirming the member's eligibility for benefits under the applicable health benefit plan and the conditions to or limitations of coverage, such as the amount of copayments or deductibles the member must pay; performing a concurrent DUR analysis and alerting the pharmacist to possible drug interactions or other indications of inappropriate prescription drug usage; updating the member's prescription drug claim record; and, if the claim is accepted, confirming to the pharmacy that it will receive payment for the drug dispensed.

         The Company provides advanced PBM services to its clients which involve the application of clinical expertise and sophisticated management information systems to manage the pharmacy benefit. An important advanced PBM service provided by the Company is the enhancement of formulary compliance. Formularies are lists of drugs for which coverage is provided under the applicable plan; they are widely used in managed health care plans and, increasingly, by other healthcare risk managers. The Company administers a number of different formularies for its clients that often identify preferred drugs whose use is encouraged or required through various benefit design features. Historically, many clients have selected a plan design which includes an open formulary in which all drugs are covered by the plan and preferred drugs, if any, are merely recommended. More advanced formularies consist of restricted formularies, in which various financial or other disincentives exist to the selection of non-preferred drugs, or closed formularies, in which benefits are available only for drugs listed on the formulary. Formulary preferences can be encouraged by restricting the formulary through plan design features such as tiered copayments, which require the member to pay a higher amount for a nonpreferred drug; through prescriber education programs, in which the Company or the managed care client actively seek to educate the prescribers about the formulary preferences; and through the Company's therapeutic substitution programs that target certain high-cost therapy classes for concentrated formulary compliance efforts.

         The Company's electronic claims processing system also enables it to implement sophisticated intervention programs to assist in managing prescription drug utilization. The system can be used to alert the pharmacist to generic and therapeutic substitution opportunities and formulary compliance issues, or to administer prior authorization and therapy protocol programs at the time a claim is submitted for processing. The Company's claims processing system also creates a database of drug utilization information that can be accessed on a retrospective basis to analyze utilization trends and prescribing patterns for more intensive management of the drug benefit.

         The Company is developing disease management programs to assist health plans in managing the total health care costs associated with certain diseases, such as diabetes and asthma, for which pharmaceutical therapy is a principal treatment regimen. A disease management program may entail mailing information about the disease to health plan members who have the disease. Additionally, the program includes periodic reminders to encourage compliance with the therapy. High risk or noncompliant members can be identified and contacted for individual counseling, and physicians can be encouraged to follow the health plan's specified therapy protocol for treating the disease. Disease management programs that promote compliance with the drug regimen can both reduce complications from the underlying disease and manage the severity of the disease so that more expensive drugs or medical procedures can be avoided, thus helping to manage the total health care cost of the disease.

         MAIL SERVICE PHARMACY BENEFITS. The Company integrates its pharmacy network benefits with its mail service pharmacy benefits provided to its clients. It operates one mail service pharmacy in Florida that provides members with convenient access to maintenance medications, and enables the Company and its clients to control drug costs through purchasing efficiencies and other economies of scale. In addition, through its mail service pharmacy, the Company is able to be directly involved with the prescriber and member, and is generally able to achieve a higher level of generic and therapeutic substitution than can be achieved through the retail pharmacy network, which further reduces the client's costs.

         On December 1, 1996, the Company entered into a Master Services Agreement for administration of Pharmacy Gold, Inc.'s mail service prescription drug plan. Pharmacy Gold, Inc. ("PGI"), is an affiliate of Blue Cross and Blue Shield of Minnesota and provides pharmacy benefit management services throughout the United States and its territories. Under the agreement, CompScript has agreed that in the performance of its mail order pharmacy functions it will achieve certain clinical, operational and service requirements including, but not limited to, dispensing of pharmaceuticals in compliance with PGI's designated drug formulary; achievement of certain agreed generic replacement efficiency; assistance in developing educational enrollment materials for PGI and its clients; filling prescriptions and mailing of such prescriptions to participants in the plan within a designated number of days after request. The Agreement is for a five year term expiring November 30, 2001. In order to continue the growth and expansion of the Company's mail service operations, on January 9, 1997, the Company entered into a Independent Consulting Agreement ("Consulting Agreement") with Gerard Altieri ("Altieri"), a former director of the Company, and Ronald J. Reith ("Reith"), a former officer of the Company (the "Consultants"). The Consultants will work with the Company on securing new mail order and related business for the Company and also work with the Company in connection with its Agreement with "PGI". The Consulting Agreement provides that for the one year period through January, 1998 the Consultants shall receive a payment of $50,000 per month which payments shall be extended for an additional 12 month period if gross revenues (less adjustments) attributable to all PGI business exceed certain targeted amounts. The Consultants shall provide the Company with reasonable detailed monthly reports of their activity including the status of the PGI business and new business. The Consultants shall devote such time as reasonably necessary to perform services under the Consulting Agreement, including maintaining and developing the present and future PGI business. In addition, the Consultants shall receive commissions on gross revenues earned by the Company each and every year from a customer contract procured by the Consultants.

ACQUISITION STRATEGY

         The Company believes that through consolidation of other companies engaged in institutional pharmacy and pharmacy management services, it can provide a broad array of high quality pharmacy and related services in a cost effective manner. Acquisition and effective integration can result in efficiencies in service delivery, management, marketing, information systems, administrative functions and increases in purchasing leverage.

         The Company targets acquisition candidates with strong management, a demonstrated capacity for growth and opportunities to realize efficiencies through consolidation and integration. The Company identifies acquisition candidates with management who intend to continue to participate in the operation of the business but believe that there are more substantial opportunities in being involved in a larger, stronger organization. The Company has historically issued equity in CompScript as the purchase price for an acquired company in order to align the interests of the acquired company's management with those of CompScript.

         On May 31, 1996, in a transaction accounted for as a pooling of interests, the Company acquired Delta Pharmacy Services, Inc., (Delta). In connection with the transaction, the Company exchanged 666,350 shares of the Company's Common Stock for all of the outstanding common stock of Delta. Delta is in the business of supplying prescription pharmaceuticals, consulting and enteral and parental therapies to long-term and alternate care providers in Alabama and Northern Florida.

         On August 19, 1996, in a transaction accounted for as a pooling of interests, the Company acquired SECURx, Inc., ("SECURx"). In connection with the transaction, the Company exchanged 187,500 shares of the Company's Common Stock for all of the outstanding common stock, of SECURx. SECURx is in the business of selling and distributing prescription drugs through mail order distribution to the general public through corporate sponsored benefit plans of employers located in the Northeastern United States.

         On January 10, 1997, in a transaction accounted for as a pooling of interests, the Company acquired Medical Services Consortium, Inc. ("MSC"). In connection with the transaction, the Company exchanged 1.4 million shares of the Company's Common Stock for all of the outstanding common stock of MSC. MSC is in the business of supplying prescription pharmaceuticals, consulting and enteral and parental therapies to long-term and alternate care providers in South Florida.

         On February 28, 1997, in a transaction accounted for as a pooling of interests, the Company acquired Campo Medical Pharmacy, Inc. ("Campo"). In connection with the transaction, the Company exchanged 375,000 shares of the Company's Common Stock for all of the outstanding common stock of Campo. Campo is in the business of supplying prescription pharmaceuticals, and consulting services to long-term and alternate care providers in Louisiana.

         On March 26, 1997, in a transaction accounted for as a pooling of interests, the Company acquired Hytree Pharmacy, Inc. ("Hytree"). In connection with the transaction, the Company exchanged 850,000 shares of the Company's Common Stock for all of the outstanding common stock of Hytree. Hytree is in the business of providing institutional pharmacy services, home care, distribution of durable medical equipment and supplies in Ohio.

         In connection with the Company's acquisition strategy, on October 1, 1996, the Company entered into a five year Consulting and Acquisition Management Agreement with Shulman & Associates Inc. ("Shulman"), pursuant to which Shulman would assist CompScript in identifying, evaluating, structuring, negotiating, and closing business acquisitions, including, but not limited to, asset purchases, consolidations, mergers, joint ventures and strategic alliances. In connection with such agreement, Shulman will receive a fee of 15,000 shares of the Company's Common Stock if the "aggregate market value" (defined in such agreement) of the acquisition transaction is up to $5,000,000, 30,000 shares if the aggregate market value of the acquisition transaction is between $5,000,000, but less than $10,000,000, and 45,000 shares if the aggregate market value if the acquisition transaction is in excess of $10,000,000. In the event the Company consummates a merger or consolidation involving itself or 50% or more of its voting stock or a substantial portion of its assets is acquired in any one transaction by way of tender or exchange offer, negotiated purchase or otherwise, Shulman shall be paid a fee for 3% of the aggregate market value of the business combination with a minimum of $1,000,000 and a maximum of $3,000,000, provided, that if Shulman introduces the transaction to the Company there shall be no maximum fee limitation.

SUPPLIERS

         The Company's inventory in its pharmacies includes over 3,000 brand and generic pharmaceuticals. If a pharmaceutical is not in its inventory, the Company can generally obtain it from a supplier within one to two business days. The Company purchases its pharmaceuticals primarily through wholesale distributors. Generic pharmaceuticals are generally purchased directly from manufacturers or through wholesale distributors. The Company believes that alternative sources of supply for most generic and brand name pharmaceuticals are readily available.

COMPETITION

         The Long Term-Care industry is highly fragmented but experiencing significant consolidation. There are a large number of small companies offering long-term care pharmacy services. Most of these are smaller than the Company. By its nature, the long-term care pharmacy business is highly regionalized and, within a given geographic region of operations, highly competitive. In the geographic regions it serves, CompScript competes with numerous local retail pharmacies, local and regional institutional pharmacies and pharmacies owned by long-term care facilities. CompScript competes in this market on the basis of quality, cost-effectiveness and the increasingly comprehensive and specialized nature of its services along with the clinical expertise, pharmaceutical technology and professional support it offers. In its program of acquiring institutional pharmacy providers, the Company competes with several other companies with similar acquisition strategies, some of which have greater resources than the Company. No individual customer or market group is critical to the total sales of the Company's long-term care pharmacy business.

         The Company believes that the primary competitive factors in each of its businesses are price, quality of service and breadth of available services. CompScript also believes that its larger competitors offer limited core pharmacy management services that lack the depth and breadth of diversification offered by the Company, and that most of the Company's smaller competitors offer even more limited services with greater financial limitations. The Company considers its principal competitive advantages to be independence from nursing home owner/operators and drug manufacturers, strong managed care knowledge and experience which supports the development of advanced services, and its commitment to providing flexible and distinctive service to its customers.

         There are a large number of companies offering PBM services in the U.S. Most of these companies are smaller than the Company and offer their services on a local or regional basis. As a full service, national pharmacy benefit manager, the Company competes with a number of larger, national companies, as well as numerous insurance and Blue Cross/Blue Shield plans, certain HMOs and retail drug chains which have their own pharmacy benefit management capabilities. Many of these larger companies have greater financial and marketing resources than the Company.

         Consolidation is a critical factor in the pharmaceutical industry generally. Horizontal and vertical merger and acquisition activity in the manufacturing segment has been robust, with significant resultant movements in market share. Competitors that are owned by nursing home owners/operators and manufacturers may have pricing advantages that are unavailable to the Company and other independent companies.

         With respect to infusion therapy services, the Company competes with a number of regional and large national companies.

GOVERNMENT REGULATION

LTC Pharmacy

         Institutional pharmacies, as well as the long-term care facilities they serve, are subject to extensive federal, state and local regulation. These regulations cover required qualifications, day-to-day operations, reimbursement and the documentation of activities. CompScript continuously monitors the effects of regulatory activity on its operations.

         LICENSURE, CERTIFICATION AND REGULATION. States generally require that companies operating a pharmacy within the state be licensed by the state board of pharmacy. he Company currently has pharmacy licenses in each state in which it operates a pharmacy. In addition, CompScript's pharmacies are registered with the appropriate state and federal authorities pursuant to statutes governing the regulation of controlled substances.

         Client nursing facilities are also separately required to be licensed in the states in which they operate and, if serving Medicare or Medicaid patients, must be certified to be in compliance with applicable program participation requirements. Client nursing facilities are also subject to the nursing home reforms of the Omnibus Budget Reconciliation Act of 1987, which imposed strict compliance standards relating to quality of care for nursing home operations, including vastly increased documentation and reporting requirements. In addition, pharmacists, nurses and other health care professionals who provide services on the Company's behalf are, in most cases, required to obtain and maintain professional licenses and are subject to state regulations regarding professional standards of conduct.

         MEDICARE AND MEDICAID. The nursing home pharmacy business has long operated under regulatory and cost containment pressures from state and federal legislation primarily affecting Medicaid and, to a lesser extent, Medicare.

         As is the case for nursing home services generally, CompScript receives reimbursement from the Medicaid programs, directly from individual residents (private pay), and from other payors such as third-party insurers. The Company believes that its reimbursement mix is in line with nursing home expenditures nationally.

         For those patients who are not covered by government-sponsored programs or private insurance, CompScript generally directly bills the patient or the patient's responsible party on a monthly basis. Depending upon local market practices, CompScript may alternatively bill private patients through the nursing facility. Pricing for private pay patients is based on prevailing regional market rates or "usual and customary" charges.

         The Medicaid program is a cooperative federal-state program designed to enable states to provide medical assistance to aged, blind, or disabled individuals, or members of families with dependent children whose income and resources are insufficient to meet the costs of necessary medical services. State participation in the Medicaid program is voluntary. To become eligible to receive federal funds, a state must submit a Medicaid "state plan" to the Secretary of the Department of Health and Human Services ("HHS") for approval. The federal Medicaid statute specifies a variety of requirements which the state plan must meet, including requirements relating to eligibility, coverage of services, payment and administration.

         Federal law and regulations contain a variety of requirements relating to the furnishing of prescription drugs under Medicaid. States are given broad authority, subject to certain standards, to limit or specify conditions to the coverage of particular drugs. Federal Medicaid law establishes standards affecting pharmacy practice. These standards include general requirements relating to patient counseling and drug utilization review and more specific requirements for nursing facilities relating to drug regiment reviews for Medicaid patients in such facilities. Recent regulations clarify that, under federal law, a pharmacy is not required to meet the general standards for drugs dispensed to nursing facility residents if the nursing facility complies with the drug regimen review requirements. However, the regulations indicate that states may nevertheless require pharmacies to comply with the general standards, regardless of whether the nursing facility satisfies the drug regimen review requirement, and the states in which the Company operates currently do require its pharmacies to comply therewith.

         Federal regulations impose certain requirements relating to reimbursement for prescription drugs furnished to Medicaid patients. In addition to requirements imposed by federal law, states have substantial discretion to determine administrative, coverage, eligibility and payment policies under their state Medicaid programs which may affect the Company's operations. For example, some states have enacted "freedom of choice" requirements which may prohibit a nursing facility from requiring its residents to purchase pharmacy or other ancillary medical services or supplies from particular providers that deal with the nursing home. Such limitations may increase the competition which the Company faces in providing services to nursing facility patients.

         The Medicare program is a federally funded and administered health insurance program for individuals age 65 and over or who are disabled. The Medicare program consists of two parts: Part A, which covers, among other things, inpatient hospital, skilled nursing facility, home health care and certain other types of health care services; and Medicare Part B, which covers physicians' services, outpatient services, and certain items and services provided by medical suppliers. Medicare Part B also covers a limited number of specifically designated prescription drugs. The Medicare program establishes certain requirements for participation of providers and suppliers in the Medicare program. Pharmacies are not subject to such certification requirements. Skilled nursing facilities and suppliers of medical equipment and supplies, however, are subject to specified standards. Failure to comply with these requirements and standards may adversely affect an entity's ability to participate in the Medicare program and receive reimbursement for services provided to Medicare beneficiaries.

         The Medicare and Medicaid programs are subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings, and freezes and funding reductions, all of which may adversely affect the Company's business. There can be no assurance that payments for pharmaceutical supplies and services under governmental reimbursement programs will continue to be based on the current methodology or remain comparable to present levels. In this regard, the Company may be subject to rate reductions as a result of federal budgetary legislation related to the Medicare and Medicaid programs. In addition, various state Medicaid programs periodically experience budgetary shortfalls which may result in Medicaid payment delays to the Company. To date, the Company has not experienced any material adverse effect due to any such budgetary shortfall. In addition, the failure, even if inadvertent, of CompScript and/or its client institutions to comply with applicable reimbursement regulations could adversely affect CompScript's business. Additionally, changes in such reimbursement programs or in regulations related thereto, such as reductions in the allowable reimbursement levels, modifications in the timing or processing of payments and other changes intended to limit or decrease the growth of Medicaid and Medicare expenditures, could adversely affect the Company's business.

         REFERRAL RESTRICTIONS. The Company is subject to federal and state laws which govern financial and other arrangements between health care providers. These laws include the federal anti-kickback statute, which was originally enacted in 1977 and amended in 1987, and which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration directly or indirectly in return for or to induce the referral of an individual to a person for the furnishing of any item or service for which payment may be made in whole or in part under Medicare or Medicaid. Many states have enacted similar statutes which are not necessarily limited to items and services for which payment is made by Medicare or Medicaid. Violations of these laws may result in fines, imprisonment, and exclusion from the Medicare and Medicaid programs or other state-funded programs. Federal and state court decisions interpreting these statutes are limited, but have generally construed the statutes to apply if "one purpose" of remuneration is to induce referrals or other conduct within the statute.

         Federal regulations establish "safe harbors," which give immunity from criminal or civil penalties to parties in good faith compliance. While the failure to satisfy all criteria for a safe harbor does not mean that an arrangement violates the statute, it may subject the arrangement to review by the Office of Inspector General ("OIG"), which is charged with administering the federal anti-kickback statute. There are no procedures for obtaining binding interpretations or advisory opinions from the OIG on the application of the federal anti-kickback statute to an arrangement or its qualification for a safe harbor upon which the Company can rely.

         The OIG issues "Fraud Alerts" identifying certain questionable arrangements and practices which it believes may implicate the federal anti-kickback statute. The OIG has issued a Fraud Alert providing its views on certain joint venture and contractual arrangements between health care providers. The OIG also issued a Fraud Alert concerning prescription drug marketing practices that could potentially violate the federal statute. Pharmaceutical marketing activities may implicate the federal anti-kickback statute because drugs are often reimbursed under the

Medicaid program. According to the Fraud Alert, examples of practices that may implicate the statute include certain arrangements under which remuneration is made to pharmacists to recommend the use of a particular pharmaceutical product.

         In addition, a number of states have recently undertaken enforcement actions against pharmaceutical manufacturers involving pharmaceutical marketing programs, including programs containing incentives to pharmacists to dispense one particular product rather than another. These enforcement actions arose under state consumer protection laws which generally prohibit false advertising, deceptive trade practices, and the like.

         The Company believes its contractual arrangements with other health care providers, its pharmaceutical suppliers and its pharmacy practices are in compliance with these laws. There can be no assurance that such laws will not, however, be interpreted in the future in a manner inconsistent with the Company's interpretation and application.

         HEALTH CARE REFORM AND FEDERAL BUDGET LEGISLATION. The Clinton administration and members of Congress have proposed plans to reform the health care system. Currently, Congress is considering such reforms in the context of federal budget reconciliation legislation. This legislation could result in significant reductions in payments to providers under the Medicare program and a complete restructuring and reduced payments to providers under the Medicare program. With respect to Medicare, proposals include establishment of a prospective payment system for Skilled Nursing Facilities ("SNFs"); limits on payments to Medicare SNFs for certain non-routine services, including, among others, prescription drugs, diagnostic services, and physical therapy and other rehabilitative services; requiring consolidated billing by a SNF for all Part A and B claims for SNF residents; and other limits on reimbursement of costs for Medicare SNF services. If enacted, there can be no assurance that such proposals could not have a material effect on the business of CompScript. While budget negotiations are continuing, the future of any reform proposals in Congress is unknown.

         In addition, a number of states have enacted and are considering various health care reforms, including reforms through Medicaid demonstration projects. Federal law allows HHS to authorize waivers of federal Medicaid program requirements, including requirements relating to coverage, free choice of providers and payment for health care services, in connection with state demonstration projects that promote Medicaid program objectives. HHS published procedures and public notice requirements designed to open the waiver approval process to public comment and to expedite processing. Legal actions have been initiated challenging the waiver process and the authority of HHS to approve waivers for broad-based Medicaid managed care programs. The federal budget legislation restructuring the Medicaid program would effectively eliminate Medicaid managed care demonstration projects.

         Several state Medicaid programs have established mandatory statewide managed care programs for Medicaid beneficiaries to control costs through negotiated or capitated rates, as opposed to traditional cost-based reimbursement for Medicaid services, and propose to use savings achieved through these programs to expand coverage to those not previously eligible for

Medicaid. HHS has approved waivers for statewide managed care demonstration projects in several states, and are pending for several other states. These demonstration projects generally exempt institutionalized care, including nursing facility services, from the programs, and the Company's operations have not been adversely affected with a managed care demonstration project in effect. The Company is unable to predict what impact, if any, future projects might have on the Company's operations. Because there are currently various reform proposals under consideration at the federal and state levels, it is uncertain at this time what health care reform initiatives, if any, will be implemented, or whether there will be other changes in the administration of governmental health care programs or interpretations or governmental policies or other changes affecting the health care system. There can be no assurance that future health care or budget legislation or other changes will not have an adverse effect on the business of the Company.

         Various aspects of the Company's businesses are governed by federal and state laws and regulations. Since sanctions may be imposed for violations of these laws, compliance is a significant operational requirement for the Company. The Company believes that it is in substantial compliance with all existing legal requirements material to the operation of its businesses.

PHARMACY BENEFITS MANAGEMENT REGULATION

         Certain federal and related state laws and regulations affect aspects of the Company's pharmacy benefit management business. Among these are the following: FDA REGULATION. The FDA generally has authority to regulate drug promotional materials that are disseminated "by or on behalf of" a drug manufacturer. In October 1995, the FDA held hearings to determine whether and to what extent the activities of pharmacy benefit management companies should be subject to FDA regulations. At this hearing, FDA officials expressed concern about the efforts of pharmacy benefit managers (PBMs) that are owned by drug manufacturers to engage in therapeutic switching programs and about the criteria used by such PBMs that govern the inclusion and exclusion of particular drugs in formularies. Various parties, including the Company, have submitted written comments to the FDA regarding the basis for FDA regulation of PBM activities. It is the Company's position that, while the FDA may have jurisdiction to regulate PBMs that are owned by drug manufacturers, the prescription drug benefit programs developed and implemented by independent PBMs do not constitute the distribution of materials that promote particular drugs "on behalf of" any pharmaceutical manufacturers, and therefore, these programs are not subject to FDA regulation. The FDA has not published any proposed rules to date on the regulation of PBMs, and there can be no assurance that the FDA will not seek to regulate certain aspects of the Company's PBM.

         ANTI-REMUNERATION LAWS. Medicare and Medicaid law prohibits, among other things, an entity from paying or receiving, subject to certain exceptions and "safe harbors," any remuneration to induce the referral of Medicare or Medicaid beneficiaries or the purchase (or the arranging for or recommending of the purchase) of items or service for which payment may be made under Medicare, Medicaid, or other federally-funded state health care programs. Several states also have similar laws which are not limited to services for which Medicare or Medicaid payment may be made. State laws vary and have been infrequently interpreted by courts or regulatory agencies. Sanctions for violating these federal and state anti-remuneration laws may include imprisonment, criminal and civil fines, and exclusion from participation in the Medicare and Medicaid programs.

         The federal statute has been interpreted broadly by courts, the OIG within the HHS, and administrative bodies. Because of the federal statute's broad scope, federal regulations establish certain "safe harbors" from liability. Safe harbors exist for certain properly reported discounts received from vendors, certain investment interests, and certain properly disclosed payments made by vendors to group purchasing organizations. A practice that does not fall within a safe harbor is not necessarily unlawful, but may be subject to scrutiny and challenge. In the absence of an applicable exception or safe harbor, a violation of the statute may occur even if only one purpose of a payment arrangement is to induce patient referrals or purchases. Among the practices that have been identified by the OIG as potentially improper under the statute are certain "product conversion programs" in which benefits are given by drug manufacturers to pharmacists or physicians for changing a prescription (or recommending or requesting such a change) from one drug to another. Such laws have been cited as a partial basis, along with state consumer protection laws discussed below, for investigations and multi-state settlements relating to financial incentives provided by drug manufacturers to retail pharmacies in connection with such programs.

         To the Company's knowledge, these anti-remuneration laws have not been applied to prohibit PBMs from receiving discounts from drug manufacturers in connection with drug purchasing and formulary management programs, to therapeutic substitution programs conducted by independent PBMs, or to the contractual relationships such as those the Company has with certain of its customers. The Company believes that it is in substantial compliance with the legal requirements imposed by such laws and regulations, and the Company believes that there are material differences between drug-switching programs that have been challenged under these laws and the programs offered by the Company to its customers. However, there can be no assurance that the Company will not be subject to scrutiny or challenge under such laws or regulations, or that any such challenge would not have a material effect upon the Company.

         ERISA REGULATIONS. The Employee Retirement Income Security Act of 1974 ("ERISA") regulates certain aspects of employee pension and health benefit plans, including self-funded corporate health plans with which the Company has agreements to provide PBM services. The Company believes that the conduct of its business is not subject to the fiduciary obligations of ERISA, but there can be no assurance that the U.S. Department of Labor, which is the agency that enforces ERISA, would not assert that the fiduciary obligations imposed by the statute apply to certain aspects of the Company's operations.

         Numerous state laws and regulations also affect aspects of the Company's pharmacy benefit management business. Among these are the following:

         CONSUMER PROTECTION LAWS. Most states have consumer protection laws that have been the basis for investigations and multi-state settlements relating to financial incentives provided by drug manufacturers to retail pharmacies in connection with drug switching program features that have been viewed by enforcement authorities as problematic in recent settlement agreements. However, no assurance can be given that the Company will not be subject to scrutiny or challenge under one or more of these laws.

         NETWORK ACCESS LEGISLATION. A majority of states now have some form of legislation affecting the ability of the Company to limit access to a pharmacy provider network or from removing network providers. Such legislation may require the Company or its client to admit any retail pharmacy willing to meet the plan's price and other terms for network participation ("any willing provider" legislation); or providing that a provider may not be removed from a network except in compliance with certain procedures ("due process" legislation). The Company has not been materially affected by these statutes because it maintains a large network of over 46,000 retail pharmacies and will admit any licensed pharmacy that meets the Company's credentialing criteria, involving such matters as adequate insurance coverage, minimum hours of operation, and the absence of disciplinary actions by the relevant state agencies.

         LEGISLATION IMPOSING PLAN DESIGN RESTRICTIONS. Some states have legislation that prohibits the plan sponsor from implementing certain restrictive design features. For example, some states provide that members of the plan may not be required to use network providers, but must also be provided with benefits even if they choose to use non-network providers ("freedom of choice" legislation). Other states mandate coverage of certain benefits or conditions. Such legislation does not generally apply to the Company, but it may apply to certain of the Company's customers (HMOs and insurers). If such legislation were to become widespread and broad in scope, it could have the effect of limiting the economic benefits achievable through pharmacy benefit management.

         LEGISLATION AFFECTING DRUG PRICES. Some states have adopted legislation providing that a pharmacy participating in the state Medicaid program must give the state the best price that the pharmacy makes available to any third party plan ("most favored nation" legislation). Such legislation may adversely affect the Company's ability to negotiate discounts in the future from network pharmacies. Other states have enacted "unitary pricing" legislation, which mandates that all wholesale purchasers of drugs within the state be given access to the same discounts and incentives. Such legislation, if enacted in either state, could adversely affect the Company's ability to negotiate discounts on its prescription drugs to be dispensed by its mail service pharmacies.

         MAIL PHARMACY REGULATION. The Company's mail service pharmacy is located in Florida and the Company is licensed to do business as a pharmacy in that state. Many of the states into which the Company delivers pharmaceuticals have laws and regulations that require out-of-state mail service pharmacies to register with, or be licensed by, the board of pharmacy or similar regulatory body in the state. These states generally permit the mail service pharmacy to follow the laws of the state within which the mail service pharmacy is located, although one state also requires that the Company employ a pharmacist licensed in that state. The Company has registered in every state in which, to the Company's knowledge, such registration is required.

         Other statutes and regulations impact the Company's mail service operations. Federal statutes and regulations govern the labeling, packaging, advertising and adulteration of prescription drugs and the dispensing of controlled substances. The Federal Trade Commission requires mail order sellers of goods generally to engage in truthful advertising, to stock a reasonable supply of the product to be sold, to fill mail orders within thirty days, and to provide customers with refunds when appropriate. The Company believes it is in compliance with all requirements of the Federal Trade Commission.

         REGULATION OF INFUSION THERAPY SERVICES. The Company's infusion therapy services business is subject to many of the same or similar state laws and regulations affecting the Company's pharmacy management business. In addition, some states require that providers of infusion therapy services be licensed. The Company is licensed as a home health agency, infusion pharmacy and pharmacy in Florida. The Company is licensed as a pharmacy only, in Alabama. The Company believes that it is in substantial compliance with such licensing requirements.

         JCAHO, a non-profit, private organization, has established written standards for health care organizations and home care services, including standards for services provided by home infusion therapy companies. The Company's Florida facility has received JCAHO accreditation. When accredited by JCAHO, the Company can market infusion therapy services to Medicare and Medicaid programs. If the Company expands its home infusion therapy services to other states or to Medicaid programs, it may be required to comply with other applicable laws and regulations.

         FUTURE REGULATION. The Company is unable to predict accurately what additional federal or state legislation or regulatory initiatives may be enacted in the future relating to the businesses of the Company or the health care industry in general, or what effect any such legislation or regulations might have on the Company. There can be no assurance that federal or state governments will not impose additional restrictions or adopt interpretations of existing laws that could have a material adverse effect on the Company's business or financial position.

SERVICEMARKS AND TRADEMARKS

         The Company has registered the servicemark "CompScript" with the United States Patent and Trademark Office. The Company's rights to this servicemark will continue so long as the Company complies with the usage, renewal filing and other legal requirements relating to the renewal of service marks. The Company is in the process of applying for registration of several other trademarks and servicemarks. If the Company is unable to obtain any additional registrations, the Company believes there would be no material adverse effect on the Company.

INSURANCE

         The dispensing of pharmaceutical products by the Company's pharmacies, and the products and services provided in connection with the Company's infusion therapy programs (including the associated nursing services) may subject the Company to litigation and liability for damages. The Company believes that its insurance protection is adequate for its present business operations, but there can be no assurance that the Company will be able to maintain its professional and general liability insurance coverage in the future or that such insurance coverage will be available on acceptable terms or be adequate to cover any or all potential product or professional liability claims. A successful product or professional liability claim in excess of the Company's insurance coverage could have a material adverse effect upon the Company.

EMPLOYEES

         As of March 31, 1997, the Company and its subsidiaries employed a total of 332 employees.

PRODUCT AND MARKET DEVELOPMENT

         CompScript's pharmacy business engages in a continuing program for the development of new services and the marketing thereof. While new service and new market development are important factors for the growth of this business, CompScript does not expect that any new service or marketing effort, including those in the developmental stage, will require the investment of a material portion of CompScript's assets.

MATERIAL/SUPPLIES

         CompScript purchases pharmaceuticals through a wholesale distributor with whom it has a prime vendor contract and, on an increasing basis, under contracts negotiated directly with pharmaceutical manufacturers. The Company also is a member of industry buying groups which contract with manufacturers for discounted prices. The Company has numerous sources of supply available to it and has not experienced any difficulty in obtaining pharmaceuticals or other products and supplies used in the conduct of its business.

INVENTORIES

         CompScript's pharmacies maintain adequate on-site inventories of pharmaceuticals and supplies to ensure prompt delivery service to its customers. Inventories on hand are not considered to be high beyond industry standards. The Company's primary wholesale distributor also maintains local warehousing in most major geographic markets in which the Company operates.

ENVIRONMENTAL MATTERS

         In operating its facilities, CompScript makes every effort to comply with pollution control laws. No major difficulties have been encountered in effecting compliance. No material capital expenditures for environmental control facilities are expected. While CompScript cannot predict the effect which any future legislation, regulations, or interpretations may have upon its operations, it does not anticipate any changes that would have a material adverse impact on its operations.

DESCRIPTION OF PROPERTIES

         The Company's principal offices, mail order pharmacy operations and largest institutional pharmacy are located in leased facilities in Boca Raton, Florida. The Company has leased 20,000 square feet under a lease which expires in December 2002 and has an annual average rental of $147,000 plus common area charges. The chart listed below sets forth the approximate square footage, annual lease cost (exclusive of common area charges) and the lease termination date for each institutional pharmacy maintained by the Company, exclusive of the institutional pharmacy at the Company's principal offices.

                                       SQUARE
LOCATION                              FOOTAGE          ANNUAL COST              TERMINATION DATE
--------                              -------          -----------              ----------------

Mobile, Alabama                         4,200             $  24,000              May 1997
Tampa, Florida                          2,520                18,900              December 1999
Miami, Florida                         17,000               135,000              December 2001
Metarie, Louisiana                      4,400                45,600              July 2001
Jackson, Mississippi                    2,831                23,300              December 1999
Mentor, Ohio                           20,000               120,000              August 2000

LEGAL PROCEEDINGS

         The Company is not a party to any material legal proceeding.

                                   MANAGEMENT

         The following table sets forth certain information concerning the current directors and the executive officers of the Company:

NAME                                    AGE               TITLE
----                                    ---               -----

Brian A. Kahan......................    45                Chairman of the Board, Chief Executive Officer
                                                             and President of the Company
Robert J. Gardner...................    41                Vice President and Director
Juan C. Cocuy.......................    39                Chief Financial Officer
Robert Edelheit.....................    57                Director
Paul E. Heimberg....................    46                Director
Malcolm Leonard.....................    54                Director

         BRIAN A. KAHAN has been a Chairman, Chief Executive Officer and President of the Company since April 1996. In October 1991, Mr. Kahan founded Aldencare and served as its Chief Executive Officer and became Chief Executive Officer of CompScript when it merged with Aldencare in 1994. Mr. Kahan has a B.S. in Pharmacy from the University of Maryland, School of Pharmacy. Mr. Kahan is currently President of the American Society of Consultant Pharmacists and serves on the LTC Commission for the State of Florida. Mr. Kahan is presently a clinical instructor for the University of Florida and Nova Southeastern College of Pharmacy and is a trustee for the Florida Pharmacy Foundation.

         ROBERT J. GARDNER has been Vice President and Director of the Company since August 1996. From July 1995 to August 1996 Mr. Gardner was group leader of infusion therapy services for Olsten Kimberly Quality Care. From May 1994 to July 1995 Mr. Gardner served as a healthcare consultant. From August 1992 to April 1994 Mr. Gardner served as President of Abbey Pharmaceutical Services, a nationwide provider of institutional and subacute pharmacy services, and, as Western Area Vice President for Abbey Home Healthcare. From 1986 to 1992 Mr. Gardner held a variety of positions with Pharmacy Corporation of America including Vice President of Operations. Mr. Gardner has a Doctor of Pharmacy Degree from the University of Pacific and a Master of Business Administration from the University of Washington.

         JUAN C. COCUY was appointed Chief Financial Officer on July 1, 1997. Mr. Cocuy has been a partner with the accounting firm Martinelli, Cocuy & Co., CPA's in Wellington, Florida since January 1996. From August 1995 to December 1995, Mr. Cocuy was Vice President of The Vinca Group, LLC, Owings Mills, Maryland, a healthcare consulting company. From August 1992 to August 1995, Mr. Cocuy was Vice President of Finance and Chief Financial Officer of IntegraCare, Inc. in Delray Beach, Florida, a publicly traded integrated health care services provider. From October 1982 to August 1992, Mr. Cocuy served in various capacities with Ernst & Young in West Palm Beach, Florida, most recently as Senior Manager. Mr. Cocuy has a Bachelor of Science degree in business administration from the University of South Florida and is licensed in the State of Florida as a certified public accountant. He is a member of the American and Florida Institutes of CPA's.

         ROBERT EDELHEIT has served as a Director of the Company since April 1996. Mr. Edelheit is President of United Group Programs, employee benefit sales and consulting firm with offices in Boca Raton, Atlanta and Philadelphia. Mr. Edelheit received his B.S. in Business from the State University of New York. Mr. Edelheit is editor and publisher of the newsletter, SYNOPSIS, a fax digest with an emphasis on employee benefits. Mr. Edelheit has been an Associate Professor at Florida Atlantic University in Boca Raton, Florida and speaks nationally on employee benefits.

         PAUL E. HEIMBERG has served as Director of the Company since April 1996. Mr. Heimberg is a partner with the law firm of Heimberg & Lumer, in Boca Raton, Florida since November 1995. Previously Mr. Heimberg was a partner with the firm of Heimberg, Heimberg, Rader & Levenstein, P.A. from 1990 to 1995. Mr. Heimberg received his B.A. from the University of Wisconsin and his J.D. from Boston University Law School.

         MALCOLM LEONARD has served as a Director of the Company since April 1996. Mr. Leonard is a Certified Public Accountant and has been the managing partner of Leonard & Danzinger, CPA's since 1975. Mr. Leonard is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Leonard received a B.S. from Farleigh Dickinson University.

         The Company's officers are elected annually by the Company's Board of Directors and serve at the discretion of the Company's Board of Directors. The Company reimburses directors for their expenses in connection with their activities as directors of the Company. Directors of the Company do not receive additional compensation for their services as directors. Historically, the Company has granted option to its Directors as compensation for services granted.

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the aggregate compensation paid to Brian
A. Kahan (the "Named Executive Officer") by the Company. None of the other executive officers of the Company, were paid a total annual salary and bonus for the fiscal year ended December 31, 1996 which was $100,000 or more.

                                                                                    LONG-TERM
                                                  ANNUAL COMPENSATION              COMPENSATION
                                                  -------------------              ------------
                                                                    OTHER           NUMBER OF
                                     FISCAL                        ANNUAL             OPTIONS             ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR       SALARY       COMPENSATION            GRANTED          COMPENSATION
---------------------------          ------      ------       ------------          -----------        ------------
Brian A. Kahan,                      1996         $270,000             none             121,017              $5,075(1)
Chief Executive Officer              1995         $180,000          $52,000                None               4,393(1)

(1) Represents auto lease payments of $5,075 and $4,393 in 1996 and 1995 respectively.

         The Company entered into an agreement with Mr. Kahan, amended and restated on August 19, 1996, which provides that he shall serve as Chief Executive Officer and Chairman of the Board of Directors for an initial term of five (5) years, which may be extended for up to three (3) additional one (1) year terms. Mr. Kahan's annual salary for the first year shall be $300,000 subject to annual increases equal to the greater of the percentage increase in the consumer price index or six percent (6%) of the executive's previous year's base salary. Pursuant to the Employment Agreement, Mr. Kahan is required to devote substantially all his business time and attention to the business and affairs of the Company. Mr. Kahan is entitled to a bonus equal to ten percent (10%) of the Company's pre-tax profits for each year of the Agreement. Mr. Kahan was granted 121,017 options exercisable at $5.13 per share. Mr. Kahan is entitled to certain fringe benefits including an automobile allowance and reimbursements for charitable donations or contributions in an amount not to exceed $25,000. No such donations or contributions were made during 1996. In the event that Mr. Kahan's employment is terminated by the Company other than for cause, he shall receive either a lump sum equal to his total compensation and benefits for the remaining balance of the term of the agreement, reduced to present value or such payments on a monthly basis.

         The Company entered into an agreement with Mr. Gardner which provides that Mr. Gardner will serve as Vice President for a two year term beginning June 19, 1996. Mr. Gardner's current annual salary is $150,000, subject to an increase to $200,000 on January 1, 1998. Mr. Gardner is entitled to receive an annual cash bonus equal to $15,000 per year, and an additional cash bonus of an amount not less than $10,000 a year based upon an agreed upon formula. Mr. Gardner was granted fully vested options to purchase 140,000 shares at a price of $5.13 per share. Mr. Gardner is entitled to certain fringe benefits including an automobile allowance. In the event that within twelve (12) months of any change of control of the Company or attempted change of control of the Company (as such terms are defined in the Employment Agreement), the Company terminates the employment of Mr. Gardner under the Employment Agreement, for any reason, or Mr. Gardner's employment is constructively terminated, then in any such event Mr. Gardner shall be entitled to receive the balance of the consideration due under the Employment Agreement.

OPTION SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning stock options granted to the Named Executive Officer during the year ended December 31, 1996.

                                                         INDIVIDUAL GRANTS

                                                               PERCENT OF TOTAL
                             NUMBER OF SECURITIES              OPTIONS/SARS
                             UNDERLYING OPTIONS/SARS           GRANTED TO EMPLOYEES          EXERCISE OR    EXPIRATION
                             GRANTED                           IN FISCAL YEAR                BASE PRICE     DATE
                             -----------------------           --------------------          ----------     ----------
Brian A. Kahan, CEO                  121,017                          28.4%                     $5.13          8/27/06

                                       55

AGGREGATED FISCAL YEAR ENDED OPTION VALUE TABLE

         The following table sets forth certain information concerning unexercised stock options held by the Named Executive officer as of December 31, 1996. No stock options were exercised by the Named Executive Officer during the period ended December 31, 1996. No stock appreciation rights were granted or are outstanding.

                               NUMBER OF UNEXERCISED OPTIONS               VALUE OF UNEXERCISED IN THE MONEY
                                  HELD AT DECEMBER 31, 1996                  OPTIONS AT DECEMBER 31, 1996(1)
                                  -------------------------                  -------------------------------
NAME                           EXERCISABLE        UNEXERCISABLE            EXERCISABLE            UNEXERCISABLE
----                           -----------        -------------            -----------            -------------
Brian A. Kahan, CEO                121,017             -0-                    453,209                    -0-

(1) Dollar values are calculated based on the difference between the option exercise price and $8.875, the closing price on December 31, 1996 as reported by NASDAQ.

STOCK OPTION PLAN

         On May 28, 1996 the Board of Directors adopted a stock option plan called the "1996 Stock Option Plan." The Plan was approved by the Company's shareholders at the 1996 Annual Meeting. Under the Plan, the Company has reserved an aggregate of 900,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors or the Compensation Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not qualify ("Non-Qualified Options"). Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant.

         The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee but shall in no event be less than 5% of the fair market value of the underlying shares on the date of grant.

         Officers, key employees, board members and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plan. Only officers, key employees and consultants of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

         If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or three days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability. Plan Options will immediately terminate if employment is terminated for cause as determined by the Company.

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made without shareholder approval which (i) increases the total number of shares subject to the Plan,
(ii) materially increases the benefits accruing to Plan participants, or (iii) materially modifies the requirements as to eligibility for participation in the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on May 29, 2006. Any such termination of the Plan shall not affect any Plan Options granted under the Plan prior to the actual date on which such action occurred.

         The following discussion is based on federal income tax laws and regulations in effect on May 31, 1996. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of this timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and maybe subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of
1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying disposition, the Incentive Stock Option tax preference described above may not apply (although, where the disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary to the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiary are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

         In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

         There are 899,917 options granted under the plan as of the date hereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the date of this Prospectus, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director, (iii) each executive officer, and (iv) all directors and executive officers as a group:

                                                                           PERCENTAGE OF
                                        AMOUNT AND NATURE OF               OUTSTANDING
NAME                                    BENEFICIAL OWNERSHIP(2)            SHARES OWNED(2)
----                                    -----------------------           ----------------
Brian A. Kahan...................               4,553,470(3)                     32.3%
Robert J. Gardner................                 141,025(4)                      1.0%
Malcolm Leonard..................                  35,086(5)                       *

                                       58


Robert Edelheit..................                 107,206(6)                       *
Paul E. Heimberg.................                 239,749(7)                      1.7%
All directors and executive officers
as a group (6 persons)...........               5,076,536(8)                     35.3%

-------------------

*        Less than 1%.

(1) Unless otherwise indicated, the address of each of the listed beneficial owners identified is 1225 Broken Sound Parkway, N.W., Suite A, Boca Raton, Florida 33451. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that warrants or options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised.

(3) Includes 4,307,453 shares of Common Stock held in AldenCare Limited Partnership, of which Mr. Kahan is the general partner and 125,000 held by Mr. Kahan's wife. Includes options to purchase 121,017 shares exercisable at $5.13 per share.

(4) Includes options to purchase 140,000 shares exercisable at $5.13 per share.

(5) Includes 3,898 shares of Common Stock held by Mr. Leonard in a Joint Tenancy with a Right of Survivorship ("JTWROS") with his sister Corinne Leonard, 5,848 shares of Common Stock held by Mr. Leonard in a JTWROS with his daughter Jennifer Gottlieb and 5,848 shares of Common Stock held by Mr. Leonard in a JTWROS with his daughter Shari Leonard and options to purchase 19,492 shares exercisable at $5.13 per shares.

(6) Includes options to purchase 58,476 shares exercisable at $5.13 per share.

(7) Includes 3,898 shares of Common Stock held by Mr. Heimberg's wife, Denise Heimberg and options to purchase 77,967 shares exercisable at $5.13 per share.

(8)      See notes 3 - 7 above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all

Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Leonard & Danzinger, an accounting firm, of which Malcolm Leonard, a Director of the Company is a principal provided financial services to the Company. In connection for such services, Mr. Leonard's firm received $12,000 during fiscal 1996.

         Robert Edelheit, a Director of the Company served as the agent in connection with the Company's placement of certain of its employee insurance programs. The transaction was an arms length transaction and the policies entered into by the Company were no less favorable than could be obtained from other third parties. Mr. Edelheit received an agent's commission from the insuring company in connection with such policies. The Company paid no consideration to Mr. Edelheit for his services.

         See "Description of Business" - Mail Service Pharmacy Benefits, for discussion of a consulting agreement with a former officer and a director of the Company.

                              CONFLICTS OF INTEREST

         Mr. Kahan, the President, Chief Executive Officer, Chairman of the Board, and a principal shareholder and Mr. Gardner, Vice President and member of the Board of Directors, each serve on the Board of Directors of the Subsidiary. In addition, the Company owns 93% of the Subsidiary. While the Company has sought to establish the Exchange Value for the Minority Interests in the Subsidiary in a fair and equitable manner, Messrs. Kahan and Gardner have a conflict of interest in determining Exchange Value as a result of their ownership interest in the Company and management of the Subsidiary. Due to such apparent conflicts of interest, Messrs. Kahan and Gardner have informed the Company that they will not, in their capacity as directors of the Subsidiary, make any recommendation regarding whether or not the proposed Exchange Offer should be accepted by Minority Holders. Accordingly, since Messrs. Kahan and Gardner constitute the entire governing body in the Subsidiary, the governing body of the Subsidiary is not making any recommendation regarding whether or not the proposed Exchange Offer should be accepted by Minority Holders. See "Exchange Offer - Conflicts of Interest; Position of Each Subsidiary's Board of Directors with Respect to the Exchange Offer." Messrs. Kahan and Gardner participated in the Company's determination of the Exchange Value for each Minority Interest. Neither the Company nor the Subsidiary has retained an independent fairness opinion or advisor for the Minority Holders, and no independent evaluation, report or fairness opinion has been requested by the Company or the Subsidiary. The determination of the Exchange Value for each Minority Interest is subjective. Also, all members of the Company's Board of Directors have a conflict of interest in determining the Exchange Value for the Minority Interests arising from their ownership or control of the Company's Common Stock and/or options to acquire the same.

                        DESCRIPTION OF COMPANY SECURITIES

         The capital stock of the Company consists of (i) 50,000,000 shares of common stock, $.0001 par value and (ii) 1,000,000 shares of preferred stock $.0001 par value per share ("Preferred Stock"). After the closing of the Exchange Offer, and assuming all of the Minority Interests are exchanged, 14,619,404 shares of Company Common Stock will be outstanding. There are no Preferred Shares outstanding.

COMMON STOCK

         The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.0001, of which 13,957,063 Shares are issued and outstanding as of the date of this Prospectus, without giving effect to (i) 900,000 shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan, or (ii) options exercisable at prices ranging from $7.00 per share to $10.00 per share through April 1999 to purchase up to 175,000 shares of Company Common Stock. The outstanding shares of Common Stock are fully paid and non-assessable.

         The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares so voting will not be able to elect any directors.

         Upon any liquidation, dissolution or winding-up of the Company, the assets of the Company, after the payment of the Company's debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of "Preferred Stock" then outstanding, will be distributed pro-rata to the holders of the Common Stock. See "Description of Securities." The holders of the Common Stock do not have preemptive or conversion rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. The holders of Common Stock are entitled to share equally in dividends, if, as, and when declared by the Board of Directors of the Company, out of funds legally available therefor, subject to the priorities accorded any class of Preferred Stock which may be issued. A consolidation or merger of the Company, or a sale, transfer or lease of all or substantially all of the assets of the Company, which does not involve distribution by the Company of cash or other property to the holders of Common Stock, will not be deemed to be a liquidation, dissolution or winding up of the Company.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent or Registrar for the Common Stock is Continental Stock Transfer.

PREFERRED STOCK

         The Company is authorized to issue 1,000,000 shares of Preferred Stock, par value $.0001 per share. No Preferred Stock has been issued and the Company does not presently contemplate the issuance of such shares. The Board of Directors is empowered by the Company's Articles of Incorporation to designate and issue from time to time one or more classes or series of Preferred Stock without any action of the shareholders. The board of Directors may authorize issuance in one or more classes or series and may fix and determine the relative rights, preferences and limitations of each class or series so authorized. Such action could adversely affect the voting power of the holders of the Company Common Stock or could have the effect of discouraging or making difficult any attempt by a period or group to obtain control of the Company.

                                  LEGAL MATTERS

         Certain legal matters regarding the issuance of the securities offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida.

                                     EXPERTS

         The supplemental consolidated financial statements of the Company as of and for each of the two years in the period ended December 31, 1996, the consolidated financial statements of the Company as of and for each of the two years in the period ended December 31, 1996, the financial statements of Medical Services Consortium, Inc. as of and for each of the two years in the period ended December 31, 1996, the financial statements of Hytree Pharmacy, Inc. as of March 31, 1996 and December 31, 1996 and for the year ended March 31, 1996 and for the nine months ended December 31, 1996 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                         INDEX TO FINANCIAL INFORMATION

                                                                                               PAGE
                                                                                               ----
INTRODUCTION TO FINANCIAL INFORMATION...........................................................F-3

SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

COMPSCRIPT, INC. AND SUBSIDIARIES

Report of Independent Certified Public Accountants...............................................F-4

Supplemental Consolidated Balance Sheet - December 31, 1996......................................F-5

Supplemental Consolidated Statements of Operations -
Years ended December 31, 1995 (As Restated) and 1996.............................................F-6

Supplemental Consolidated Statements of Shareholders' Equity -
Years ended December 31, 1995 and 1996...........................................................F-7

Supplemental Consolidated Statements of Cash Flows -
Years ended December 31, 1995 (As Restated) and 1996.............................................F-8

Notes to Supplemental Consolidated Financial Statements -
December 31, 1996................................................................................F-10

CONSOLIDATED FINANCIAL STATEMENTS

COMPSCRIPT, INC. AND SUBSIDIARIES

Consolidated Financial Statements for the Fiscal Years Ended
December 31, 1995 and 1996:

Report of Independent Certified Public Accountants...............................................F-32

Consolidated Balance Sheet - December 31, 1996...................................................F-33

Consolidated Statements of Operations - Years ended
December 31, 1995 (As Restated) and 1996.........................................................F-34

Consolidated Statements of Shareholders' Equity -
Years ended December 31, 1995 and 1996...........................................................F-35

Consolidated Statements of Cash Flows - Years ended
December 31, 1995 (As Restated) and 1996.........................................................F-36

Notes to Consolidated Financial Statements - December 31, 1996...................................F-38


                                       F-1


                                                                                               PAGE
                                                                                               ----

Unaudited Consolidated Condensed Financial Statements for the
Three Months Ended March 31, 1997 and 1996:

Consolidated Condensed Balance Sheet - March 31, 1997............................................F-57

Consolidated Condensed Statements of Operations - Three Months Ended
March 31, 1996 and 1997..........................................................................F-58

Consolidated Condensed Statements of Cash Flows - Three Months Ended
March 31, 1996 and 1997..........................................................................F-59

Notes to Consolidated Condensed Financial Statements - March 31, 1997............................F-60

FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

MEDICAL SERVICES CONSORTIUM, INC.

Report of Independent Certified Public Accountants...............................................F-65

Balance Sheet - December 31, 1996................................................................F-66

Statements of Operations - Years ended December 31, 1996 and 1995................................F-67

Statements of Shareholders' Deficit - Years ended
December 31, 1996 and 1995.......................................................................F-68

Statements of Cash Flows - Years ended December 31, 1996 and 1995................................F-69

Notes to Financial Statements - December 31, 1996................................................F-70

HYTREE PHARMACY, INC.

Report of Independent Certified Public Accountants...............................................F-77

Balance Sheets - March 31, 1996 and December 31, 1996............................................F-78

Statements of Income and Retained Earnings - Year ended
March 31, 1996 and Period from April 1, 1996 to December 31, 1996................................F-79

Statements of Cash Flows - Year ended March 31, 1996 and
Period from April 1, 1996 to December 31, 1996...................................................F-80

Notes to Financial Statements - December 31, 1996................................................F-81

                     INTRODUCTION TO FINANCIAL INFORMATION

The following financial information is included in this Prospectus:

SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

The Supplemental Consolidated Financial Statements present the financial position, results of operations and cash flows of CompScript, Inc. (the
Company) as of and for each of the two years in the period ended December 31, 1996, after giving retroactive effect in all periods presented to the acquisitions of Medical Services Consortium, Inc., Campo Medical Pharmacy, Inc., and Hytree Pharmacy, Inc. (the 1997 Poolings, collectively) on January 10, 1997, February 28, 1997, and March 26, 1997, respectively, in transactions accounted for as a pooling-of-interests.

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL YEARS ENDED DECEMBER 31, 1995 AND 1996

The Consolidated Financial Statements present the financial position, results of operations and cash flows of the Company as of and for each of the two years in the period ended December 31, 1996, as previously reflected in the Company's Annual Report on Form 10-KSB, and do not give retroactive effect to the 1997 Poolings.

UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997

The Unaudited Consolidated Condensed Financial Statements present the financial position, results of operations and cash flows of the Company as of March 31, 1997, and for the three months ended March 31, 1996 and 1997. As the 1997 Poolings were consummated prior to March 31, 1997, these unaudited financial statements give retroactive effect in the three months ended March 31, 1996 and 1997 to the 1997 Poolings.

               Report of Independent Certified Public Accountants

The Board of Directors
  and Shareholders
CompScript, Inc.

We have audited the accompanying supplemental consolidated balance sheet of CompScript, Inc. and Subsidiaries (the Company) (formed as a result of the consolidation of CompScript, Inc.; Medical Services Consortium, Inc.; Campo Medical Pharmacy, Inc.; and Hytree Pharmacy, Inc.) as of December 31, 1996, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996. The supplemental consolidated financial statements give retroactive effect to the mergers of CompScript, Inc. and Medical Services Consortium, Inc.; Campo Medical Pharmacy, Inc.; and Hytree Pharmacy, Inc. on January 10, 1997, February 28, 1997 and March 26, 1997, respectively, which have been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CompScript, Inc. and Subsidiaries at December 31, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, after giving retroactive effect to the combination of Medical Services Consortium, Inc.; Campo Medical Pharmacy, Inc.; and Hytree Pharmacy, Inc., as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.

                                   /s/ ERNST & YOUNG LLP
                                       -----------------
                                       Ernst & Young LLP


West Palm Beach, Florida
June 18, 1997


                        CompScript, Inc. and Subsidiaries

                     Supplemental Consolidated Balance Sheet

                                December 31, 1996

ASSETS
Current assets:
   Cash and cash equivalents                                         $    857,740
   Accounts receivable, net of allowance of $634,848                    6,369,720
   Inventory                                                            2,467,639
   Note receivable                                                      1,150,788
   Income tax refund receivable                                           218,512
   Deferred tax asset                                                      80,201
   Prepaid and other receivables                                          112,487
                                                                     ------------
Total current assets                                                   11,257,087

Property and equipment, net                                             2,231,495

Other assets:
   Costs in excess of net assets acquired, less accumulated
     amortization of $61,359                                              143,171
   Other                                                                  854,222
                                                                     ------------
Total other assets                                                        997,393
                                                                     ------------
Total assets                                                         $ 14,485,975
                                                                     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                  $  3,502,436
   Accrued salaries and benefits                                          762,405
   Accrued expenses                                                       761,721
   Accrued pharmaceuticals dispensed by third parties                     164,935
   Distributions payable                                                   53,560
   Line of credit                                                         674,693
   Current portion of notes payable to shareholders                       843,737
   Current portion of notes payable                                       134,581
   Current portion of capital lease obligations                           166,527
                                                                     ------------
Total current liabilities                                               7,064,595

Deferred tax liability                                                     35,100

Long-term debt:
   Notes payable to shareholders                                          500,000
   Notes payable                                                        1,304,058
   Capital lease obligations                                               74,530
                                                                     ------------
Total long-term debt                                                    1,878,588
                                                                     ------------
Total liabilities                                                       8,978,283

Minority interest                                                         222,628

Shareholders' equity:
   Common stock, $.0001 par value--50,000,000 shares authorized,
     13,533,132 shares issued and outstanding                               1,354
   Preferred stock; $.0001 par value--1,000,000 shares authorized;
     no shares issued and outstanding                                        --
   Additional paid-in capital                                           9,328,990
   Accumulated deficit                                                 (4,045,280)
                                                                     ------------
Total shareholders' equity                                              5,285,064
                                                                     ------------
Total liabilities and shareholders' equity                           $ 14,485,975
                                                                     ============

SEE ACCOMPANYING NOTES


                                         CompScript, Inc. and Subsidiaries

                                Supplemental Consolidated Statements of Operations

                                                                                        YEAR ENDED DECEMBER 31
                                                                                        1995               1996
                                                                              --------------------------------------
                                                                                   (AS RESTATED)
                                                                                   SEE NOTE 2

Sales                                                                               $34,856,690        $42,716,356
Cost of sales                                                                        19,959,718         25,690,783
                                                                              --------------------------------------
Gross profit                                                                         14,896,972         17,025,573

Selling, general and administrative expenses                                         14,317,316         15,953,914
Provision for doubtful accounts                                                         315,467          1,131,941
Merger costs                                                                                  -            934,223
Contract termination settlement                                                         363,959                  -
Goodwill impairment charge                                                            3,636,362                  -
                                                                              --------------------------------------
Total operating expenses                                                             18,633,104         18,020,078
                                                                              --------------------------------------
Operating loss                                                                       (3,736,132)          (994,505)

Other:
   Interest and other income                                                             74,598             58,331
   Interest expense                                                                    (312,468)          (359,298)
                                                                              --------------------------------------
Loss before provision for income taxes                                               (3,974,002)        (1,295,472)
Income tax provision (benefit)                                                          251,834           (139,716)
                                                                              --------------------------------------
Net loss                                                                           $ (4,225,836)      $ (1,155,756)
                                                                              ======================================
Net loss per share                                                             $          (0.37)  $         (0.09)
                                                                              ======================================

Weighted average shares outstanding                                                  11,339,469         12,466,648
                                                                              ======================================

Pro forma data (unaudited):
   Historical loss before provision for income taxes                               $ (3,974,002)      $ (1,295,472)
   Pro forma tax (benefit) expense                                                       22,000            (97,000)
                                                                              --------------------------------------
Pro forma net loss                                                                 $ (3,996,002)      $ (1,198,472)
                                                                              ======================================

Pro forma loss per share                                                      $           (0.35)  $         (0.10)
                                                                              ======================================


SEE ACCOMPANYING NOTES.

                        CompScript, Inc. and Subsidiaries

          Supplemental Consolidated Statements of Shareholders' Equity

                                                                                          COMMON STOCK               ADDITIONAL
                                                                               -----------------------------------    PAID-IN
                                                                                    SHARES           AMOUNT           CAPITAL
                                                                               ----------------------------------------------------

Balance at January 1, 1995                                                           2,884,128       $5,499,239       $   483,774
   Common shares issued upon inception of SECURx, Inc.                                  48,097                5            74,995
   Net loss                                                                                  -                -                 -
                                                                               ----------------------------------------------------
Balance at January 1, 1996                                                           2,932,225        5,499,244           558,769
   Reverse acquisition of Capital Brands, Inc.:
     Acquisition of Capital Brands, Inc.'s common shares, net of acquisition
       costs of $1,888,807                                                           1,806,750              181           261,012
     Issuance of Capital Brands, Inc. Common Stock to CompScript-Boca, Inc.
       shareholders                                                                  7,394,982              739         5,498,414
     Receipt of CompScript-Boca, Inc. Common Stock and recording of minority
       interest in CompScript-Boca, Inc.                                            (2,039,840)      (5,499,153)         (384,941)
   Common shares issued to entities acquired through poolings-of-interests to reflect recapitalization of CompScript-Boca, Inc. as a result of the
     reverse acquisition of Capital Brands, Inc.                                     2,586,465              258              (258)
   Transfer of acquired entity's (Delta) accumulated deficit to additional
     paid-in capital upon conversion from an S to a C corporation                            -                -          (101,687)
   Adjustment for Hytree Pharmacy, Inc., pooling-of-interests from year-end
     change (see Note 1)                                                                     -                -                 -
   Distributions to shareholders                                                             -                -                 -
   Exercise of warrants                                                                102,550               10           538,366
   Exercise of stock options                                                           625,000               62           624,938
   Fair market value of stock options issued to nonemployees                                 -                -         1,411,250
   Common shares issued to consultants                                                 125,000               13           923,127
   Net loss                                                                                  -                -                 -
                                                                               ====================================================
Balance at December 31, 1996                                                        13,533,132    $       1,354        $9,328,990
                                                                               ====================================================



                                                                                 RETAINED EARNINGS          TOTAL
                                                                                   (ACCUMULATED         SHAREHOLDERS'
                                                                                     DEFICIT)              EQUITY
                                                                                ------------------------------------------

Balance at January 1, 1995                                                           $ 1,118,360            $7,101,373
   Common shares issued upon inception of SECURx, Inc.                                         -                75,000
   Net loss                                                                           (4,225,836)           (4,225,836)
                                                                                ------------------------------------------
Balance at January 1, 1996                                                            (3,107,476)            2,950,537
   Reverse acquisition of Capital Brands, Inc.:
     Acquisition of Capital Brands, Inc.'s common shares, net of acquisition
       costs of $1,888,807                                                                     -               261,193
     Issuance of Capital Brands, Inc. Common Stock to CompScript-Boca, Inc.
       shareholders                                                                            -             5,499,153
     Receipt of CompScript-Boca, Inc. Common Stock and recording of minority
       interest in CompScript-Boca, Inc.                                                 162,313            (5,721,781)
   Common shares issued to entities acquired through poolings-of-interests to reflect recapitalization of CompScript-Boca, Inc. as a result of the
     reverse acquisition of Capital Brands, Inc.                                               -                     -
   Transfer of acquired entity's (Delta) accumulated deficit to additional
     paid-in capital upon conversion from an S to a C corporation                        101,687                     -
   Adjustment for Hytree Pharmacy, Inc., pooling-of-interests from year-end
     change (see Note 1)                                                                  39,512                39,512
   Distributions to shareholders                                                         (85,560)              (85,560)
   Exercise of warrants                                                                        -               538,376
   Exercise of stock options                                                                   -               625,000
   Fair market value of stock options issued to nonemployees                                   -             1,411,250
   Common shares issued to consultants                                                         -               923,140
   Net loss                                                                           (1,155,756)           (1,155,756)
                                                                                ==========================================
Balance at December 31, 1996                                                         $(4,045,280)           $5,285,064
                                                                                ==========================================

SEE ACCOMPANYING NOTES.


                        CompScript, Inc. and Subsidiaries

               Supplemental Consolidated Statements of Cash Flows

                                                                                      YEAR ENDED DECEMBER 31
                                                                                      1995              1996
                                                                                ------------------------------------
                                                                                     (AS RESTATED)
                                                                                      SEE NOTE 2

OPERATING ACTIVITIES
Net loss                                                                             $(4,225,836)     $(1,155,756)
Adjustments to reconcile net loss to net cash provided by (used in)
   operating activities:
     Depreciation and amortization of leasehold improvements                             492,453          515,460
     Contract termination settlement                                                     363,959                -
     Adjustment for Hytree Pharmacy, Inc. pooling-of-interests from year-end
       change                                                                                  -           39,512
     Gain on sale of property and equipment                                               (2,270)               -
     Loss on disposition of asset                                                         38,639                -
     Noncash merger costs                                                                      -          739,492
     Stock compensation expense                                                           90,000                -
     Deferred taxes                                                                       79,800          (22,901)
     Amortization                                                                        219,037           43,815
     Goodwill impairment charge                                                        3,636,362                -
     Provision for doubtful accounts                                                     315,467          842,779
     Changes in operating assets and liabilities:
       Accounts receivable                                                            (1,417,700)      (1,961,725)
       Inventory                                                                        (558,168)        (616,371)
       Prepaid and other receivables                                                     (86,109)          80,830
       Other assets                                                                       (8,543)         (10,878)
       Income tax refund receivable                                                         (387)        (440,903)
       Accounts payable and accrued expenses                                           1,396,043          866,013
                                                                                ------------------------------------
Net cash provided by (used in) operating activities                                      332,747       (1,080,633)

INVESTING ACTIVITIES
Purchase of property and equipment                                                      (365,100)        (943,422)
Proceeds from sale of equipment                                                           15,544           71,216
Payments received on notes receivable                                                          -           21,225
Loans to shareholders                                                                    (18,239)               -
Payments received on loans to shareholders                                                     -           12,982
Acquisitions, net of cash acquired                                                      (115,000)         403,808
                                                                                ------------------------------------
Net cash used in investing activities                                                   (482,795)        (434,191)


                        CompScript, Inc. and Subsidiaries

         Supplemental Consolidated Statements of Cash Flows (continued)

                                                                                      YEAR ENDED DECEMBER 31
                                                                                      1995              1996
                                                                                ------------------------------------
FINANCING ACTIVITIES
Exercise of options and warrants                                                $              -      $ 1,163,376
Proceeds from sale of common stock                                                        75,000                -
Proceeds from lines of credit                                                            129,717          800,000
Repayment of lines of credit                                                            (148,895)        (330,054)
Proceeds from notes payable to shareholder                                               675,041          450,414
Repayments of notes payable to shareholder                                              (298,214)        (355,801)
Proceeds from notes payable                                                            3,729,103        2,647,113
Repayment of notes and leases payable                                                 (4,039,307)      (2,520,332)
Distribution to shareholders                                                                   -          (32,000)
Payment of deferred acquisition costs                                                    (27,500)               -
                                                                                ------------------------------------
Net cash provided by financing activities                                                 94,945        1,822,716
                                                                                ------------------------------------

Net (decrease) increase in cash and cash equivalents                                     (55,103)         307,892
Cash and cash equivalents at beginning of year                                           604,951          549,848
                                                                                ------------------------------------
Cash and cash equivalents at end of year                                            $    549,848     $    857,740
                                                                                ====================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes                                                          $    368,264     $    141,349
                                                                                ====================================

Cash paid for interest                                                              $    269,282     $    298,329
                                                                                ====================================

SCHEDULE OF NONCASH INVESTING ACTIVITIES
Stock options issued in exchange for prepaid consulting fees                    $              -     $    302,285
                                                                                ====================================

Conversion of accounts receivable to a note receivable                          $              -     $    239,441
                                                                                ====================================

Distribution payable                                                            $              -    $      53,560
                                                                                ====================================

Fixed assets acquired pursuant to capital lease obligations and notes
   payable                                                                          $    170,694    $      63,916
                                                                                ====================================

SEE ACCOMPANYING NOTES.

                        CompScript, Inc. and Subsidiaries

             Notes to Supplemental Consolidated Financial Statements

                                December 31, 1996

1. THE COMPANY

CompScript, Inc. and Subsidiaries (CompScript or the Company), f/k/a Capital Brands, Inc., is a comprehensive provider of pharmacy management services including institutional pharmacy, infusion therapy, mail order and consultant pharmacist services as well as pharmacy benefit claim administration to managed care networks, long-term and subacute care facilities, home health patients and recipients of managed care. The Company is the successor to CompScript-Boca, Inc. (Boca), f/k/a CompScript, Inc. which was f/k/a Aldencare, Inc., which was incorporated under the laws of the State of Florida on October 3, 1991.

On April 26, 1996, shareholders who previously owned approximately 93% of Boca exchanged their shares of Boca's Common Stock for 7,394,982 common shares (representing an 80% interest) of Capital Brands, Inc. (Capital), a publicly-held company involved in the development of consumer-based businesses in the Republic of Poland (the Acquisition). This exchange was structured as a tax-free reorganization. The Acquisition was accounted for as a reverse purchase of Capital by Boca pursuant to which Boca was recapitalized to include the assets and liabilities of Capital revalued to reflect the market value of Capital's net tangible assets at the date of the Acquisition, consisting of cash and marketable equity securities. The Company incurred acquisition costs of approximately $1,888,807, all of which was charged to additional paid-in capital. As Capital had no operations as of the Acquisition date, no pro forma financial information is presented. On July 5, 1996, Capital changed its name to CompScript, Inc. The remaining 7% of Boca is accounted for as a minority interest in a consolidated subsidiary on the Company's December 31, 1996 supplemental consolidated balance sheet.

On May 31, 1996, in a transaction accounted for as a pooling-of-interests, the Company acquired Delta Pharmacy Services, Inc. (Delta). As a result, the accompanying supplemental consolidated financial statements include the accounts and results of operations of Delta for all periods presented. In connection with the transaction, the Company exchanged 666,350 shares of the Company's Common Stock for all of the outstanding common stock of Delta. Delta is in the business of supplying prescription pharmaceuticals, consulting services and enteral and parental therapies to long-term and alternate care providers in Alabama and Northern Florida.

On August 19, 1996, in a transaction accounted for as a pooling-of-interests, the Company acquired SECURx, Inc. (SECURx). As a result, the accompanying supplemental consolidated financial statements include the accounts and results of operations of SECURx for all periods presented. In connection with the transaction, the Company exchanged 187,500 shares of the

                        CompScript, Inc. and Subsidiaries

Company's Common Stock for all of the outstanding common stock of SECURx. SECURx is in the business of selling and distributing prescription drugs to the general public through corporate sponsored benefit plans of employers located in the northeastern United States.

On January 10, 1997, in a transaction accounted for as a pooling-of-interests, the Company acquired Medical Services Consortium, Inc. (MSC). As a result, the accompanying supplemental consolidated financial statements include the accounts and results of operations of MSC for all periods presented. In connection with the transaction, the Company exchanged 1.4 million shares of the Company's Common Stock for all of the outstanding common stock of MSC. MSC is in the business of supplying prescription pharmaceuticals, consulting services and enteral and parental therapies to long-term and alternate care providers in South Florida.

On February 28, 1997, in a transaction accounted for as a pooling-of-interests, the Company acquired Campo Medical Pharmacy, Inc. (Campo). As a result, the accompanying supplemental consolidated financial statements include the accounts and results of operations of Campo for all periods presented. In connection with the transaction, the Company exchanged 375,000 shares of the Company's Common Stock for all of the outstanding common stock of Campo. Campo is in the business of supplying prescription pharmaceuticals and consulting services to long-term and alternate care providers in Louisiana.

On March 26, 1997, in a transaction accounted for as a pooling-of-interests, the Company acquired Hytree Pharmacy, Inc. (Hytree). As a result, the accompanying supplemental consolidated financial statements include the accounts and results of operations of Hytree for all periods presented. In connection with the transaction, the Company exchanged 850,000 shares of the Company's Common Stock for all of the outstanding common stock of Hytree. Hytree is in the business of supplying prescription pharmaceuticals, respiratory and consulting services to long-term and alternate care providers along with home care and sales and rentals of durable medical equipment and supplies within the Ohio market.

Hytree's fiscal year end has been changed from March 31 to December 31 to conform to the Company's fiscal year end. Fiscal 1995 represents the results of CompScript, Delta, SECURx, MSC, and Campo for the year ended December 31, 1995, and the results of Hytree for the year ended March 31, 1996. Fiscal 1996 represents the results of CompScript, Delta, SECURx, MSC, Campo, and Hytree for the year ended December 31, 1996. Based on the difference in fiscal year ends, results of operations for the three months ended March 31, 1996 for Hytree have been included in the accompanying supplemental consolidated statements of operations for both fiscal

                        CompScript, Inc. and Subsidiaries

1995 and 1996. For the three months ended March 31, 1996, Hytree recorded total revenues of $2,602,629 and a net loss of $39,512. Accordingly, the accumulated deficit and net loss in the accompanying supplemental consolidated statements of shareholders' equity and cash flows, respectively, have been adjusted in fiscal 1996 to reflect the net loss of Hytree for the three months ended March 31, 1996.

The following unaudited pro forma summary presents the supplemental consolidated results of operations as if the pooling-of-interest transactions with Delta, SECURx, MSC, Campo, and Hytree had occurred on January 1, 1995. The pro forma financial information does not purport to be indicative of the results of operations that would have occurred had the transactions taken place at the beginning of the periods presented or of future results of operations.

                      COMPSCRIPT       DELTA          SECURX          MSC        CAMPO        HYTREE     CONSOLIDATED
                    ---------------------------------------------------------------------------------------------------
YEAR ENDED
DECEMBER 31, 1995
Total sales          $ 10,940,526  $ 2,163,253     $2,467,251     $6,558,177    $2,723,028  $10,004,455   $34,856,690
                    ===================================================================================================

Net (loss) income    $ (3,686,619) $   (26,607)    $ (135,419)    $ (542,494)   $   54,594  $   110,709   $(4,225,836)
                    ===================================================================================================

YEAR ENDED
DECEMBER 31, 1996
Total sales          $ 15,469,263  $ 1,173,945 (1) $3,406,563 (2) $8,577,551    $3,181,263  $10,907,771   $42,716,356
                    ===================================================================================================

Net (loss) income    $ (1,937,123) $   165,479 (1) $ (226,698)(2) $  477,874    $  131,876  $   232,836   $(1,155,756)

                    ===================================================================================================

(1) Represents results of operations for Delta from January 1, 1996 to the date of its acquisition.

(2) Represents results of operations for SECURx from January 1, 1996 to the date of its acquisition.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

Effective June 29, 1996, the Company elected to change its year end from September 30 to December 31. The Company's historical supplemental consolidated financial statements have been restated to conform with this change in year end.

                        CompScript, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIS OF CONSOLIDATION

The accompanying supplemental consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, and Boca, of which the Company owns approximately 92%. All significant intercompany balances and transactions have been eliminated.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less, when acquired, to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company's customers are primarily long-term and alternate care providers in Florida, Ohio, Louisiana and Alabama and corporate sponsored benefit plans of employers in the northeastern United States. The Company directly bills its customers or third-party payers, which are primarily Medicaid and private insurers. Credit is extended based on an evaluation of the customer's financial condition, and collateral is not required. Credit losses are provided for in the supplemental consolidated financial statements and consistently have been within management's expectations.

INVENTORY

Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and depreciated using the straight-line and declining balance methods over the estimated useful lives of the related assets. Furniture and equipment and vehicles are depreciated over a five to seven year period. Leasehold improvements and assets under capital lease are amortized over the useful lives of the underlying assets or the term of the lease, whichever is shorter. Expenditures for maintenance and repairs are charged to expense as incurred.

                        CompScript, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COSTS IN EXCESS OF NET ASSETS ACQUIRED

In July 1995, SECURx recorded approximately $205,000 of costs in excess of net assets acquired in connection with the acquisition of substantially all of the assets and liabilities of a predecessor company of the same name. Costs in excess of net assets acquired are amortized on a straight-line basis over five years.

The Company periodically evaluates the recovery of the carrying amount of costs in excess of net assets acquired by determining if any impairment indicators are present. These indicators include duplication of resources resulting from acquisitions, income derived from businesses acquired, the estimated undiscounted cash flows of the entity over the remaining amortization period and other factors.

REVENUE RECOGNITION

Revenue and the related cost of sales are recognized when services are provided or products are delivered. For some pharmaceuticals that are located at the customers' facilities, revenues are recognized when the product is dispensed to the patient. Revenues are recorded net of adjustments and allowances resulting from the difference between established rates for the products and services and amounts reimbursable by government-sponsored health care programs (primarily Medicaid) and private insurance carriers.

STOCK BASED COMPENSATION

The Company has elected to follow Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Financial Accounting Standards Board (FASB) Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires the use of option valuation models that were not developed for use in valuing employee stock options. No compensation expense is typically recognized under APB Opinion No. 25, as the exercise price of the Company's employee stock options generally equals or exceeds the market price of the underlying stock on the date of grant.

                        CompScript, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company accounts for equity awards issued to nonemployee consultants, attorneys and other vendors at fair market value based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable on the date of grant. The fair value of equity instruments issued to a nonemployee is measured as of the date that the parties come to a mutual understanding of the terms of the arrangement and agree to a binding contract.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising expense totaled approximately $57,372 and $71,114 in 1995 and 1996, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with FASB No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred income taxes at the end of each period are determined based on the differences between the financial statement and tax basis of assets and liabilities using the enacted tax rates for the years in which the taxes are expected to be paid or recovered.

The Company files a consolidated income tax return with its majority-owned subsidiaries which includes the taxable income or loss of each subsidiary from its acquisition date through the end of the Company's tax year. Each entity is required to file a separate income tax return prior to becoming a member of the Company's consolidated income tax return. Prior to the acquisition of Delta and MSC by the Company on May 31, 1996 and January 10, 1997, respectively, Delta and MSC were taxed under the provisions of Subchapter S of the Internal Revenue Code
(IRC). Concurrent with the acquisition of Delta and MSC, these entities were converted to C corporation status with respect to federal income taxes and, for those states that recognize such tax election, state income taxes. As a result, the accompanying supplemental consolidated financial statements include no provision (benefit) for income taxes related to Delta's or MSC's income (loss) prior to its acquisition by the Company. Accordingly, the supplemental consolidated statements of operations for the years ended December 31, 1995 and 1996 include pro forma adjustments (unaudited) for income tax expense which would have been recorded had Delta and MSC been taxable corporations and had the Company been able to file a consolidated income tax return with the entities acquired during 1996 and 1997 based on the tax laws in effect during the years presented.

                        CompScript, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET LOSS PER SHARE

Net loss per share is calculated using the weighted average number of common shares outstanding as the effect of the Company's outstanding Common Stock equivalents was antidilutive for all periods presented. Weighted average common shares outstanding reflect the exchange ratio of 3.898373 shares of the Company's Common Stock for each share of Boca's Common Stock outstanding prior to the Acquisition for all periods presented.

Pro forma net loss per share (unaudited) reflects the pro forma income tax adjustments described above. There is no difference between historical and pro forma weighted average shares.

LONG-LIVED ASSETS

FASB No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. The Company adopted FASB No. 121 during 1996 and, based on current circumstances, does not believe that any impairment indicators are present relative to its long-lived assets.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        CompScript, Inc. and Subsidiaries

3. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1996 consists of the following:

         Furniture and equipment                              $3,189,234
         Vehicles                                                146,052
         Leasehold improvements                                  379,289
         Assets under capital leases                             497,230
                                                         ------------------
                                                               4,211,805
         Less accumulated depreciation                        (1,980,310)
                                                         ------------------
                                                              $2,231,495
                                                         ==================
4. GOODWILL IMPAIRMENT

At December 31, 1995, the Company recognized a goodwill impairment charge of approximately $3.6 million, with no associated tax benefit, related to Aldencare, Inc.'s 1994 acquisition of substantially all of the assets of CompScript, Inc., which became the Company's Ohio Division. The Ohio Division was purchased to be the Company's entry into the workers compensation, pharmacy benefits management (PBM) line of business. During the year ended December 31, 1995, the contracts attributed to the Ohio Division generated minimal revenue due in part to the nonexclusive nature of the contracts. In addition, the inability of the Ohio Division to convert existing relationships with prospective clients into new PBM contracts or to secure new prospective clients contributed to significant operating losses and negative cash flows relative to the Ohio Division. Based on the poor financial results and the failure to obtain new contracts, the Company believe that the PBM business acquired with the Ohio Division would not generate positive cash flows in the foreseeable future and the strategy to implement this line of business within the Ohio Division, would no longer be a priority of the Company. Therefore, the Company wrote off the unamortized carrying value of the goodwill of approximately $3.6 million on December 31, 1995.

5. LINE OF CREDIT

In May 1995, the Company entered into a line-of-credit agreement which permits borrowings up to $750,000. The line of credit is due upon demand and is secured by substantially all of the assets of the Company. Interest is payable monthly at prime plus .25% (8.50% at December 31, 1996) with a .25% fee on the unused portion of the line. Approximately $675,000 is outstanding at December 31, 1996.

                        CompScript, Inc. and Subsidiaries

On January 3, 1997, the Company amended its financing agreement with its primary lender to increase its revolving line-of-credit agreement to allow for borrowings up to $5 million from the $750,000 previously in effect (the New Credit Facility). The primary reason for the increase was to provide additional working capital for operations and fund the Company's acquisition activity. Through June 18, 1997, the Company borrowed approximately $4.9 million under the New Credit Facility.

The New Credit Facility is collateralized by all of the Company's accounts receivable, inventory, fixed assets and other assets, and consists of a term loan due on April 30, 1998. Interest, which is paid monthly on the credit facility, accrues at the lessor of the prime rate or the three-month London Interbank Offered Rate, plus 250 basis points. The New Credit Facility requires the Company to maintain at all times, certain net worth, debt coverage and working capital levels, and restricts acquisitions and dispositions of property and limits additional borrowings from other lendors.

In connection with the New Credit Facility, on January 3, 1997, the Company also entered into a $500,000 promissory note with the same lendor, the proceeds of which were used to fund the Company's office and mail order space expansion, which was completed in the first quarter of 1997. The principle sum of the promissory note shall be paid in monthly installments of approximately $8,333 plus interest at 9.0% for 60 months beginning on February 1, 1997. Collateral and debt covenants are the same as those of the New Credit Facility.

On March 19, 1997, the Company entered into an additional $750,000 promissory note with its existing lender, primarily for working capital purposes. Such loan matures on July 26, 1997 and bears interest at prime. This loan is cross collateralized with all other borrowings previously discussed. In addition to the collateral previously discussed, this note is collateralized by the $1,125,000 note receivable recorded on the Company's supplemental consolidated balance sheet at December 31, 1996 and the collateral underlying the note receivable consisting of marketable equity securities.

                        CompScript, Inc. and Subsidiaries

6. NOTES PAYABLE

Notes payable consist of the following:

$300,000 revolving credit arrangement with a bank, interest at prime plus 2.00%
   (10.25% at December 31, 1996), collateralized by substantially all of the assets of MSC. Monthly payments of $3,572 plus accrued interest are payable monthly, with a final balloon payment of $89,252, plus accrued interest due
   on September 1, 2000.                                                                            $   239,276

$300,000 unsecured promissory note, interest at prime plus 1.00% (9.25% at
   December 31, 1996), principal and interest payable monthly through August 1,
   1998.                                                                                                209,358

Note payable to a related individual in monthly installments of $1,000 through
May 1997.                                                                                                 4,515

Note payable under a $1,000,000 line-of-credit arrangement, including interest at 1/2% above the bank's prime rate (8.25% at December 31, 1996), collateralized by substantially all assets of Hytree and guaranteed by the
   former shareholders of Hytree.                                                                       959,799

Various notes payable to financing companies bearing interest at rates ranging from 6% to
   10% and expiring at various dates through 1999. Collateralized by vehicles with an
   aggregate carrying value of approximately $58,500.                                                    25,691
                                                                                                ------------------
                                                                                                      1,438,639
Less current portion                                                                                   (134,581)
                                                                                                ------------------
Long-term portion                                                                                    $1,304,058
                                                                                                ==================

In July 1995, MSC entered into the $300,000 unsecured note payable in connection with a settlement agreed to upon the early termination of a prior contract with business consultants to provide sales and marketing services to the Company. In connection with the settlement, approximately $364,000, including the forgiveness of a $64,000 account receivable from an affiliate of the business consultants, has been recorded as contract termination settlement expense in the 1995 supplemental consolidated statement of operations.

                        CompScript, Inc. and Subsidiaries

At December 31, 1996, annual payments on notes payable are as follows:

         1997                           $   134,581
         1998                             1,147,330
         1999                                46,044
         2000                               110,684
                                    ------------------
                                         $1,438,639
                                    ==================

7. NOTES PAYABLE TO SHAREHOLDERS

Notes payable to shareholders consists of the following:

$300,000 promissory note payable to a shareholder, interest at prime plus 6.00%
   (14.25% at December 31, 1996), collateralized by the accounts receivable of
   MSC. Interest is due monthly through January 1, 2001 and principal is due on
   January 1, 2001.                                                                                  $   300,000

$200,000 unsecured promissory note payable to a shareholder, interest at a fixed rate of
   8%. Interest is due monthly through January 1, 2001 and principal is due on January 1,
   2001.                                                                                                 200,000
$400,414 unsecured promissory notes payable to certain shareholders of the Company, interest at a fixed rate of 7%. Interest is due monthly through December 31, 1997 and
   principal is due on December 31, 1997.                                                                400,414
$215,723 unsecured demand borrowings bearing interest at 12% and payable to shareholders of
   the Company.                                                                                          215,723
$350,000 demand promissory notes payable to a shareholder, interest at a fixed rate of 10%, collateralized by the accounts receivable, inventories and equipment of
   SECURx, the aggregate carrying value of which exceeds the outstanding
   aggregate balance of the notes payable to shareholder at December 31, 1996.                           227,600
                                                                                                 ------------------
                                                                                                       1,343,737
Less current portion                                                                                    (843,737)
                                                                                                 ------------------
Long-term portion                                                                                    $   500,000
                                                                                                 ==================

                        CompScript, Inc. and Subsidiaries

7. NOTES PAYABLE TO SHAREHOLDERS (CONTINUED)

At December 31, 1996, annual payments on notes payable to shareholders are as follows:

         1997                    $   843,737
         2001                        500,000
                             ------------------
                                  $1,343,737
                             ==================

8. CAPITAL LEASES

The Company leases certain equipment under long-term capital leases. Future obligations are as follows:

         Year ending December 31,
            1997                    $166,527
            1998                      79,021
            1999                      26,416
                              ------------------
                                     271,964
         Less interest               (30,907)
                              ------------------
                                    $241,057
                              ==================

9. MINORITY INTEREST

On October 3, 1996, Boca issued an additional 27,000 shares of its Common Stock to a shareholder of the Company, increasing the minority interest's aggregate ownership interest in Boca to approximately 8%.

The Company intends to exchange the shares of Boca's Common Stock held by the minority interest for the Company's Common Stock during 1997 at the same exchange ratio used in the Acquisition. The minority interest's share of Boca's 1996 results of operations is not significant.

                        CompScript, Inc. and Subsidiaries

10. SHAREHOLDERS' EQUITY

EQUITY INSTRUMENTS ISSUED TO NONEMPLOYEES

During 1996, the Company granted 625,000 stock options at an exercise price of $1 per share to certain consultants, 100,000 stock options at $6 per share to an investment banking firm and 75,000 stock options at an exercise price of $6 and 9,000 shares of Common Stock to a law firm as consideration for services rendered in connection with the Acquisition. The stock options were fully vested on the date of grant. Included in the costs of the Acquisition, all of which were charged against additional paid-in capital attributed to the Acquisition, is an aggregate $1,292,000 related to the issuance of these equity instruments. The consultants exercised the 625,000 stock options prior to December 31, 1996. Subsequent to December 31, 1996, the 100,000 stock options and the 75,000 stock options referred to above were exercised.

During 1996, the Company issued 90,000 shares of Common Stock to certain consultants and 11,000 shares of Common Stock to a law firm as consideration for services rendered in connection with the Company's acquisitions of Delta, SECURx and MSC. The Company recorded an aggregate $740,000 related to the issuance of these common shares, all of which is included in merger costs on the supplemental consolidated statement of operations.

On May 1, 1996, the Company granted 200,000 stock options (100,000 options at an exercise price of $8 and 100,000 options an exercise price of $10) to an investment banking firm as consideration for a two-year consulting agreement commencing on December 31, 1996. The stock options were fully vested on the date of grant. In connection with the stock options granted, the Company recorded a prepaid consulting fee of $144,000 as of December 31, 1996. This amount is included in other assets on the December 31, 1996 supplemental consolidated balance sheet. In May 1997, the investment banking firm agreed to perform additional consulting services and in exchange the Company reduced the exercise price for 100,000 options from $8 to $4. As a result of this reduction in exercise price, the Company will recognize an additional $262,000 over the term of the consulting agreement. Subsequently, in May 1997, all of the $4 stock options referred to above were exercised.

On July 2, 1996, the Company granted 75,000 stock options exercisable at $7 per share to a public relations firm in connection with a two-year contract. The stock options were fully vested on the date of grant. In addition, the Company agreed to issue an additional 75,000 options on July 2, 1997 and pay $30,000 per year in connection with this contract. In connection with the stock options granted, the Company recorded a prepaid expense of $20,000 at December 31, 1996. The stock options expire five years from their respective dates of grant.

                        CompScript, Inc. and Subsidiaries

On December 27, 1996, the Company issued 15,000 of its common shares to certain consultants as consideration for consulting services rendered in connection with the Company obtaining a five-year agreement to provide mail order pharmacy services to an insurer. The Company recorded a prepaid expense of approximately $138,000 for these fees, which is included in other assets on the December 31, 1996 supplemental consolidated balance sheet, and intends to amortize these costs over the life of the agreement.

COMMON STOCK WARRANTS

During 1996, the Company issued 102,550 common shares in connection with the exercise of the Company's Class A and Class B warrants at a weighted average exercise price of $5.25. On December 31, 1996, the remaining 96,950 outstanding warrants expired unexercised.

STOCK OPTION PLANS

In October 1994, Boca adopted a stock option plan (the Boca Plan). The Boca Plan provides for the granting of both incentive stock options and nonqualified stock options for the purchase of up to 200,000 shares of Boca's Common Stock. Under the Boca Plan, incentive stock options were granted on October 1, 1994 to purchase 19,100 shares of Boca's Common Stock for a period of eight years from October 1996 at an exercise price of $10 per share (the Boca Options). All of the outstanding Boca Options were rescinded during 1996. The Company does not intend to grant any additional stock options under the Boca Plan.

In May 1996, the Company adopted a stock option plan (the 1996 Plan). The 1996 Plan provides for the granting of both incentive stock options and nonqualified stock options for the purchase of up to 900,000 shares of the Company's Common Stock. The exercise price and vesting schedule of each stock option is determined by the Compensation Committee of the Company. Stock options granted under the 1996 Plan expire after ten years from the date of grant.

In October 1995, the FASB issued FASB No. 123, which provides an alternative to APB Opinion No. 25. FASB No. 123 allows for a fair value based method of accounting for stock options. However, for companies that continue to account for stock-based compensation arrangements under APB Opinion No. 25, such as the Company, FASB No. 123 requires disclosure of the pro forma effect on net loss and loss per share of its fair value based accounting

                        CompScript, Inc. and Subsidiaries
for those arrangements. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1996: risk free interest rate of 6.49%, dividend yield of 0%, volatility factor of the expected market price of the Company's Common Stock of .47 and a weighted-average expected life of the options of 4.09 years. As of December 31, 1996, the weighted average remaining contractual life of all options outstanding was 9.7 years.

The following unaudited pro forma summary presents the Company's net income and earnings per share as if the estimated fair value of the options were amortized to expense over the options' vesting period. FASB No. 123 does not apply to stock option grants prior to the year ended December 31, 1995 and no stock options were granted in fiscal 1995, therefore, FASB No. 123 has no pro forma effect on the 1995 net loss and net loss per share as reported in the supplemental consolidated statement of operations.

                                                        YEAR ENDED
                                                    DECEMBER 31, 1996
                                                   ---------------------
          Pro forma net loss                            $(2,876,217)
                                                   ---------------------

          Pro forma net loss per share                  $     (0.23)
                                                   =====================

The pro forma effect of compensation expense from stock option awards on pro forma net income reflects the vesting of 1996 option awards in 1996, in accordance with FASB No. 123. Because pro forma compensation expense associated with a stock option award is recognized over the vesting period, the initial impact of applying FASB No. 123 may not be indicative of pro forma compensation expense in future years, when the effect of multiple awards will be reflected in pro forma net income.

                        CompScript, Inc. and Subsidiaries

A summary of the Company's stock option activity and related information for the year ended December 31, 1996 relative to the Company's employee/director and nonemployee stock options is as follows:

                                                     EMPLOYEE/DIRECTOR                     NONEMPLOYEE
                                                       STOCK OPTIONS                      STOCK OPTIONS
                                             ---------------------------------- ----------------------------------
                                                                  WEIGHTED                           WEIGHTED
                                               OPTIONS FOR         AVERAGE        OPTIONS FOR         AVERAGE
                                                  SHARES       EXERCISE PRICE        SHARES       EXERCISE PRICE
                                             ----------------- ---------------- ----------------- ----------------

Outstanding at December 31, 1995                         -         $     -                   -        $     -
Granted                                            882,500            5.17           1,075,000           3.72
Exercised                                                -               -             625,000           1.00
Forfeited                                                -               -                   -              -
                                             -----------------                  -----------------
Outstanding at December 31, 1996                   882,500            5.17             450,000           7.50
                                             =================                  =================

Exercisable at end of year                         800,867                             450,000
                                             =================                  =================

Weighted-average fair value of options
   granted during the year                           $2.23                               $1.31
                                             =================                  =================

The exercise prices of the employee stock options granted during 1996 were below the Company's stock prices on the dates of grant.

Options outstanding and exercisable at December 31, 1996 are as follows:

                                                        OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                                          ------------------------------------------------- ---------------------------------
                                                               WEIGHTED
                                                               AVERAGE         WEIGHTED                          WEIGHTED
                                                              REMAINING         AVERAGE                          AVERAGE
                                              OPTIONS        CONTRACTUAL       EXERCISE         OPTIONS          EXERCISE
         RANGE OF OPTION PRICES             OUTSTANDING        LIFE              PRICE        EXERCISABLE          PRICE
----------------------------------------- ---------------- ----------------- -------------- ----------------- ---------------
Employees             $  5.13--$6.08            882,500      9.7 years         $  5.17           800,867          $  5.13
                                          ================                                  =================

Nonemployees          $  6.00--$8.00            275,000      2.9 years         $  7.00           275,000          $  7.00
                      $ 10.00                   100,000      2.3 years         $ 10.00           100,000          $ 10.00
                      $  6.00                    75,000      Unlimited         $  6.00            75,000          $  6.00
                                          ----------------                                  -----------------
                                                450,000                                          450,000
                                          ================                                  =================

                        CompScript, Inc. and Subsidiaries

At December 31, 1996, there are 17,500 options available for grant under the 1996 Plan.

COMMON STOCK

The following shares of Common Stock have been reserved for future issuance as of December 31, 1996:

          Upon the conversion of the minority interest                                          662,341
          Upon the exercise of stock options outstanding or available
            for grant                                                                         1,350,000
                                                                                         -----------------
                                                                                              2,012,341
                                                                                         =================

PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $.0001. No shares of preferred stock have been issued as of December 31, 1996.

DISTRIBUTIONS TO SHAREHOLDERS

During 1996, the Board of Directors of MSC declared a $85,560 distribution to the shareholders of MSC, of which $32,000 was paid prior to December 31, 1996. The remaining balance of $53,560 is shown as distributions payable on the supplemental consolidated balance sheet.

STOCK BONUS ARRANGEMENT

Effective February 1, 1996, Hytree entered into a stock bonus agreement with an employee granting the employee up to a 2% nonvoting interest in Hytree. Compensation expense of $90,000 was recorded in fiscal 1995 in connection with the stock bonus agreement.

11. FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

CASH AND CASH EQUIVALENTS: The carrying amount reported in the supplemental consolidated balance sheet for cash and cash equivalents approximates its fair value.

                        CompScript, Inc. and Subsidiaries

NOTE RECEIVABLE: The fair value of the Company's note receivable is estimated using discounted cash flow analysis, based on discount rates at which similar notes would be made under current conditions, commensurate with the credit and interest rate risks involved.

LINE OF CREDIT, NOTES PAYABLE, AND NOTES PAYABLE TO SHAREHOLDERS: The fair values of the Company's line of credit, notes payable and notes payable to shareholders are estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

The carrying and fair values of the Company's financial instruments at December 31, 1996 approximate their carrying values.

12. INCOME TAXES

The components of the income tax provision (benefit) are as follows:

                                    YEAR ENDED DECEMBER 31
                                    1995              1996
                              -----------------------------------
         Current:
            Federal                 $114,416         $(154,995)
            State                     20,129            34,044
                              -----------------------------------
                                     134,545          (120,951)

         Deferred                    117,289           (18,765)
                              ===================================
         Total                      $251,834         $(139,716)
                              ===================================

                        CompScript, Inc. and Subsidiaries

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:


                                                          DECEMBER 31,
                                                              1996
                                                       -------------------
         Deferred tax liability:
            Tax over book depreciation                     $    35,100

         Deferred tax assets:
            Allowance for uncollectible accounts               205,329
            Net operating loss carryforwards                    46,564
            Accrued stock bonus                                 27,000
            Tax credits                                         25,377
            Costs in excess of net assets acquired              15,393
            Other                                               10,300
                                                       -------------------
         Total deferred tax assets                             329,963
         Less valuation allowance                             (249,762)
                                                       -------------------
         Net deferred tax assets                                80,201
                                                       -------------------
         Net deferred income taxes                        $     45,101
                                                       ===================

FASB No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $249,762 valuation allowance is necessary at December 31, 1996. At December 31, 1996, the Company has available net operating loss carryforwards of $123,741 which expire in 2010. In addition, the Company had tax credits of $25,377 that have no expiration date.

                        CompScript, Inc. and Subsidiaries

The differences between the provision for income taxes and the amount which results from applying the federal and state statutory tax rates to income before income taxes are as follows:

                                                                              YEAR ENDED DECEMBER 31
                                                                               1995            1996
                                                                       -----------------------------------
         Income tax benefit at statutory rate                              $(1,351,161)      $(440,660)
         State income tax benefit, net                                        (159,284)        (36,621)
         Merger costs, not deductible for tax purposes                               -         352,650
         Taxes on Delta's and MSC's losses incurred (income earned)
          prior to revocation of Subchapter S election                         224,297        (274,335)
         Goodwill amortization not deductible for tax purposes                  74,300               -
         Goodwill impairment charge not deductible for tax purposes          1,368,363               -
         Reduction in net operating loss carryback benefit                           -          52,105
         Change in valuation allowance                                          77,790         171,973
         Other                                                                  17,529          35,172
                                                                       -----------------------------------
                                                                          $    251,834       $(139,716)
                                                                       ===================================

13. LEASE COMMITMENTS

The Company has various operating leases, primarily relating to branch offices and warehouse facilities. The leases have various renewal options and escalation clauses and often require the Company to make additional payments for maintenance costs. Total rent expense for the years ended December 31, 1995 and 1996 amounted to $743,606 and $738,258, respectively.

                        CompScript, Inc. and Subsidiaries

Approximate future minimum annual rentals under noncancelable operating leases with initial or remaining terms in excess of one year are:

         1997                               $   580,314
         1998                                   598,661
         1999                                   544,879
         2000                                   443,331
         2001                                   357,622
         Thereafter                             165,528
                                        ------------------
                                             $2,690,335
                                        ==================

14. PROFIT SHARING PLANS

In 1993, the Company established a profit sharing savings plan (the Plan) that covers substantially all of its employees and that qualifies as a cash or deferred arrangement under Section 401(k) of the IRC. Under the Plan, participating employees may defer up to 20% of their pre-tax salary before reduction, but not more than approximately $9,500 per plan year. The Company may make matching or other contributions to the Plan. There were no Company contributions to the Plan for the fiscal years ended December 31, 1995 and 1996.

Effective January 1, 1995, MSC established the Medical Services Consortium, Inc. 401(k) Plan (the MSC Plan), a deferred profit sharing savings plan that covers all employees of MSC that are at least 21 years old and who have been employed by MSC at least 6 months. Under the MSC Plan, participating employees may defer up to 15% of their pre-tax salary before reduction each year. MSC may make contributions to the MSC Plan at MSC's discretion. Contributions vest over a six-year period. MSC did not make any contributions to the MSC Plan for the fiscal years ended December 31, 1995 and 1996.

Effective March 1, 1996, Hytree established the Hytree Pharmacy, Inc. 401(k) Retirement Plan (the Hytree Plan), a deferred profit sharing savings plan that covers all employees of Hytree that are at least 18 years old and who have been employeed by MSC at least 90 days. Under the Hytree Plan, participating employees may defer up to 15% of their pre-tax salary before reduction each year. Hytree will match employee contributions up to 6% of each employee's pre-tax salary before reduction each year. Hytree may make profit-sharing contributions to the Hytree Plan at Hytree's discretion. Contributions vest over a six-year period. Hytree's contributions to the Hytree Plan for the fiscal years ended March 31, 1996 and December 31, 1996 were not significant.

                        CompScript, Inc. and Subsidiaries

15. SUBSEQUENT EVENT

On January 9, 1997, the Company entered into a five-year agreement with two shareholders (each of which has less than a 5% beneficial ownership interest in the Company) of the Company pursuant to which the shareholders will assist the Company with the maintenance of existing PBM contracts as well as secure new contracts for the Company. The Company agreed to pay the shareholders $50,000 per month for the first year of the contract, as well as commission ranging from 1/2% to 1% of net revenues generated by new contacts obtained by the shareholders. The Company may cancel the contract at the end of the first year if the shareholders have not met certain performance criteria.

In March 1997, the Company recorded an $800,000 charge against the $1,125,000 note receivable included in the supplemental consolidated balance sheet at December 31, 1996. The Company deemed it appropriate to evaluate the collateral underlying the note, as the value of the collateral (marketable equity securities) declined significantly subsequent to December 31, 1996. On May 16, 1997, the note receivable was rescinded by the Company and the collateral of 1,125,000 shares of QPQ Corporation Common Stock reverted back to the Company.

               Report of Independent Certified Public Accountants

The Board of Directors
  and Shareholders
CompScript, Inc.

We have audited the consolidated balance sheet of CompScript, Inc. and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CompScript, Inc. and Subsidiaries at December 31, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                   /s/ ERNST & YOUNG LLP
                                       -----------------
                                       Ernst & Young LLP


March 31, 1997
West Palm Beach, Florida



                        COMPSCRIPT, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET


                                                             DECEMBER 31, 1996
                                                             -----------------
ASSETS

Current assets:
   Cash and cash equivalents                                  $   440,328
   Accounts receivable, net of allowance of $431,646            2,179,749
   Inventory                                                    1,091,264
   Note receivable                                              1,125,000
   Income taxes receivable                                        525,623
   Prepaid and other receivables                                   65,353
                                                              -----------
Total current assets                                            5,427,317

Property and equipment, net                                     1,438,369

Other assets:
   Costs in excess of net assets acquired, less accumulated
     amortization of $61,359                                      143,171
   Other                                                          602,982
                                                              -----------
Total other assets                                                746,153
                                                              -----------
Total assets                                                   $7,611,839
                                                              ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                            $1,296,317
   Accrued salaries and benefits                                  188,110
   Accrued expenses                                               598,379
   Accrued pharmaceuticals dispensed by third parties             164,935
   Line of credit                                                 674,693
   Notes payable to shareholder                                   227,600
   Current portion of notes payable                                13,466
   Current portion of capital lease obligations                    36,360
                                                              -----------
Total current liabilities                                       3,199,860

Long-term debt:
   Notes payable                                                   12,225
   Capital lease obligations                                       20,356
                                                              -----------
Total long-term debt                                               32,581
                                                              -----------
Total liabilities                                               3,232,441

Minority interest                                                 222,628

Shareholders' equity:
   Common stock, $.0001 par value--50,000,000 shares
     authorized 10,908,132 shares issued
     and outstanding                                                1,091
   Additional paid-in capital                                   8,855,393
   Accumulated deficit                                         (4,699,714)
                                                              -----------
Total shareholders' equity                                      4,156,770
                                                              -----------
Total liabilities and shareholders' equity                     $7,611,839
                                                              ===========

SEE ACCOMPANYING NOTES.



                        COMPSCRIPT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                          YEAR ENDED
                                                                          DECEMBER 31
                                                                     1995             1996

                                                               ----------------------------------
                                                                 (AS RESTATED)
                                                                  SEE NOTE 2
Sales                                                              $15,571,030       $20,049,771
Cost of sales                                                        8,784,308        12,846,113
                                                                   ------------------------------
Gross profit                                                         6,786,722         7,203,658

Selling, general and administrative expenses                         6,671,694         7,984,824
Provision for doubtful accounts                                        153,708           657,656
Merger costs                                                                 -           875,223
Goodwill impairment charge                                           3,636,362                 -
                                                                   ------------------------------
Total operating expenses                                            10,461,764         9,517,703
                                                                   ------------------------------
Operating loss                                                      (3,675,042)       (2,314,045)

Other:
   Interest and other income                                            71,419            29,462
   Interest expense                                                    (96,115)         (113,759)
                                                                   ------------------------------
Loss before provision for income taxes                              (3,699,738)       (2,398,342)
Income tax provision (benefit)                                         148,907          (400,000)
                                                                   ------------------------------
Net loss                                                           $(3,848,645)      $(1,998,342)
                                                                   ==============================

Net loss per share                                                 $     (0.44)      $     (0.20)
                                                                   ==============================

Weighted average shares outstanding                                  8,714,469         9,841,648
                                                                   ==============================

Pro forma data (unaudited):


Historical loss before provision for income taxes                  $(3,699,738)      $(2,398,342)

   Pro forma tax (benefit) expense                                      96,259          (350,000)
                                                                  -------------------------------
Pro forma net loss                                                 $(3,795,997)      $(2,048,344)
                                                                  ===============================

Pro forma loss per share                                           $     (0.44)      $     (0.21)
                                                                  ===============================

                                       F-34

SEE ACCOMPANYING NOTES.


                        COMPSCRIPT, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY




                                                                                                  RETAINED
                                                             COMMON STOCK           ADDITIONAL    EARNINGS       TOTAL
                                                        -----------------------      PAID-IN    (ACCUMULATED  SHAREHOLDERS'
                                                        SHARES      AMOUNT           CAPITAL      DEFICIT)      EQUITY
                                                        ------------------------------------------------------------------
Balance at January 1, 1995                               2,210,770  $5,499,171   $    9,982    $    883,273    $6,392,426
   Common shares issued upon inception of
    SECURx, Inc.                                            48,097           5       74,995               -        75,000
   Net loss                                                      -           -            -      (3,848,645)   (3,848,645)
                                                        -----------------------------------------------------------------
Balance at December 31, 1995                             2,258,867   5,499,176       84,977      (2,965,372)    2,618,781
   Reverse acquisition of Capital Brands, Inc.:
     Acquisition of Capital Brands, Inc.'s
       common shares, net of acquisition
       costs of $1,888,807                               1,806,750         181      261,012               -       261,193
     Issuance of Capital Brands, Inc. Common
       Stock to CompScript-Boca, Inc.
       shareholders                                      7,394,982         739    5,498,414               -     5,499,153
     Receipt of CompScript-Boca, Inc. Common
       Stock and recording of minority
       interest in CompScript-Boca, Inc.                (2,039,840) (5,499,153)    (384,941)        162,313    (5,721,781)
   Common shares issued to Delta and SECURx
     reflect recapitalization of CompScript-Boca,
     Inc. as a result of the
     reverse acquisition of Capital Brands, Inc.           634,823          63          (63)              -             -
   Transfer of acquired entity's (Delta's) accumulated
     deficit to additional paid-in
     capital upon conversion from an S to a
     C corporation                                               -           -     (101,687)        101,687             -
   Exercise of warrants                                    102,550          10      538,366               -       538,376
   Exercise of stock options                               625,000          62      624,938               -       625,000
   Fair market value of stock options issued
     to nonemployees                                             -           -    1,411,250               -     1,411,250
   Common shares issued to consultants                     125,000          13      923,127               -       923,140
   Net loss                                                      -           -            -      (1,998,342)   (1,998,342)
                                                        =================================================================
Balance at December 31, 1996                            10,908,132  $    1,091   $8,855,393     $(4,699,714)   $4,156,770
                                                        =================================================================





                        COMPSCRIPT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      YEAR ENDED DECEMBER 31
                                                                                      1995              1996
                                                                                    -----------------------------
                                                                                     (AS RESTATED
                                                                                      SEE NOTE 2)
OPERATING ACTIVITIES
Net loss                                                                             $(3,848,645)     $(1,998,342)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
     Depreciation and amortization of leasehold improvements                             277,661          309,035
     Gain on sale of property and equipment                                               (2,270)               -
     Amortization                                                                        219,037           43,815
     Noncash merger costs                                                                      -          739,492
     Goodwill impairment charge                                                        3,636,362                -
     Provision for doubtful accounts                                                     153,708          657,656
     Changes in operating assets and liabilities:
       Accounts receivable                                                              (412,441)        (670,401)
       Inventory                                                                        (333,574)        (318,656)
       Income tax refund receivable                                                            -         (525,623)
       Prepaid and other receivables                                                     (43,562)          49,295
       Other assets                                                                      (21,901)         (20,281)
       Accounts payable and accrued expenses                                             357,573          661,085
       Payable to affiliated entities                                                    136,367         (100,940)
                                                                                    -----------------------------
Net cash provided (used) by operating activities                                         118,315       (1,173,865)

INVESTING ACTIVITIES
Purchase of property and equipment                                                      (226,430)        (660,386)
Proceeds from sale of equipment                                                                -           71,216
Acquisition, net of cash acquired                                                       (115,000)         403,808
                                                                                    -----------------------------
Net cash used in investing activities                                                   (341,430)        (185,362)

FINANCING ACTIVITIES
Exercise of options and warrants                                                               -        1,163,376
Proceeds from sale of common stock                                                        75,000                -
Proceeds from lines of credit                                                            129,717          800,000
Repayment of lines of credit                                                            (148,895)        (330,054)
Proceeds from notes payable to shareholder                                               228,600           50,000
Repayments of notes payable to shareholder                                                     -         (103,800)
Proceeds from notes payable                                                               10,207                -
Repayment of notes and leases payable                                                   (113,608)         (95,732)
Payment of deferred acquisition costs                                                    (27,500)               -
                                                                                    -----------------------------
Net cash provided by financing activities                                                153,521        1,483,790
                                                                                    -----------------------------
Net (decrease) increase in cash and cash equivalents                                     (69,594)         124,563
Cash and cash equivalents at beginning of year                                           385,359          315,765
                                                                                    -----------------------------
Cash and cash equivalents at end of year                                            $    315,765     $    440,328
                                                                                    =============================

                                       F-36



                        COMPSCRIPT, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                      YEAR ENDED DECEMBER 31
                                                                                      1995              1996
                                                                                ------------------------------
                                                                                  (AS RESTATED
                                                                                    SEE NOTE 2)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes                                                      $     272,444     $    115,838
                                                                                ==============================

Cash paid for interest                                                          $      54,499     $     68,506
                                                                                ==============================

SCHEDULE OF NONCASH INVESTING ACTIVITIES
Stock options issued in exchange for prepaid consulting fees                    $          -      $    302,285
                                                                                ==============================

Fixed assets acquired pursuant to capital lease obligations and notes payable

                                                                                $      54,550     $     19,671
                                                                                ==============================



SEE ACCOMPANYING NOTES.

                        CompScript, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 1996

1. THE COMPANY

CompScript, Inc. (CompScript or the Company, f/k/a Capital Brands, Inc.) is a comprehensive provider of pharmacy management services including institutional pharmacy, infusion therapy, mail order and consultant pharmacist services as well as pharmacy benefit claim administration to managed care networks, long-term and subacute care facilities, home health patients and recipients of managed care. The Company is the successor to CompScript-Boca, Inc. (Boca, f/k/a CompScript, Inc. which was f/k/a Aldencare, Inc.), which was incorporated under the laws of the State of Florida on October 3, 1991.

On April 26, 1996, shareholders who previously owned approximately 93% of Boca exchanged their shares of Boca's Common Stock for 7,394,982 common shares (representing an 80% interest) of Capital Brands, Inc. (Capital), a publicly-held company involved in the development of consumer-based businesses in the Republic of Poland (the Acquisition). This exchange was structured as a tax-free reorganization. The Acquisition was accounted for as a reverse purchase of Capital by Boca pursuant to which Boca was recapitalized to include the assets and liabilities of Capital revalued to reflect the market value of Capital's net tangible assets at the date of the Acquisition, consisting of cash and marketable equity securities. The Company incurred acquisition costs of approximately $1,888,807, all of which was charged to additional paid-in capital. As Capital had no operations as of the Acquisition date, no pro forma financial information is presented. On July 5, 1996, Capital changed its name to CompScript, Inc. The remaining 7% of Boca is accounted for as a minority interest in a consolidated subsidiary on the Company's December 31, 1996 consolidated balance sheet.

On May 31, 1996, in a transaction accounted for as a pooling-of-interests, the Company acquired Delta Pharmacy Services, Inc. (Delta). As a result, the accompanying consolidated financial statements include the accounts and results of operations of Delta for all periods presented. In connection with the transaction, the Company exchanged 666,350 shares of the Company's Common Stock for all of the outstanding common stock of Delta. Delta is in the business of supplying prescription pharmaceuticals, consulting services and enteral and parental therapies to long-term and alternate care providers in Alabama and Northern Florida.

On August 19, 1996, in a transaction accounted for as a pooling-of-interests, the Company acquired SECURx, Inc. (SECURx). As a result, the accompanying financial statements include the accounts and results of operations of SECURx for all periods presented. In connection with the transaction, the Company exchanged 187,500 shares of the Company's Common Stock for all of the outstanding common stock of SECURx. SECURx is in the business of selling and

                        CompScript, Inc. and Subsidiaries

1. THE COMPANY (CONTINUED)

distributing prescription drugs to the general public through corporate sponsored benefit plans of employers located in the northeastern United States.

The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the pooling-of-interest transactions with Delta and SECURx had occurred on January 1, 1995. The pro forma financial information does not purport to be indicative of the results of operations that would have occurred had the transactions taken place at the beginning of the periods presented or of future results of operations.


                                            COMPSCRIPT            DELTA                SECURX          CONSOLIDATED
                                        ---------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1995
Total sales                               $10,940,526      $2,163,253             $2,467,251           $15,571,030
                                        ===========================================================================

Net loss                                  $(3,686,619)     $  (26,607)            $ (135,419)          $(3,848,645)
                                        ===========================================================================

YEAR ENDED DECEMBER 31, 1996
Total sales                               $15,469,263      $1,173,945 (1)         $3,406,563  (2)      $20,049,771
                                        ===========================================================================

Net (loss) income                         $(1,937,123)     $  165,479 (1)         $ (226,698) (2)      $(1,998,342)
                                        ===========================================================================

(1) Represents results of operations for Delta from January 1, 1996 to the date of its acquisition.

(2) Represents results of operations for SECURx from January 1, 1996 to the date of its acquisition.

On January 10, 1997, in a transaction accounted for as a pooling-of-interests, the Company acquired Medical Services Consortium, Inc. (MSC). In connection with the transaction, the Company exchanged 1.4 million shares of the Company's Common Stock for all of the outstanding common stock of MSC. MSC is in the business of supplying prescription pharmaceuticals, consulting services and enteral and parental therapies to long-term and alternate care providers in South Florida.

On February 28, 1997, in a transaction accounted for as a pooling-of-interests, the Company acquired Campo Medical Pharmacy, Inc. (Campo). In connection with the transaction, the Company exchanged 375,000 shares of the Company's Common Stock for all of the outstanding common stock of Campo. Campo is in the business of supplying prescription pharmaceuticals and consulting services to long-term and alternate care providers in Louisiana.

                        CompScript, Inc. and Subsidiaries

1. THE COMPANY (CONTINUED)

On March 26, 1997, in a transaction accounted for as a pooling-of-interests, the Company acquired Hytree Pharmacy, Inc. (Hytree). In connection with the transaction, the Company exchanged 850,000 shares of the Company's Common Stock for all of the outstanding common stock of Hytree. Hytree is in the business of supplying prescription pharmaceuticals, respiratory and consulting services to long-term and alternate care providers along with home care and sales and rentals of durable medical equipment and supplies within the Ohio market. Hytree's fiscal year end is March 31.

The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the pooling-of-interest transactions with MSC, Campo and Hytree had occurred on December 31, 1996. The pro forma financial information does not purport to be indicative of the results of operations that would have occurred had the transactions taken place on December 31, 1996 or of future results of operations.


                                         COMPSCRIPT         MSC           CAMPO         HYTREE (1)     CONSOLIDATED
                                        -------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1995

Total sales                               $15,571,030      $6,558,177    $2,723,028      $10,004,455      $34,856,690
                                        ===============================================================================

Net (loss) income                         $(3,848,645)     $($542,494)   $   54,595      $    93,009      $(4,243,535)
                                        ===============================================================================


Loss per share                            $     (0.44)                                                    $     (0.37)
                                        ==============                                                    ============

YEAR ENDED DECEMBER 31, 1996

Total sales                               $20,049,771      $8,577,551    $3,181,263      $10,907,771      $42,716,356
                                        ===============================================================================

Net (loss) income                        $ (1,998,342)     $  477,874    $  100,975      $   362,901      $(1,056,592)
                                        ===============================================================================

Loss per share                           $      (0.20)                                                    $     (0.08)
                                        ================                                                  =============

(1) Pro forma results for Hytree for the year ended December 31, 1995 represent Hytree's actual results for the year ended March 31, 1996, as Hytree's year end was March 31. Hytree's pro forma results for the year ended December 31, 1996 have been restated to conform to the Company's year end.

                        CompScript, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

Effective June 29, 1996, the Company elected to change its year end from September 30 to December 31. The Company's historical consolidated financial statements have been restated to conform with this change in year end.

BASIS OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and Boca, of which the Company owns approximately 92%. All significant intercompany balances and transactions have been eliminated.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less, when acquired, to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company's customers are primarily long-term and alternate care providers in Florida and Alabama and corporate sponsored benefit plans of employers in the Northeastern United States. The Company directly bills its customers or third-party payers, which are primarily Medicaid and private insurers. Credit is extended based on an evaluation of the customer's financial condition, and collateral is not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

INVENTORY

Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value.

                        CompScript, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Furniture and equipment and vehicles are depreciated over a five to seven year period. Leasehold improvements and assets under capital lease are amortized over the useful lives of the underlying assets or the term of the lease, whichever is shorter. Expenditures for maintenance and repairs are charged to expense as incurred.

COSTS IN EXCESS OF NET ASSETS ACQUIRED

In July 1995, SECURx recorded approximately $205,000 of costs in excess of net assets acquired in connection with the acquisition of substantially all of the assets and liabilities of a predecessor company of the same name. Costs in excess of net assets acquired are amortized on a straight-line basis over five years.

The Company periodically evaluates the recovery of the carrying amount of costs in excess of net assets acquired by determining if any impairment indicators are present. These indicators include duplication of resources resulting from acquisitions, income derived from businesses acquired, the estimated undiscounted cash flows of the entity over the remaining amortization period and other factors.

REVENUE RECOGNITION

Revenue and the related cost of sales are recognized when services are provided or products are delivered.

STOCK BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion (APB) No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Financial Accounting Standards Board (FASB) Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires the use of option valuation models that were not developed for use in valuing employee stock options. No compensation expense is typically recognized under APB No. 25, as the exercise price of the Company's employee stock options generally equals or exceeds the market price of the underlying stock on the date of grant.

                        CompScript, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company accounts for equity awards issued to nonemployee consultants, attorneys and other vendors at fair market value based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable on the date of grant. The fair value of equity instruments issued to a nonemployee is measured as of the date that the parties come to a mutual understanding of the terms of the arrangement and agree to a binding contract.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising expense totaled approximately $33,909 and $37,042 in 1995 and 1996, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with FASB Statement No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred income taxes at the end of each period are determined based on the differences between the financial statement and tax basis of assets and liabilities using the enacted tax rates for the years in which the taxes are expected to be paid or recovered.

The Company files a consolidated income tax return with its majority-owned subsidiaries which includes the taxable income or loss of each subsidiary from its acquisition date through the end of the Company's tax year. Each entity is required to file a separate income tax return prior to becoming a member of the Company's consolidated income tax return. Prior to its acquisition by the Company on May 31, 1996, Delta was taxed under the provisions of Subchapter S of the Internal Revenue Code (IRC). Concurrent with the acquisition of Delta, Delta converted to C corporation status with respect to federal income taxes and, for those states that recognize such tax election, state income taxes. As a result, the accompanying consolidated financial statements include no provision (benefit) for income taxes related to Delta's income (loss) prior to its acquisition by the Company. Accordingly, the consolidated statements of operations for the years ended December 31, 1995 and 1996 include pro forma adjustments (unaudited) for income tax expense which would have been recorded had Delta been a taxable corporation and had the Company been able to file a consolidated income tax return with Delta and SECURx based on the tax laws in effect during the years presented.

                        CompScript, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET LOSS PER SHARE

Net loss per share is calculated using the weighted average number of common shares outstanding as the effect of the Company's outstanding Common Stock equivalents was antidilutive for all periods presented. Weighted average common shares outstanding reflect the exchange ratio of 3.898373 shares of the Company's Common Stock for each share of Boca's Common Stock outstanding prior to the Acquisition for all periods presented.

Pro forma net loss per share (unaudited) reflects the pro forma income tax adjustments described above. There is no difference between historical and pro forma weighted average shares.

LONG-LIVED ASSETS

FASB No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. The Company adopted FASB No. 121 during 1996 and, based on current circumstances, does not believe that any impairment indicators are present relative to its long-lived assets.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        CompScript, Inc. and Subsidiaries

3. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1996 consists of the following:

         Furniture and equipment                           $1,677,864
         Vehicles                                             146,052
         Leasehold improvements                               218,707
         Assets under capital leases                          295,880
                                                           ----------
                                                            2,338,503

         Less accumulated depreciation                       (900,134)

                                                           ----------
                                                           $1,438,369
                                                           ==========

4. GOODWILL IMPAIRMENT

At December 31, 1995, the Company recognized a goodwill impairment charge of approximately $3.6 million, with no associated tax benefit, related to Aldencare, Inc.'s 1994 acquisition of substantially all of the assets of CompScript, Inc., which became the Company's Ohio Division. The Ohio Division was purchased to be the Company's entry into the workers' compensation, pharmacy benefits management (PBM) line of business. During the year ended December 31, 1995, the contracts attributed to the Ohio Division generated minimal revenue due in part to the nonexclusive nature of the contracts. In addition, the inability of the Ohio Division to convert existing relationships with prospective clients into new PBM contracts or to secure new prospective clients contributed to significant operating losses and negative cash flows relative to the Ohio Division. Based on the poor financial results and the failure to obtain new contracts, the Company believed that the PBM business acquired with the Ohio Division would not generate positive cash flows in the foreseeable future and the strategy to implement this line of business within the Ohio Division would no longer be a priority of the Company. Therefore, the Company wrote off the unamortized carrying value of the goodwill of approximately $3.6 million on December 31, 1995.

5. LINE OF CREDIT

In May 1995, the Company entered into a line-of-credit agreement which permits borrowings up to $750,000. The line of credit is due upon demand and is secured by substantially all of the assets of the Company. Interest is payable monthly at prime plus .25% (8.50% at December 31, 1996) with a .25% fee on the unused portion of the line.

Approximately $675,000 is outstanding at December 31, 1996.

                        CompScript, Inc. and Subsidiaries

5. LINE OF CREDIT (CONTINUED)

On January 3, 1997, the Company amended its financing agreement with its primary lender to increase its revolving line-of-credit agreement to allow for borrowings up to $5 million from the $750,000 previously in effect (the New Credit Facility). The primary reason for the increase was to provide additional working capital for operations and fund the Company's acquisition activity. Through March 31, 1997, the Company borrowed approximately $4.7 million under the New Credit Facility.

The New Credit Facility is collateralized by all of the Company's accounts receivable, inventory, fixed assets and other assets, and consists of a term loan due on April 30, 1998. Interest, which is paid monthly on the credit facility, accrues at the lessor of the prime rate or the three-month London Interbank Offered Rate, plus 250 basis points. The credit facility requires the Company to maintain at all times, certain net worth, debt coverage and working capital levels, and restricts acquisitions and dispositions of property and limits additional borrowings from other lendors.

In connection with the New Credit Facility, on January 3, 1997, the Company also entered into a $500,000 promissory note with the same lendor, the proceeds of which were used to fund the Company's office and mail order space expansion, which was completed in the first quarter of 1997. The principle sum of the promissory note shall be paid in monthly installments of approximately $8,333 plus interest at 9.0% for 60 months beginning on February 1, 1997. Collateral and debt covenants are the same as those of the New Credit Facility.

On March 19, 1997, the Company entered into an additional $750,000 promissory note with its existing lender, primarily for working capital purposes. Such loan matures on July 26, 1997 and bears interest at prime. This loan is cross collateralized with all other borrowings previously discussed. In addition to the collateral previously discussed, this note is collateralized by the $1,125,000 note receivable recorded on the Company's consolidated balance sheet at December 31, 1996 and the collateral underlying the note receivable consisting of marketable equity securities.

6. NOTES PAYABLE AND NOTES PAYABLE TO SHAREHOLDER

The Company has entered into various notes payable to financing companies bearing interest at rates ranging from 6% to 10% and expiring at various dates through 1999. The notes payable arose in connection with the purchase of certain vehicles and are collateralized by vehicles with an aggregate carrying value of approximately $58,500.

                        CompScript, Inc. and Subsidiaries

6. NOTES PAYABLE AND NOTES PAYABLE TO SHAREHOLDER (CONTINUED)

The notes payable to shareholder are due upon demand, bear interest at 10% and are collateralized by the receivables, inventories and equipment of SECURx, the aggregate carrying value of which exceeds the outstanding aggregate balance of the notes payable to shareholder at December 31, 1996.

At December 31, 1996, annual payments on notes payable, including notes payable to shareholder are as follows:

         1997                                       $241,066
         1998                                          9,045
         1999                                          3,180
                                                    --------
                                                    $253,291
                                                    ========

7. CAPITAL LEASES

The Company leases certain equipment under long-term capital leases. Future obligations are as follows:

         Year ending December 31,
            1997                                    $42,744
            1998                                     19,758
            1999                                      1,752
                                                   --------
                                                     64,254
         Less amounts representing interest          (7,538)
                                                   --------
                                                    $56,716
                                                   ========

8.    MINORITY INTEREST

On October 3, 1996, Boca issued an additional 27,000 shares of its Common Stock to a shareholder of the Company, increasing the minority interest's aggregate ownership interest in Boca to approximately 8%.

The Company intends to exchange the shares of Boca's Common Stock held by the minority interest for the Company's Common Stock during 1997 at the same exchange ratio used in the Acquisition. The minority interest's share of Boca's 1996 results of operations is not significant.

                        CompScript, Inc. and Subsidiaries

9. SHAREHOLDERS' EQUITY

EQUITY INSTRUMENTS ISSUED TO NONEMPLOYEES

During 1996, the Company granted 625,000 stock options at an exercise price of $1 per share to certain consultants, 100,000 stock options at $6 per share to an investment banking firm and 75,000 stock options at an exercise price of $6 and 9,000 shares of Common Stock to a law firm as consideration for services rendered in connection with the Acquisition. The stock options were fully vested on the date of grant. Included in the costs of the Acquisition, all of which were charged against additional paid-in capital attributed to the Acquisition, is an aggregate $1,292,000 related to the issuance of these equity instruments. The consultants exercised the 625,000 stock options prior to December 31, 1996. Subsequent to December 31, 1996, the 75,000 stock options referred to above were exercised. The remaining 100,000 stock options will expire on April 1, 1999.

During 1996, the Company issued 90,000 shares of Common Stock to certain consultants and 11,000 shares of Common Stock to a law firm as consideration for services rendered in connection with the Company's acquisitions of Delta, SECURx and MSC. The Company recorded an aggregate $740,000 related to the issuance of these common shares, all of which is included in merger costs on the consolidated statement of operations.

On May 1, 1996, the Company granted 200,000 stock options (100,000 options at an exercise price of $8 and 100,000 options an exercise price of $10) to an investment banking firm as consideration for a two-year consulting agreement commencing on December 31, 1996. The stock options were fully vested on the date of grant. In connection with the stock options granted, the Company recorded a prepaid consulting fee of $144,000 as of December 31, 1996. This amount is included in other assets on the December 31, 1996 consolidated balance sheet.

On July 2, 1996, the Company granted 75,000 stock options exerciseable at $7 per share to a public relations firm in connection with a two-year contract. The stock options were fully vested on the date of grant. In addition, the Company agreed to issue an additional 75,000 options on July 2, 1997 and pay $30,000 per year in connection with this contract. In connection with the stock options granted, the Company recorded a prepaid expense of $20,000 at December 31, 1996. The stock options expire five years from their respective dates of grant.

                        CompScript, Inc. and Subsidiaries

9. SHAREHOLDERS' EQUITY (CONTINUED)

On December 27, 1996, the Company issued 15,000 of its common shares to certain consultants as consideration for consulting services rendered in connection with the Company obtaining a five-year agreement to provide mail order pharmacy services to an insurer. The Company recorded a prepaid expense of approximately $138,000 for these fees, which is included in other assets on the December 31, 1996 consolidated balance sheet, and intends to amortize these costs over the life of the agreement.

COMMON STOCK WARRANTS

During 1996, the Company issued 102,550 common shares in connection with the exercise of the Company's Class A and Class B warrants at a weighted average exercise price of $5.25. On December 31, 1996, the remaining 96,950 outstanding warrants expired unexercised.

STOCK OPTION PLANS

In October 1994, Boca adopted a stock option plan (the Boca Plan). The Boca Plan provides for the granting of both incentive stock options and nonqualified stock options for the purchase of up to 200,000 shares of Boca's Common Stock. Under the Boca Plan, incentive stock options were granted on October 1, 1994 to purchase 19,100 shares of Boca's Common Stock for a period of eight years from October 1996 at an exercise price of $10 per share (the Boca Options). All of the outstanding Boca Options were rescinded during 1996. The Company does not intend to grant any additional stock options under the Boca Plan.

In May 1996, the Company adopted a stock option plan (the 1996 Plan). The 1996 Plan provides for the granting of both incentive stock options and nonqualified stock options for the purchase of up to 900,000 shares of the Company's Common Stock. The exercise price and vesting schedule of each stock option is determined by the Compensation Committee of the Company. Stock options granted under the 1996 Plan expire after ten years from the date of grant.

                        CompScript, Inc. and Subsidiaries

9. SHAREHOLDERS' EQUITY (CONTINUED)

In October 1995, the FASB issued FASB No. 123, which provides an alternative to APB No. 25. FASB No. 123 allows for a fair value based method of accounting for stock options. However, for companies that continue to account for stock-based compensation arrangements under APB No. 25, such as the Company, FASB No. 123 requires disclosure of the pro forma effect on net loss and loss per share of its fair value based accounting for those arrangements. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1996: risk free interest rate of 6.49%, dividend yield of 0%, volatility factor of the expected market price of the Company's Common Stock of .47 and a weighted-average expected life of the options of 4.09 years. As of December 31, 1996, the weighted average remaining contractual life of all options outstanding was 9.7 years.

The following unaudited pro forma summary presents the Company's net income and earnings per share as if the estimated fair value of the options were amortized to expense over the options' vesting period. FASB No. 123 does not apply to stock option grants prior to the year ended December 31, 1995 and no stock options were granted in fiscal 1995, therefore, FASB No. 123 has no pro forma effect on the 1995 net loss and net loss per share as reported in the consolidated statement of operations.

                                      YEAR ENDED 1996
                                      ---------------



      Pro forma net loss                $(3,718,803)
                                       =============


      Pro forma net loss per share      $     (0.38)
                                       =============

The pro forma effect of compensation expense from stock option awards on pro forma net income reflects the vesting of 1996 option awards in 1996, in accordance with FASB No. 123. Because pro forma compensation expense associated with a stock option award is recognized over the vesting period, the initial impact of applying FASB No. 123 may not be indicative of pro forma compensation expense in future years, when the effect of multiple awards will be reflected in pro forma net income.

                        CompScript, Inc. and Subsidiaries

9. SHAREHOLDERS' EQUITY (CONTINUED)

A summary of the Company's stock option activity and related information for the year ended December 31, 1996 relative to the Company's employee/director and nonemployee stock options is as follows:


                                                  EMPLOYEE/DIRECTOR STOCK              NONEMPLOYEE STOCK
                                                          OPTIONS                           OPTIONS
                                               -------------------------------- --------------------------------
                                                                  WEIGHTED                           WEIGHTED
                                               OPTIONS FOR         AVERAGE        OPTIONS FOR         AVERAGE
                                                  SHARES       EXERCISE PRICE        SHARES       EXERCISE PRICE
                                               --------------- ---------------- ----------------- --------------
Outstanding at December 31, 1995                         -         $     -                   -        $     -
Granted                                            882,500            5.17           1,075,000           3.72
Exercised                                                -               -             625,000           1.00
Forfeited                                                -               -                   -              -
                                                 ---------                          ----------
Outstanding at December 31, 1996                   882,500            5.17             450,000           7.50
                                                 =========                          ==========

Exercisable at end of year                         800,867                             450,000
                                                 =========                          ==========

Weighted-average fair value of options
granted during the year                              $2.23                               $1.31
                                                 =========                          ==========

The exercise prices of the employee/director stock options granted during 1996 were greater than the Company's stock prices on the dates of grant.

                        CompScript, Inc. and Subsidiaries

9. SHAREHOLDERS' EQUITY (CONTINUED)

Options outstanding and exercisable at December 31, 1996 are as follows:


                                                        OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                                            ----------------------------------------------- -----------------------------
                                                               WEIGHTED
                                                               AVERAGE         WEIGHTED                          WEIGHTED
                                                              REMAINING         AVERAGE                          AVERAGE
                                              OPTIONS      CONTRACTUAL LIFE    EXERCISE         OPTIONS          EXERCISE
         RANGE OF OPTION PRICES             OUTSTANDING                          PRICE        EXERCISABLE         PRICE
-----------------------------------------   -------------- ----------------- -------------- ----------------- -----------
Employees             $  5.13--$6.08             882,500      9.7 years           $  5.17         800,867       $  5.13
                                                ========                                         ========

Nonemployees          $  6.00--$8.00             275,000      2.9 years           $  7.00         275,000       $  7.00
                      $        10.00             100,000      2.3 years           $ 10.00         100,000       $ 10.00
                      $         6.00              75,000      Unlimited           $  6.00          75,000       $  6.00
                                                                                                 --------
                                                ========
                                                 450,000                                          450,000
                                                ========                                         ========


At December 31, 1996, there are 17,500 options available for grant under the 1996 Plan.

COMMON STOCK

The following shares of Common Stock have been reserved for future issuance as of December 31, 1996:
          Upon the closing of the acquisition of MSC                                          1,400,000
          Upon the conversion of the minority interest                                          662,341
          Upon the exercise of stock options outstanding or available for
            grant                                                                             1,350,000

                                                                                             ==========
                                                                                              3,412,341
                                                                                             ==========


                        CompScript, Inc. and Subsidiaries

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

CASH AND CASH EQUIVALENTS: The carrying amount reported in the consolidated balance sheet for cash and cash equivalents approximates its fair value.

NOTE RECEIVABLE: The fair value of the Company's note receivable is estimated using discounted cash flow analysis, based on discount rates at which similar notes would be made under current conditions, commensurate with the credit and interest rate risks involved.

LINE OF CREDIT, NOTES PAYABLE, AND NOTES PAYABLE TO SHAREHOLDERS: The fair values of the Company's line of credit, notes payable and notes payable to shareholders are estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

The carrying and fair values of the Company's financial instruments at December 31, 1996 approximate their carrying values.

11. INCOME TAXES

The components of the income tax provision (benefit) are as follows:


                                                       YEAR ENDED DECEMBER 31,
                                                             1995 1996
                                                  ------------------------------
         Current:
            Federal                                $ 95,408        $(400,000)
            State                                    16,010                -
                                                  ------------------------------
                                                    111,418         (400,000)

         Deferred                                    37,489                -
                                                  ==============================
         Total                                     $148,907        $(400,000)
                                                  ==============================

                        CompScript, Inc. and Subsidiaries

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:


                                                       DECEMBER 31,
                                                  1995             1996
                                                -------------------------
Deferred tax assets:
   Net operating loss carryforwards              $46,564        $  46,564
   Tax credits                                         -           25,377
   Allowance for uncollectible accounts           26,095          162,428
   Costs in excess of net assets acquired          5,131           15,393
                                               --------------------------
                                                  77,790          249,762
Less valuation allowance                         (77,790)        (249,762)
                                               ==========================
Net deferred tax assets                        $       -        $       -
                                               ==========================

FASB No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $249,762 valuation allowance is necessary at December 31, 1996. At December 31, 1996, the Company has available net operating loss carryforwards of $123,741 which expire in 2010. In addition, the Company had tax credits of $25,377 that have no expiration date.

                        CompScript, Inc. and Subsidiaries

11. INCOME TAXES (CONTINUED)

The differences between the provision for income taxes and the amount which results from applying the federal and state statutory tax rates to income before income taxes are as follows:


                                                                               YEAR ENDED DECEMBER 31
                                                                               1995              1996
                                                                           ---------------------------
         Income tax benefit at statutory rate                              $(1,257,911)      $(815,436)
         State income tax benefit, net                                        (134,300)        (87,060)
         Merger costs, not deductible for tax purposes                               -         329,345
         Taxes on Delta's loss incurred (income earned) prior to
            revocation of Subchapter S election                                 10,012         (62,270)
         Goodwill amortization not deductible for tax purposes                  74,300               -
         Goodwill impairment charge not deductible for tax purposes          1,368,363               -
         Meals and entertainment not deductible for tax purposes                 6,443           7,133
         Officer's life insurance premiums not deductible for tax
            purposes                                                             4,210           4,210
         Reduction in net operating loss carryback benefit                           -          52,105
         Change in valuation allowance                                          77,790         171,973
                                                                          ----------------------------
                                                                          $    148,907       $(400,000)
                                                                          ============================

12. LEASE COMMITMENTS

The Company has various operating leases, primarily relating to branch offices and warehouse facilities. The leases have various renewal options and escalation clauses and often require the Company to make additional payments for maintenance costs. Total rent expense for the years ended December 31, 1995 and 1996 amounted to $132,739 and $181,229, respectively.

                        CompScript, Inc. and Subsidiaries

12. LEASE COMMITMENTS (CONTINUED)

Approximate future minimum annual rentals under noncancelable operating leases with initial or remaining terms in excess of one year are:

         1997                                       $   198,197
         1998                                           214,314
         1999                                           204,628
         2000                                           158,017
         2001                                           151,644
         Thereafter                                     165,528
                                                    -----------
                                                     $1,092,328
                                                    ===========

13. PROFIT SHARING PLAN

In 1993, the Company established a profit sharing savings plan (the Plan) that covers substantially all of its employees and that qualifies as a cash or deferred arrangement under Section 401(k) of the IRC. Under the Plan, participating employees may defer up to 20% of their pre-tax salary before reduction, but not more than approximately $9,500 per plan year. The Company may make matching or other contributions to the Plan. There were no Company contributions to the Plan for the fiscal years ended December 31, 1995 and 1996.

14. SUBSEQUENT EVENT

On January 9, 1997, the Company entered into a five-year agreement with two shareholders (each of which has less than a 5% beneficial ownership interest in the Company) of the Company pursuant to which the shareholders will assist the Company with the maintenance of existing pharmacy benefits management contracts as well as secure new contracts for the Company. The Company agreed to pay the shareholders $50,000 per month for the first year of the contract, as well as commission ranging from 1/2% to 1% of net revenues generated by new contacts obtained by the shareholders. The Company may cancel the contract at the end of the first year if the shareholders have not met certain performance criteria.



                        CompScript, Inc. and Subsidiaries

                Consolidated Condensed Balance Sheet (Unaudited)

                                                                                   MARCH 31,
                                                                                     1997
                                                                                -------------
ASSETS
Current assets:
   Cash and cash equivalents                                                    $     807,204
   Accounts receivable, net                                                         7,983,422
   Inventory                                                                        2,779,848
   Note receivable                                                                    325,000
   Income tax refund receivable                                                       355,657
   Prepaid and other receivables                                                      118,890
                                                                                -------------
Total current assets                                                               12,370,021

Property and equipment, net                                                         2,654,452

Other assets:
   Costs in excess of net assets acquired, less accumulated amortization
                                                                                      132,944
   Other                                                                              803,331
                                                                                -------------
Total other assets                                                                    936,275
                                                                                =============
Total assets                                                                      $15,960,748
                                                                                =============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                              $  2,686,913
   Accrued salaries and benefits                                                      693,312
   Accrued expenses                                                                   941,317
   Accrued pharmaceuticals dispensed by third parties                                 142,996
   Line of credit                                                                           -
   Notes payable to shareholders                                                      449,750
   Current portion of notes payable                                                   941,867
   Current portion of capital lease obligations                                        79,769
                                                                                -------------
Total current liabilities                                                           5,935,924

Long-term debt:
   Line of credit                                                                   4,665,466
   Notes payable                                                                      560,596
   Capital lease obligations                                                           48,078
                                                                                -------------
Total long-term debt                                                                5,274,140
                                                                                -------------
Total liabilities                                                                  11,210,064

Minority interest                                                                     222,628

Shareholders' equity:
   Common stock, $.0001 par value--50,000,000 shares authorized,
     13,627,063 shares issued and outstanding                                           1,364
   Additional paid-in capital                                                       9,798,568
   Accumulated deficit                                                             (5,271,876)
                                                                                -------------
Total shareholders' equity                                                          4,528,056
                                                                                -------------
Total liabilities and shareholders' equity                                        $15,960,748
                                                                                =============


SEE ACCOMPANYING NOTES.



                        CompScript, Inc. and Subsidiaries

           Consolidated Condensed Statements of Operations (Unaudited)

                                                                                        THREE MONTHS ENDED
                                                                                             MARCH 31,
                                                                                   1996                   1997
                                                                                ---------------------------------

Sales                                                                             $10,360,411         $11,498,619
Cost of sales                                                                       6,116,130           6,794,718
                                                                                ---------------------------------
Gross profit                                                                        4,244,281           4,703,901

Selling, general and administrative expenses                                        3,922,458           4,696,093
Provision for doubtful accounts                                                       131,464             121,905
Merger costs                                                                                -             613,457
                                                                                ---------------------------------
Total operating expenses                                                            4,053,922           5,431,455
                                                                                ---------------------------------
Operating income (loss)                                                               190,359            (727,554)

Other:
   Interest and other income                                                           25,271              11,015
   Interest expense                                                                  (106,428)            (99,563)
   Loss on realization of note receivable                                                   -            (800,000)
                                                                                ---------------------------------
Income (loss) before provision for income taxes                                       109,202          (1,616,102)
Income tax provision                                                                   17,539                   -
                                                                                ---------------------------------
Net income (loss)                                                                $     91,663        $ (1,616,102)
                                                                                =================================

Net income (loss) per share                                                      $       0.01        $      (0.12)
                                                                                =================================

Weighted average shares outstanding                                                11,430,907          13,563,897
                                                                                =================================

Pro forma data:
   Historical income before provision for income taxes                          $     109,202
   Pro forma tax expense                                                               32,852
                                                                                -------------
Pro forma net income                                                            $      76,350
                                                                                =============

Pro forma net income per share                                                  $        0.01
                                                                                =============

SEE ACCOMPANYING NOTES.



                        CompScript, Inc. and Subsidiaries

           Consolidated Condensed Statements of Cash Flows (Unaudited)

                                                                                          THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                      1996                 1997
                                                                                ---------------------------------
OPERATING ACTIVITIES
Net income (loss)                                                                     $  91,663       $(1,616,102)
Adjustments to reconcile net income (loss) to net cash used
 in operating activities:
     Depreciation and amortization of leasehold improvements                            141,112           129,959
     Amortization of goodwill                                                            10,227            10,227
     Noncash merger costs                                                                     -           420,000
     Provision for doubtful accounts                                                    131,464           121,905
     Loss on note receivable                                                                  -           800,000
     Changes in operating assets and liabilities:
       Accounts receivable                                                             (345,334)       (1,709,819)
       Inventory                                                                         28,137          (312,209)
       Income tax refund receivable                                                      65,671           (87,845)
       Prepaid and other receivables                                                     82,805            (6,403)
       Other assets                                                                     (63,714)           50,891
       Accounts payable and accrued expenses                                           (247,710)         (815,620)
                                                                                ---------------------------------
Net cash used in operating activities                                                  (105,679)       (3,015,016)

INVESTING ACTIVITY
Purchase of property and equipment                                                     (232,295)         (552,916)
                                                                                ---------------------------------
Net cash used in investing activity                                                    (232,295)         (552,916)

FINANCING ACTIVITIES
Exercise of options and warrants                                                              -           469,996
Net proceeds from lines of credit                                                       212,597         3,990,773
Net repayments on notes payable                                                         176,758          (536,809)
Net repayments of notes payable shareholders                                                  -          (393,987)
Repayment of leases payable                                                             (38,108)          (12,577)
                                                                                ---------------------------------
Net cash provided by financing activities                                               351,247         3,517,396
                                                                                ---------------------------------


Net increase (decrease) in cash and cash equivalents                                     13,273           (50,536)
Cash and cash equivalents at beginning of period                                        549,548           857,740
                                                                                ---------------------------------
Cash and cash equivalents at end of period                                            $ 562,821      $    807,204
                                                                                =================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes                                                            $  19,583      $     87,500
                                                                                =================================


Cash paid for interest                                                                $ 106,428      $     99,563
                                                                                =================================

SEE ACCOMPANYING NOTES.

                        COMPSCRIPT, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 1997
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION

         The accompanying consolidated condensed financial statements include the accounts of the Company and all of its subsidiaries, which are majority-owned. All significant intercompany transactions and balances have been eliminated in consolidation.

         The accompanying consolidated condensed financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 are unaudited. These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes it has made sufficient disclosures such that the information presented is not misleading. In the opinion of management, the financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to state fairly the financial position and results of operations as of and for the periods presented. Results for the three month period ended March 31, 1997 are not necessarily indicative of the results to be achieved for the year ending December 31, 1997.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         Net income (loss) per share for three month period ended March 31, 1997 and 1996, have been calculated based upon the weighted average number of common shares outstanding after giving effect to outstanding options and warrants during the periods in which their inclusion was dilutive.

         The pro forma net income (loss) per share data has been calculated after giving effect to the income tax matters discussed more fully in Note 3.

                        COMPSCRIPT, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 1997
                                   (UNAUDITED)

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, EARNINGS PER SHARE, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact is expected to result in an increase in primary earnings per share during profitable periods. There was no impact on earnings per share relating to Statement 128 for the quarters ended March 31, 1997 and 1996.

2.       ACQUISITIONS

         During the first quarter of 1997, the Company completed three acquisitions which were accounted for as poolings of interests. A summary of each transaction follows:

         On January 10, 1997, the Company acquired Medical Services Consortium, Inc. (MSC). In connection with the transaction, the Company exchanged 1.4 million shares of the Company's Common Stock for all of the outstanding common stock of MSC. MSC is in the business of supplying prescription pharmaceuticals, consulting services and enteral and parental therapies to long-term and alternate care providers in South Florida.

         On February 28, 1997, the Company acquired Campo Medical Pharmacy, Inc. (Campo). In connection with the transaction, the Company exchanged 375,000 shares of the Company's Common Stock for all of the outstanding common stock of Campo. Campo is in the business of supplying prescriptions pharmaceuticals and consulting services to long-term and alternate care providers in Louisiana.

         On March 26, 1997, the Company acquired Hytree Pharmacy, Inc. (Hytree). In connection with the transaction, the Company exchanged 850,000 shares of the Company's Common Stock for all of the outstanding common stock of Hytree. Hytree is in the business of supplying prescription pharmaceuticals, respiratory and consulting services to long-term and alternate care providers, along with home care and sales and rentals of durable medical equipment and supplies within the Ohio market.

         The accompanying consolidated condensed financial statements for all periods presented have been restated to reflect the acquisitions. The following unaudited pro forma summary presents the separate results of operations for CompScript and the pooled entities for the three months ended March 31, 1996 and 1997. The pro forma financial information does not purport to be indicative of the results of operations that would have occurred had the transactions taken place at the beginning of the periods presented or of future results of operations.



                        COMPSCRIPT, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 1997
                                   (UNAUDITED)

                                    CompScript       MSC               Campo        Hytree      Consolidated

                                    ------------------------------------------------------------------------
Three months
Ended March 31, 1997

Total sales                        $ 5,039,531      $ 2,693,517       $768,770    $2,996,801     $11,498,619
                                   ===========      ===========       ========    ==========     ===========

Net (loss) income                  $(2,042,542)     $   253,834       $130,982    $   41,624     $(1,616,102)
                                   ===========      ===========       ========    ==========     ===========


Three months
Ended March 31, 1996

Total sales                        $ 5,040,410      $ 1,910,387       $806,987    $2,602,627     $10,360,411
                                   ===========      ===========       ========    ==========     ===========

Net (loss) income                  $   (60,075)     $   205,956       $ 77,156    $ (131,374)    $    91,663
                                   ===========      ===========       ========    ==========     ===========


3.     NOTE RECEIVABLE

         In connection with the Company's acquisition on April 26, 1996, the Company acquired marketable equity securities valued at $1,125,000. Subsequent to the acquisition, on July 26, 1996, the Company sold its 1,125,000 shares of Common Stock of QPQ Corporation ("QPQ") representing its entire marketable equity portfolio to a major shareholder of QPQ in exchange for a $1,125,000 non-recourse promissory note payable in full, including interest, on July 4, 1997. On May 16, 1997 the Company and the note holder settled all outstanding obligations of the note holder to the Company in exchange for the 1,125,000 shares of QDQ back to the Company. During the 1997 Quarter, the Company recorded an $800,000 charge against the note which has been classified as "loss on realization of note receivable" in the 1997 Quarter Statement of Operations. The Company deemed it appropriate to evaluate the collateral underlying the note, as the value of the QPQ stock declined significantly during the 1997 Quarter. Such collateral will be reevaluated in future periods based on the market value of the QPQ stock.

                        COMPSCRIPT, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 1997
                                   (UNAUDITED)

4.       INCOME TAXES

         The income tax provisions for the three month period ended March 31, 1997 and 1996, have been calculated by applying the Company's estimated effective tax rate for the years 1997 and 1996 after giving effect to the matters described in the following paragraph.

         For the three month period ended March 31, 1996, the relationship of the provision for income taxes to pre-tax income reflects the exclusion of the Subchapter S earnings of Delta Pharmacy Services, Inc. (Delta) and MSC from the tax provision computation. Concurrent with the acquisitions of Delta on May 31, 1996 and MSC on January 10, 1997, Delta and MSC converted to C corporation status and their earnings from those dates forward were included in the tax provision computation. Accordingly, the consolidated condensed statement of operations for the three months ended March 31, 1996, include pro forma adjustments for income tax expense which would have been recorded had Delta and MSC been taxable corporations and had the Company been able to file a consolidated income tax return with the pooled entities based on the tax laws in effect during the periods presented.

5.       NOTES PAYABLE

         On January 3, 1997, the Company amended its financing agreement with its primary lender to increase its revolving line-of-credit agreement to allow for borrowings up to $5 million from the $750,000 previously in effect (the New Credit Facility). The primary reason for the increase was to provide additional working capital for operations and fund the company's acquisition activity. Through March 31, 1997, the Company borrowed approximately $4.7 million under the New Credit Facility.

         The New Credit Facility is collateralized by all of the Company's accounts receivable, inventory, fixed assets and other assets, and consists of a term loan due on April 30, 1998. Interest, which is paid monthly on the credit facility, accrues at the lessor of the prime rate or the three-month London Interbank Offered Rate, plus 250 basis points. The credit facility requires the Company to maintain at all times, certain net worth, debt coverage and working capital levels, and restricts acquisitions and dispositions of property and limits additional borrowings from other lendors.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 1997
                                   (UNAUDITED)

         In connection with the New Credit Facility, on January 3, 1997, the Company also entered into a $500,000 promissory note with the same lendor, the proceeds of which were used to fund the Company's office and mail order space expansion, which was completed in the first quarter of 1997. The principle sum of the promissory note is payable in monthly installments of approximately $8,333 plus interest at 9.0% for 60 months which began on February 1, 1997. Collateral and debt covenants are the same as those of the New Credit Facility.

         On March 19, 1997, the Company entered into an additional $750,000 promissory note with its existing lender, primarily for working capital purposes. Such loan matures on July 26, 1997 and bears interest at prime. This loan is cross collateralized with all other borrowings previously discussed. In addition to the collateral previously discussed, this note is collateralized by the $325,000 note receivable recorded on the Company's consolidated balance sheet at March 31, 1997 and the collateral underlying the note receivable consisting of marketable equity securities.

6.       SHAREHOLDERS' EQUITY

         During the three months ended March 31, 1997, the Company issued 15,000 shares of Common Stock to certain consultants as consideration for services rendered in connection with the Company's acquisition of Campo. Subsequent to March 31, 1997, an additional 30,000 shares were issued to such consultants as consideration for services rendered in connection with the Company's acquisition of Hytree. Costs of $420,000 associated with the issuance of those 45,000 shares have been included in merger costs in the three month period ending March 31, 1997.

         During the period ended March 31, 1997, holders of options exercised 78,898 options resulting in the issuance of 78,898 shares of Common Stock and net proceeds to the Company of approximately $470,000.

         Subsequent to March 31, 1997, the Company received net proceeds of $1,000,000 as a result of option holders exercising 200,000 options.

              Report of Independent Certified Public Accountants

The Board of Directors
  and Shareholders
Medical Services Consortium, Inc.

We have audited the balance sheet of Medical Services Consortium, Inc. (MSC) as of December 31, 1996, and the statements of operations, shareholders' deficit and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of MSC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Services Consortium, Inc. as of December 31, 1996 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                   /s/ ERNST & YOUNG LLP
                                       -----------------
                                       Ernst & Young LLP

West Palm Beach, Florida
January 24, 1997

                        Medical Services Consortium, Inc.

                                  Balance Sheet

                                December 31, 1996

ASSETS
Current assets:
  Cash and cash equivalents                                          $  413,071
  Accounts receivable, net of allowances of $118,000                  1,691,219
  Inventory                                                             311,189
  Prepaid expenses                                                       28,420
  Current portion of notes receivable                                    25,788
                                                                     ----------
Total current assets                                                  2,469,687

Property and equipment, net                                             182,747

Other assets:
  Notes receivable, net of current portion                              192,428
  Other assets                                                           55,431
                                                                     ----------
Total assets                                                         $2,900,293
                                                                     ==========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                                   $1,434,574
  Accrued salaries and benefits                                         182,361
  Accrued expenses                                                      117,450
  Distributions payable                                                  53,560
  Current portion of capital lease obligations                           47,704
  Current portion of notes payable                                      116,600
  Current portion of notes payable to shareholders                      400,414
                                                                     ----------
Total current liabilities                                             2,352,663

Long-term debt, net of current portion:
  Capital lease obligations                                              36,004
  Notes payable                                                         332,034
  Notes payable to shareholders                                         500,000
                                                                     ----------
Total long-term debt, net of current portion                            868,038
                                                                     ----------
Total liabilities                                                     3,220,701

Shareholders' deficit:
  Common stock, $5 par value--100 shares
   authorized, 48 shares issued and                                         240
   outstanding in 1996
  Additional paid-in capital                                             99,760
  Accumulated deficit                                                  (420,408)
                                                                     ----------
Total shareholders' deficit                                            (320,408)
                                                                     ----------
Total liabilities and shareholders' deficit                          $2,900,293
                                                                     ==========

SEE ACCOMPANYING NOTES.

                        Medical Services Consortium, Inc.

                            Statements of Operations

                                                       YEAR ENDED DECEMBER 31
                                                          1996        1995
                                                       ----------------------

Sales                                                  $8,577,551  $6,558,177
Cost of sales                                           4,990,540   3,851,337
                                                       ----------------------
Gross profit                                            3,587,011   2,706,840

Selling, general and administrative expenses            2,817,653   2,687,668
Contract termination settlement                                 -     363,959
Provision for doubtful accounts                           123,283      79,289
Merger costs                                               59,000           -
                                                       ----------------------
Total operating expenses                                2,999,936   3,130,916
                                                       ----------------------
Operating income (loss)                                   587,075    (424,076)

Other:
  Interest income                                          18,362       3,179
  Interest expense                                         56,872      68,807
  Interest expense on notes payable to shareholders        70,691      52,790
                                                       ----------------------
Net income (loss)                                      $  477,874 $  (542,494)
                                                       ======================

Pro forma data (unaudited):
  Historical income (loss) before income taxes         $  477,874 $  (542,494)
  Pro forma income tax (expense) benefit                 (191,600)    193,000
                                                       ----------------------
  Pro forma net income (loss)                          $  286,274 $  (349,494)
                                                       ======================

                        Medical Services Consortium, Inc.

                       Statements of Shareholders' Deficit

                                COMMON STOCK     ADDITIONAL                  TOTAL
                             -------------------  PAID-IN   ACCUMULATED  SHAREHOLDERS'
                              SHARES    AMOUNT    CAPITAL     DEFICIT       DEFICIT
                             ---------------------------------------------------------
Balance at January 1, 1995      48       $240     $99,760   $(270,228)     $(170,228)
  Net loss                       -          -           -    (542,494)      (542,494)
                             ---------------------------------------------------------
Balance at December 31, 1995    48        240      99,760    (812,722)      (712,722)
  Net income                     -          -           -     477,874        477,874
  Distribution to
   shareholders                  -          -           -     (85,560)       (85,560)
                             ---------------------------------------------------------
Balance at December 31, 1996    48       $240     $99,760   $(420,408)     $(320,408)
                             =========================================================

SEE ACCOMPANYING NOTES.

                        Medical Services Consortium, Inc.

                            Statements of Cash Flows

                                                        YEAR ENDED DECEMBER 31
                                                           1996          1995
                                                        -----------------------
OPERATING ACTIVITIES
Net income (loss)                                       $ 477,874     $(542,494)
Adjustments to reconcile net income (loss) to net
  cash (used) provided by operating activities:
   Contract termination settlement                           --         363,959
   Depreciation and amortization of leasehold
     improvements                                          92,812        75,178
   Provision for doubtful accounts                        123,283        79,289
   Changes in operating assets and liabilities:
     Accounts receivable                                 (677,221)     (343,871)
     Inventory                                             12,529       (66,210)
     Prepaid expenses                                      30,928       (49,785)
     Other assets                                          (6,877)       19,423
     Accounts payable                                     371,932       289,813
     Accrued salaries and benefits                         81,380        42,982
     Accrued shareholders salaries                       (480,243)      294,470
     Accrued expenses                                     (27,274)       72,360
                                                        -----------------------
Net cash (used) provided by operating activities             (877)      235,114

INVESTING ACTIVITIES
Purchase of property and equipment                        (25,109)      (29,440)
Proceeds from sale of equipment                              --          15,544
Payments received on notes receivable                      21,225          --
                                                        -----------------------
Net cash used in investing activities                      (3,884)      (13,896)

FINANCING ACTIVITIES
Distribution to shareholders                              (32,000)         --
Payments on capital lease obligations                     (49,312)      (39,755)
Payments on notes payable                                (115,382)      (88,107)
Proceeds from notes payable to shareholders               400,414          --
                                                        -----------------------
Net cash provided (used) by financing activities          203,720      (127,862)
                                                        -----------------------
Net increase in cash and cash equivalents                 198,959        93,356
Cash and cash equivalents at beginning of year            214,112       120,756
                                                        -----------------------
Cash and cash equivalents at end of year                $ 413,071     $ 214,112
                                                        =======================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                  $ 132,361     $ 120,027
                                                        =======================
NONCASH INVESTING AND FINANCING ACTIVITIES
Distributions payable                                   $  53,560     $    --
                                                        =======================
Conversion of accounts receivable to a note
  receivable                                            $ 239,441     $    --
                                                        =======================

Fixed assets acquired under capital lease               $  44,245     $  72,433
                                                        =======================

SEE ACCOMPANYING NOTES.

                        Medical Services Consortium, Inc.

                          Notes to Financial Statements

                                December 31, 1996

1. ORGANIZATION

Medical Services Consortium, Inc. MSC was incorporated under the laws of the State of Florida on June 29, 1992, for the purpose of supplying prescription pharmaceuticals, consulting, enteral and parental therapies, and home health care services to long-term and alternate care providers.

On January 10, 1997, MSC was acquired, in a business combination accounted for as a pooling-of-interests, by CompScript, Inc. (CompScript). In connection with the transaction, the shareholders of MSC exchanged all of MSC's outstanding common stock for 1.4 million shares of CompScript's common stock and MSC was merged into CompScript. Through December 31, 1996, MSC incurred approximately $59,000 in expenses associated with the transaction.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

MSC considers all highly liquid investments with an original maturity of three months or less, when acquired, to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value.

CONCENTRATION OF CREDIT RISK

MSC's customers are primarily long-term and alternate care providers in South Florida. MSC directly bills its customers or third-party payers, which are primarily Medicaid and private insurers. Credit is extended based on an evaluation of the customer's financial condition, and collateral is not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Depreciation of equipment and amortization of leasehold improvements is computed using the MACRS (double-declining balance) method over the estimated useful lives of the related assets, ranging from five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

                        Medical Services Consortium, Inc.

REVENUE RECOGNITION

Revenues from sales of most pharmaceuticals and all consulting services are recognized when products are shipped or services are provided. For some pharmaceuticals that are located at the customers' facilities, revenues are recognized when the product is dispensed to the patient. Revenues are recorded net of adjustments and allowances resulting from the difference between established rates for the products and services and amounts reimbursable by government-sponsored health care programs (primarily Medicaid) and private insurance carriers.

ADVERTISING COSTS

MSC expenses advertising costs as incurred. Advertising expense totaled approximately $21,000 and $8,000 in 1996 and 1995, respectively.

INCOME TAXES

MSC is taxed under the provisions of Subchapter S of the Internal Revenue Code, which generally provides that in lieu of corporate taxes, the shareholders shall be taxed on MSC's taxable income in accordance with their ownership interests. As a result, the accompanying financial statements include no provision for income taxes.

As a result of the acquisition of MSC by CompScript, MSC will no longer qualify as a Subchapter S corporation and will be subject to corporate income taxes. Accordingly, for informational purposes, the statements of operations include pro forma adjustments (unaudited) for income tax expense which would have been recorded if MSC had been a taxable corporation, based on the laws in effect during those periods.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                        Medical Services Consortium, Inc.

3. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1996 consists of the following:

       Furniture and equipment                                $225,047
       Equipment under capital leases                          201,350
       Leasehold improvements                                   31,686
                                                              --------
                                                               458,083
       Less accumulated depreciation                          (275,336)
                                                              ========
                                                              $182,747
                                                              ========

4. NOTES PAYABLE

Notes Payable consist of the following:

       $300,000 revolving credit arrangement with a bank,
         interest at prime plus 2.00% (10.25% at
         December 31, 1996), collateralized by
         substantially all of the assets of MSC.
         Monthly payments of $3,572 plus accrued interest
         are payable monthly, with a final balloon
         payment of $89,252, plus accrued interest due on
         September 1, 2000.                                   $239,276
       $300,000 unsecured promissory note, interest at
         prime plus 1.00% (9.25% at December 31, 1996),
         principal and interest payable monthly through
         August 1, 1998.                                       209,358
                                                              --------
                                                               448,634
       Less current portion                                   (116,600)
                                                              --------
                                                              $332,034
                                                              ========

In July 1995, MSC entered into the $300,000 unsecured note payable in connection with a settlement agreed to upon the early termination of a prior contract with business consultants to provide sales and marketing services to MSC. In connection with the settlement, approximately $364,000, including the forgiveness of a $64,000 account receivable from an affiliate of the business consultants, has been recorded as contract termination settlement expense in the 1995 statement of operations. On January 15, 1997, CompScript paid the outstanding balance on this note payable.

                        Medical Services Consortium, Inc.

On January 3, 1997, MSC entered into a new credit arrangement (New Credit Arrangement) with a bank which contains a line-of-credit facility and a term loan. The line-of-credit facility and term loan mature on January 3, 1998, are collateralized by substantially all of the assets of MSC and permit borrowings up to $500,000 and $200,000, respectively. Interest on the line of credit is payable monthly at prime plus 1%, with the entire principal due at maturity. Interest on the term loan is payable monthly at a fixed interest rate of 9.5%. Principle payments of $4,200 are due monthly with the remaining outstanding balance due on January 3, 1998. On January 3, 1997, MSC borrowed $150,000 on the New Credit Arrangement and transferred the existing balance of MSC's previous revolving credit arrangement to the New Credit Arrangement. On January 10, 1997, CompScript paid the outstanding balance on this New Credit Arrangement.

Notes payable mature as follows:

       1997                                                   $116,600
       1998                                                    178,486
       1999                                                     42,864
       2000                                                    110,684
                                                              --------
                                                              $448,634
                                                              ========

5. NOTES PAYABLE TO SHAREHOLDERS

Notes payable to shareholders consist of the following:

       $300,000 promissory note payable to a director and shareholder, interest at prime plus 6.00% (14.25% at December 31, 1996), collateralized by the accounts receivable of MSC. Interest is due monthly through
         January 1, 2001 and principal is due on January 1, 2001.                    $300,000
       $200,000 unsecured promissory note payable to a director and shareholder, interest at a fixed rate of 8%. Interest is due monthly through January
         1, 2001 and principal is due on January 1, 2001.                             200,000
       $400,414 unsecured promissory notes payable to certain officers and shareholders of MSC, interest at a fixed rate of 7%.
         Interest is due monthly through December 31, 1997 and principal is due
         on December 31, 1997.                                                        400,000
                                                                                     --------
                                                                                      900,414
       Less current portion                                                          (400,414)
                                                                                     --------
                                                                                     $500,000
                                                                                     ========

                        Medical Services Consortium, Inc.

Notes payable to shareholders mature as follows:

       1997                                                   $400,414
       2001                                                    500,000
                                                              --------
                                                              $900,414
                                                              ========

6. FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by MSC in estimating its fair value disclosures for financial instruments:

CASH AND CASH EQUIVALENTS: The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

NOTE RECEIVABLE: The fair value of MSC's note receivable from a customer is estimated using discounted cash flow analysis, based on discount rates at which similar notes would be made under current conditions, commensurate with the credit and interest rate risks involved.

NOTES PAYABLE: The fair values of MSC's notes payable are estimated using discounted cash flow analysis, based on MSC's current incremental borrowing rates for similar types of borrowing arrangements.

The carrying amounts and fair values of MSC's financial instruments at December 31, 1996 are as follows:

                                                  CARRYING     FAIR
                                                   AMOUNT      VALUE
                                                  --------------------

       Note receivable                            $218,216    $218,216
       Notes payable                               448,634     453,909
       Notes payable to shareholders               900,414     941,213

                        Medical Services Consortium, Inc.

7. CAPITAL LEASES

The Company leases certain equipment under long-term capital leases. Future obligations are as follows:

       Year ending December 31,

         1997                                                $  60,630
         1998                                                   34,552
         1999                                                   11,895
                                                             ---------
                                                               107,077
       Less interest                                           (23,369)
                                                             ---------
                                                                83,708
       Less current portion                                    (47,704)
                                                             ---------
                                                             $  36,004
                                                             =========

8. SHAREHOLDERS' DEFICIT

Effective June 28, 1996, the Board of Directors of MSC declared a 12-for-5 stock split. The accompanying financial statements have been retroactively restated to reflect this stock split as of January 1, 1995.

During 1996, the Board of Directors declared a $85,560 distribution to shareholders, of which $32,000 was paid prior to December 31, 1996. The remaining balance of $53,560 is shown as distributions payable on the balance sheet.

9. LEASE COMMITMENTS

MSC has various operating leases, primarily relating to office and warehouse facilities. The leases have various renewal options and escalation clauses as defined in the lease agreements. Total rent expense for the years ended December 31, 1996 and 1995 amounted to $80,714 and $69,867 , respectively.

Approximate future minimum annual rentals under noncancelable operating leases with initial or remaining terms in excess of one year are:

       1997                                                   $178,597
       1998                                                    180,827
       1999                                                    136,731
       2000                                                    140,594
       2001                                                    146,218
                                                              --------
                                                              $782,967
                                                              ========

                        Medical Services Consortium, Inc.

10. PROFIT SHARING PLAN

Effective January 1, 1995, MSC established the Medical Services Consortium, Inc. 401(k) Plan (the Plan), a deferred profit sharing savings plan that covers all employees of MSC that are at least 21 years old and who have been employed by MSC at least 6 months. Under the Plan, participating employees may defer up to 15% of their pre-tax salary before reduction each year. MSC may make contributions to the Plan at MSC's discretion. Contributions vest over a six year period. MSC did not make any contributions to the Plan for the fiscal years ended December 31, 1996 and 1995.

                     Report of Certified Public Accountants

Shareholders of Hytree Pharmacy, Inc.

We have audited the accompanying balance sheets of Hytree Pharmacy, Inc. (Hytree) as of March 31 and December 31, 1996, and the related statements of income and retained earnings, and cash flows for the year ended March 31, 1996 and for the period from April 1, 1996 to December 31, 1996. These financial statements are the responsibility of the Hytree's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hytree Pharmacy, Inc. at March 31, 1996 and December 31, 1996, and the results of its operations and its cash flows for the year ended March 31, 1996 and for the period from April 1, 1996 to December 31, 1996, in conformity with generally accepted accounting principles.

                                   /s/ ERNST & YOUNG LLP
                                       -----------------
                                       Ernst & Young LLP


March 14, 1997



                              Hytree Pharmacy, Inc.

                                 Balance Sheets

                                                                           MARCH 31,     DECEMBER 31,
                                                                             1996            1996
                                                                           ---------------------------
ASSETS
Current assets:
   Cash                                                                    $        300   $      4,341
   Accounts receivable, less allowance for doubtful accounts
     of $30,000                                                               1,713,841      2,185,941
   Inventories                                                                  715,476        952,455
   Income tax receivable                                                         11,500
   Prepaid expenses                                                              10,800         10,050
   Deferred taxes                                                                52,100         49,300
                                                                           ---------------------------
                                                                              2,504,017      3,202,087

Property and equipment, at cost:
   Furniture and fixtures                                                       195,172        198,484
   Medical equipment                                                            124,420        137,109
   Rental equipment                                                             499,151        627,560
   Office equipment                                                             204,053        222,756
   Leasehold improvements                                                         7,020         10,665
                                                                           ---------------------------
                                                                              1,029,816      1,196,574
   Less:  Accumulated depreciation and amortization                             603,687        704,860
                                                                           ---------------------------
                                                                                426,129        491,714

Other assets:
   Deposits                                                                       2,590          2,590
   Cash surrender value of officer's life insurance                              16,280
                                                                           ---------------------------
                                                                                 18,870          2,590
                                                                           ---------------------------
TOTAL ASSETS                                                               $  2,949,016   $  3,696,391
                                                                           ===========================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                        $    663,311   $    577,394
   Income tax payable                                                                          214,000
   Accrued payroll and related expenses                                         208,726        372,638
   Notes payable--shareholders                                                   467,724       215,723
   Current portion of long-term debt                                             60,386         67,668
                                                                           ---------------------------
                                                                              1,400,147      1,447,423

Long-term debt                                                                  574,728        997,279

Deferred taxes                                                                   29,900         35,100

Shareholders' equity:
   Common stock, no par value, 250 shares authorized;
     150 shares issued and outstanding                                          263,860        263,860
   Nonvoting common stock,  no par value, 50 shares authorized;
     .75 shares issued and outstanding                                           90,000         90,000
   Retained earnings                                                            590,381        862,729
                                                                           ---------------------------
                                                                                944,241      1,216,589
                                                                           ---------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                 $  2,949,016   $  3,696,391
                                                                           ===========================

SEE ACCOMPANYING NOTES.



                              Hytree Pharmacy, Inc.

                   Statements of Income and Retained Earnings

                                                                                        APRIL 1, 1996
                                                                      YEAR ENDED              TO
                                                                       MARCH 31,         DECEMBER 31,
                                                                         1996                1996
                                                                     ----------------------------------
Net revenues                                                         $   10,004,455      $    8,305,142
Cost of revenues                                                          5,482,335           4,368,982
                                                                     ----------------------------------
Gross profit                                                              4,522,120           3,936,160
Selling, general and administrative expenses                              4,218,470           3,368,034
Interest expense                                                             90,210              94,285
Other expense (income)                                                       16,731             (10,507)
                                                                     ----------------------------------
Income before income taxes                                                  196,709             484,348
Provision for income taxes                                                   86,000             212,000
                                                                     ----------------------------------
Net income                                                                  110,709             272,348
Retained earnings--beginning of period                                      479,672             590,381
                                                                     ----------------------------------

Retained earnings--end of period                                      $     590,381      $      862,729
                                                                     ==================================


SEE ACCOMPANYING NOTES.



                              Hytree Pharmacy, Inc.

                             Statement of Cash Flows

                                                                                           APRIL 1, 1996
                                                                           YEAR ENDED            TO
                                                                            MARCH 31,       DECEMBER 31,
                                                                              1996              1996
                                                                           ------------------------------
OPERATING ACTIVITIES
Net income                                                                 $    110,709      $    272,348
Noncash items included in income:
   Depreciation and amortization                                                130,644           101,517
   Loss on abandoned leasehold improvements                                      37,506
   Stock compensation expense                                                    90,000
   Deferred taxes                                                                79,800             8,000
   Provision for bad debts                                                       82,470            61,840
   Increase (decrease) in cash caused by changes in current items:
     Accounts receivable                                                       (595,035)         (533,940)
     Inventories                                                               (159,593)         (236,979)
     Prepaid expenses                                                             7,046               750
     Accounts payable                                                           171,294           (85,917)
     Other current liabilities                                                  (22,211)          389,412
                                                                           ------------------------------
Net cash used in operating activities                                           (67,370)          (22,969)

INVESTING ACTIVITIES
Change in other assets                                                           (6,065)           16,280
Acquisition of property and equipment                                           (93,017)         (167,102)
                                                                           ------------------------------
Net cash used in investing activities                                           (99,082)         (150,822)

FINANCING ACTIVITIES
Borrowings on long-term debt                                                  3,718,896         2,647,113
Increase in notes payable to shareholders                                       446,441
Notes payable to shareholders                                                  (292,842)         (252,001)
Repayment of long-term debt                                                  (3,791,021)       (2,217,280)
                                                                           ------------------------------
Net cash provided by financing activities                                        81,474           177,832
                                                                           ------------------------------
Net (decrease) increase in cash                                                 (84,978)            4,041
Cash--beginning of year                                                          85,278               300
                                                                           ------------------------------
CASH--END OF YEAR                                                          $        300      $      4,341
                                                                           ==============================
NONCASH INVESTING AND FINANCING ACTIVITY
Acquisition of property and equipment under capital lease                  $     43,711      $        -0-
                                                                           ==============================

SUPPLEMENTAL INFORMATION
Interest paid                                                              $     90,210      $    94,285
                                                                           ==============================

Income taxes paid                                                          $     78,506      $        -0-
                                                                           ==============================


SEE ACCOMPANYING NOTES.

                              Hytree Pharmacy, Inc.

                        Notes to the Financial Statements

                  For the Year Ended March 31, 1996 and for the
                 Period from April 1, 1996 to December 31, 1996


A.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Hytree provides pharmacy services for nursing homes and homebound patients, sells and rents medical equipment and supplies, and operates retail pharmacies, all in Northeast Ohio.

In March of 1997 CompScript, Inc. (CompScript) announced its intent to exchange CompScript common stock for all of the outstanding stock of Hytree Pharmacy, Inc. The business combination will be accounted for as a pooling of interests.

REVENUE RECOGNITION

Revenue is recognized when products or services are provided to the customer. A significant portion of Hytree's revenues from sales of pharmaceutical and medical products are reimbursable from third-party payors (principally Medicaid and Medicare). Hytree monitors its receivables from these reimbursement sources under policies established by management and reports such revenues at the net realizable amount expected to be received.

ACCOUNTS RECEIVABLE

On average, approximately 52% of accounts receivable are due from third party payors, 37% are due from nursing homes, and the remaining 11% are due from guarantors and others. An allowance for doubtful accounts is provided for the estimated losses that will be incurred in the collection of outstanding accounts receivable balances. Estimated losses are based on a review of the current status of outstanding accounts receivable balances and historical collection experiences.

INVENTORIES

Inventories, consisting of pharmaceuticals, medical equipment and supplies, are stated at the lower of cost (first in, first out method) or market.

                             Hytree Pharmacy, Inc.
                    Notes to Financial Statements - Continued


A.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

PROPERTY AND EQUIPMENT

Property and equipment is depreciated or amortized using the straight-line and declining balance methods over the estimated useful lives of the assets as follows:

      Furniture and fixtures                          5-7 years
      Medical and rental equipment                      7 years
      Office equipment                                5-7 years
      Leasehold improvements                           10 years

At December 31, 1996, property and equipment included assets held under capital leases at an aggregate cost of $169,248, with related accumulated amortization of $57,381. Amortization of equipment under capital leases is included in depreciation expense.

INCOME TAXES

Hytree follows Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. This accounting standard requires that the liability method be used in accounting for income taxes. Under this accounting method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that apply in the periods in which the deferred tax asset or liability is expected to be realized or settled.

USE OF ACCOUNTING ESTIMATES

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from the estimates that were used.

ADVERTISING COSTS

Hytree expenses advertising costs as incurred. Advertising costs for the year ended March 31, 1996 and for the period from April 1, 1996 to December 31, 1996 amounted to $13,386 and $12,905, respectively.

                              Hytree Pharmacy, Inc.
                    Notes to Financial Statements - Continued



B.     NOTES PAYABLE--SHAREHOLDERS

Notes payable--shareholders consist of unsecured demand borrowings bearing interest at 12% and payable to shareholders of Hytree. These notes are subordinate to the line of credit borrowings (see Note C). Interest paid to the shareholders for the year ended March 31, 1996 and for the period from April 1, 1996 to December 31, 1996 was $18,162 and $30,676, respectively.

In addition, accrued payroll and related expenses includes $6,000 and $349,276 at March 31, 1996 and December 31, 1996, respectively, owed to shareholders of Hytree.

C.     DEBT

At December 31, 1996, long-term debt consisted of the following:

Various capital lease agreements due in monthly
   installments through October, 1999 at interest rates
   ranging from 9.25% to 19.3%                                   $      100,633

Note payable to a related individual in monthly
   installments of $1,000 through May 1997                                4,515

Note payable under a $1,000,000 line of credit arrangement,
   including interest at (OMEGA)% above the bank's prime rate
   (prime--8.25% at December 31, 1996), collateralized by
   substantially all assets of Hytree and guaranteed
   by the shareholders of Hytree                                        959,799
                                                                 --------------
                                                                      1,064,947
Less:  Current portion                                                   67,668

                                                                 --------------

Long-term portion                                                $      997,279
                                                                 ==============

Future maturities of long-term debt are as follows: 1997--$67,668; 1998--$984,510 and 1999--$12,769.

                              Hytree Pharmacy, Inc.
                    Notes to Financial Statements - Continued


D.     INCOME TAX EXPENSE


Income tax expense (benefit) for the year ended March 31, 1996 and for the period from April 1, 1996 to December 31, 1996 consists of:

                                                                   APRIL 1, 1996 TO
                    YEAR ENDED MARCH 31, 1996                      DECEMBER 31, 1996
             ------------------------------------------ ---------------------------------------
                CURRENT      DEFERRED       TOTAL         CURRENT      DEFERRED       TOTAL
             ----------------------------------------------------------------------------------
Federal        $   5,200     $   67,800    $   73,000    $   173,400  $     6,800   $   180,200
State              1,000         12,000        13,000         30,600        1,200        31,800
             ----------------------------------------------------------------------------------

               $   6,200     $   79,800    $   86,000    $   204,000  $     8,000   $   212,000
             ==================================================================================

Hytree's deferred income tax asset is due primarily to the temporary effects of accrued compensation, allowance for doubtful accounts and inventory obsolescence reserve offset by accelerated tax depreciation.

The difference between the statutory federal income tax rate of 34% and the effective income tax rate is due to state income taxes, net of federal benefit.

E.     OPERATING LEASES

Minimum annual rentals under non-cancelable lease obligations, including amounts due to a related party, are as follows:

1997                                     $    157,920
1998                                          157,920
1999                                          157,920
2000                                           99,120
2001                                           14,160
                                         ------------

                                         $    587,040
                                         ============

                              Hytree Pharmacy, Inc.
                    Notes to Financial Statements - Continued

E.     OPERATING LEASES--CONTINUED

Hytree also leases medical equipment, automobiles and delivery equipment under month-to-month cancellable agreements from BDB Leasing. Monthly lease payments approximate $22,400.

F.     COMMITMENTS AND RELATED PARTY TRANSACTIONS

Total rent and lease expense for the year ended March 31, 1996 was $511,000, of which $358,677 was incurred to related parties. Total rent and lease expense for the period from April 1, 1996 to December 31, 1996 was $396,492, of which $312,065 was incurred to related parties.

G.     STOCK BONUS AGREEMENT

Effective February 1, 1996, Hytree entered into a stock bonus agreement (Agreement) with an employee granting the employee up to a two percent non-voting interest in Hytree. Compensation expense of $90,000 was recorded in the year ended March 31, 1996 in connection with the Agreement.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Representative. Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create an implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

TABLE OF CONTENTS

                                                          PAGE
                                                          ----
Prospectus Summary..........................................1
Risk Factors................................................7
The Exchange Offer.........................................13
Comparison of Common Stock
  and Minority Intersts....................................19
Comparison of Shareholder Rights...........................20
Indemnification Against
  Securities Act Liabilities...............................24
Certain Federal Income Tax Considerations..................24
Capitalization.............................................25
Dividends on and Market Price for
  the Company's Common Stock...............................26
Management's Discussion and
  Analysis or Plan of Operations...........................27
The Business...............................................34
Management.................................................52
Conflicts of Interest......................................60
Description of Company  Securities.........................61
Legal Matters..............................................62
Experts....................................................62
Index to Financial Information.............................63

Until _________, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                COMPSCRIPT, INC.

                                662,341 Shares of
                                  Common Stock

                                  ------------

                                   PROSPECTUS

                               -------------------



                                 --------------

                                     , 1997

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

         The Articles of Incorporation and Bylaws of the Company require the Company to indemnify its Directors and officers to the fullest extent permitted by the Business Corporation Act of the State of Florida.


ITEM 21.  EXHIBITS.

A.  EXHIBIT NO.          DESCRIPTION OF EXHIBIT
         3.1             CompScript's Articles of Incorporation (1)
         3.2             Amendments to CompScript's Articles of Incorporation dated April 24, 1996,
                         1996 and July 3, 1996 (3.2)(2)
         3.3             CompScript's Bylaws(1)
         4.1             Form of CompScript's Common Stock Certificate (3)
         10.1            CompScript 1996 Stock Option Plan (4)
         10.2            Share Exchange Agreement, dated February 29, 1996, among Capital Brands,
                         CompScript, Inc. and certain shareholders of CompScript, Inc. (10.1)(5)
         10.3            Employment Agreement dated August 19, 1996 between CompScript and
                         Brian A. Kahan (10.3)(2)
         10.4            Stock Purchase Agreement dated May 31, 1996 between CompScript and the
                         Shareholders of Delta Pharmacy Services, Inc. (10.1)(6)
         10.5            Stock Purchase Agreement dated August 19, 1996 between CompScript and the Shareholders of SecurX, Inc.(10.1)(7)
         10.6            Stock Purchase Agreement dated January 10, 1997 between CompScript and the Shareholders of Medical Services Consortium, Inc. (8)
         10.8            Employment Agreement dated June 19, 1996 between CompScript and
                         Robert J. Gardner(9)
         10.10           Revolving Loan Agreement dated January 3, 1997 between CompScript and
                         SunTrust Bank South Florida N.A.(9)
         10.11           Independent Consulting Agreement dated January 9, 1997 between
                         Compscript, Gerard Altieri, Ronald J. Reith and Comprehensive Formulary
                         Management(9)
         10.12           Management Consulting Agreement dated October, 1996 between
                         Compscript and Shulman & Associates, Inc.(4.1)(10)
         10.13           Merger Agreement dated March 26, 1997 between Compscript, Compscript
                         Acquisition Subsidiary, Hytree Pharmacy, Inc. and the shareholders of
                         Hytree Pharmacy, Inc. (10.1) (11)
         22.1            CompScript's Subsidiaries(9)
         23.1            Consent of Independent Certified Public Accountants

-------------------------------------------------------------------------------
         (1) Incorporated by reference to the exhibit of the same number filed with CompScript's Form 8-B dated September 2, 1994.
         (2) Incorporated by reference to the exhibit of the number indicated filed with CompScript's Transition Report on 10-K for the transition period from September 30, 1995 to December 31, 1995.
         (3) Incorporated by reference to the exhibit of the same number filed with CompScript's Form 10-KSB for the year ended December 31, 1994.

         (4) Incorporated by reference to Appendix B of CompScript's Proxy Statement for the year ended December 31, 1995.
         (5) Incorporated by reference to the exhibit of the number indicated filed with CompScript's Form 8-K dated March 14, 1996.
         (6) Incorporated by reference to the exhibit of the number indicated filed with CompScript's 8-K dated June 14 , 1996.
         (7) Incorporated by reference to the exhibit of the number indicated filed with CompScript's 8-K dated August 30, 1996.
         (8) Incorporated by reference to the exhibit of the number indicated filed with CompScript's 8-K dated January 10, 1997.
         (9) Incorporated by reference to the exhibit of the same number filed with CompScript's Form 10-KSB for the year ended December 31, 1996.
         (10) Incorporated by reference to the exhibit of the number indicated filed with CompScript's Registration Statement Form S-8 dated December 24, 1996.
         (11) Incorporated by reference to the exhibit of the number indicated filed with Compscript's 8-K dated March 26, 1997.

B.  FINANCIAL STATEMENT SCHEDULES

ITEM 22.  UNDERTAKINGS.

         Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to respect to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form,
within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant being duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, state of Florida, on this 23rd day of July, 1997.

                            COMPSCRIPT, INC.

                            By: /S/ BRIAN A. KAHAN
                                ------------------------------
                                Brian A. Kahan, President
                                and Chief Executive Officer

                            By: /S/ JUAN C. COCUY
                                -------------------------------
                                Juan C. Cocuy, Chief Financial
                                Officer (Principal Financial and
                                Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURES                                  TITLE                            DATE
         ----------                                  -----                            ----
 /S/ BRIAN A. KAHAN                         Chairman of the Board,                   July 23, 1997
--------------------------                  President, Chief
Brian A. Kahan                              Executive Officer and
                                            Director (Principal
                                            Executive Officer)

/S/ ROBERT J. GARDNER                       Vice President and Director              July 23, 1997
--------------------------
Robert J. Gardner

/S/ PAUL E. HEIMBERG                        Director                                 July 23, 1997
--------------------------
Paul E. Heimberg

/S/ ROBERT EDELHEIT                         Director                                 July 23, 1997
--------------------------
Robert Edelheit

/S/ MALCOLM LEONARD                         Director                                 July 23, 1997
--------------------------
Malcolm Leonard

                                 EXHIBIT INDEX

EXHIBIT
-------

23.1     Consent of Independent Certified Public Accountants.